          AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 7, 2001

                                                                PRELIMINARY COPY

------------------------------------------------------------------------------


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]   Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-12

                             TREMONT ADVISERS, INC.
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)
 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies: (a) Class A Common Stock, par value $0.01 per share, of Tremont Advisers, Inc. and (b) Class B Common Stock, par value $0.01 per share, of Tremont Advisers, Inc.

      (2) Aggregate number of securities to which transaction applies: (a) 1,730,430 shares of Class A Common Stock, par value $0.01 per share, of Tremont Advisers, Inc.; (b) 5,254,258 shares of Class B Common Stock, par value $0.01 per share, of Tremont Advisers, Inc.; and (c) 1,047,944 shares underlying outstanding options to purchase shares of the capital stock of Tremont Advisers, Inc.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the sum of (a) the product obtained by multiplying (x) 6,984,688 (the aggregate number of shares of Class A and Class B Common Stock of Tremont Advisers, Inc. to which this transaction applies) and (y) the merger consideration of $19.00 per share in cash, and (b) the product obtained by multiplying (x) 1,047,944 (the aggregate number of outstanding options to purchase shares of common stock of Tremont Advisers, Inc.) and (y) the difference between $19.00 per share and the exercise price per share of each of the 1,047,944 options to purchase shares of the common stock of Tremont Advisers, Inc. In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.

      (4)   Proposed maximum aggregate value of transaction: $145.3 million.

      (5)   Total fee paid: $29,060.00.

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing Party:

      (4)   Date Filed:

                                                                PRELIMINARY COPY


                                     [LOGO]

                             TREMONT ADVISERS, INC.
                            555 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580

                         SPECIAL MEETING OF STOCKHOLDERS
                  MERGER PROPOSED - YOUR VOTE IS VERY IMPORTANT


                                                        August __, 2001

Dear Tremont Stockholder:

      On behalf of the board of directors of Tremont Advisers, Inc. ("Tremont"), I cordially invite you to attend the special meeting of the stockholders of Tremont to be held at 11:00 a.m. on September 25, 2001, at our offices at 555 Theodore Fremd Avenue, Rye, New York 10580.

      At the special meeting, we will ask you to adopt the merger agreement that was entered into on July 10, 2001 with Oppenheimer Acquisition Corp. ("Oppenheimer") pursuant to which Tremont will be merged with a wholly-owned subsidiary of Oppenheimer. If we complete the merger, you will receive $19.00 in cash (subject to a possible upward or downward adjustment) for each share of Tremont common stock you own and Tremont will become a 100% wholly-owned subsidiary of Oppenheimer. The $19.00 per share being paid in the merger represents a significant premium over the market price for our shares prevailing before there was public speculation that we were pursuing a potential transaction.

      We cannot complete the merger unless the conditions to closing are satisfied or waived, including the adoption of the merger agreement by holders of shares of Tremont common stock representing a majority of the voting power of Tremont, the obtaining of consents from a certain percentage of investment advisory clients of our subsidiaries, and the satisfaction of various regulatory requirements and of certain other conditions that are described in the proxy statement. We believe that the requisite conditions can be satisfied on or before September 25, 2001 and, assuming the merger agreement is adopted by the holders of shares of Tremont common stock representing a majority of the voting power of Tremont, that the transaction will be consummated promptly thereafter, although Oppenheimer has the ability to postpone consummation of the transaction to October 1, 2001 in the event that we successfully satisfy these conditions prior to October 1, 2001. Shares of Tremont common stock representing in excess of approximately 37% of the voting power of Tremont have been committed to be voted in favor of adopting the merger agreement. However, we cannot assure you that the requisite regulatory requirements will be satisfied or, if satisfied, when they will be satisfied.

      The board of directors carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the terms of the merger agreement and the merger itself are advisable and are fair to, and in the best interests of, Tremont and its stockholders. In making this determination, the board of directors considered, among other things, an opinion of our financial advisor, Putnam Lovell Securities, Inc., to the effect that, as of the date of the merger agreement and based upon and subject to the factors and assumptions explained to the board of directors and set forth in the opinion, the cash consideration to be received by you in the merger is fair from a financial point of view.

      THE BOARD OF DIRECTORS OF TREMONT, BASED ON ITS DETERMINATION THAT THE MERGER AGREEMENT AND THE MERGER ITSELF ARE ADVISABLE AND ARE FAIR TO, AND IN THE BEST INTERESTS OF, TREMONT AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

      The attached notice of special meeting and proxy statement explain the proposed merger and the merger agreement and provide specific information concerning the special meeting. Please read these materials (including appendices) carefully.

      YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing, signing, dating and promptly returning the enclosed proxy card to us at the address set forth in the proxy statement. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

      If you have any questions or need assistance with the voting procedures, please call James McCormick, our proxy solicitor, or Stephen Clayton in our investor relations department, at (914) 925-1140.

                                          ------------------------------
                                          Sandra L. Manzke
                                          Chairman of the Board and
                                          Co-Chief Executive Officer


This proxy statement is dated August __, 2001 and was first mailed to Tremont stockholders on or about August __,2001.

                             TREMONT ADVISERS, INC.
                            555 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2001

                                  ------------


To the Stockholders of Tremont Advisers, Inc.:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Tremont Advisers, Inc. will be held on September 25, 2001, at 11:00 a.m., local time, at our offices at 555 Theodore Fremd Avenue, Rye, New York 10580, for the purpose of considering and voting upon a proposal to adopt an Agreement and Plan of Merger, dated as of July 10, 2001, among Oppenheimer Acquisition Corp., Joshua Acquisition Corp., and Tremont Advisers, Inc., as described in the attached proxy statement. No other matters, except upon appropriate motion of a stockholder vote to adjourn the special meeting, may be brought before the special meeting.

      The merger agreement and the merger are described in the attached proxy statement, and a proxy card for voting on the adoption of the merger agreement is enclosed.

      The Tremont Advisers, Inc. board of directors has fixed the close of business on August 6, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the meeting. A list of stockholders entitled to vote at the special meeting will be available for examination at Tremont Advisers, Inc.'s principal offices, during ordinary business hours, from August __, 2001 until the meeting.

      If you do not vote to adopt the merger agreement and you follow the procedural requirements of the Delaware General Corporation Law, you may receive the fair cash value of your shares as appraised by the Delaware Court of Chancery. See "Special Factors -- Appraisal Rights of Stockholders" in the attached proxy statement.

      You should not send any certificates representing Tremont Advisers, Inc. shares with your proxy card.

      Whether or not you plan to attend the special meeting, you should complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the meeting. If you attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                    BY ORDER OF THE BOARD OF DIRECTORS,



                                    Suzanne S. Hammond
                                    Secretary
Dated: August __, 2001

                                TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER......................................       1

SUMMARY.....................................................................       4
      The Parties...........................................................       4
      The Special Meeting of Stockholders...................................       4
      The Merger and the Merger Agreement...................................       6
      Certain U.S. Federal Income Tax Consequences..........................       8
      Opinion of our Financial Advisor......................................       8
      Stockholders Agreement................................................       9
      Interests of Certain Persons in the Merger............................       9
      Additional Information................................................       9

PARTIES TO THE MERGER.......................................................      10

SPECIAL MEETING OF STOCKHOLDERS.............................................      10
      Date, Time and Place of the Special Meeting...........................      10
      Purpose of the Special Meeting........................................      10
      Recommendation of our Board of Directors..............................      11
      Record Date; Quorum; Outstanding Common Stock Entitled to Vote........      11
      Voting Rights.........................................................      11
      Voting and Revocation of Proxies......................................      11
      Solicitation of Proxies...............................................      12
      Other Matters.........................................................      12

PAYMENT OF CASH MERGER CONSIDERATION........................................      12

SPECIAL FACTORS.............................................................      13
      Background of the Merger..............................................      13
      Purpose of the Merger; Certain Effects of the Merger..................      17
      Recommendation of our Board of Directors; Reasons for the Merger......      18
      Opinion of Our Financial Advisor......................................      19
      Interests of Certain Persons in the Merger............................      25
      Merger Financing; Source of Funds.....................................      30
      Certain U.S. Federal Income Tax Consequences..........................      30
      Accounting Treatment..................................................      31
      Appraisal Rights of Stockholders......................................      31
      Stockholders Agreement................................................      33

THE MERGER AGREEMENT........................................................      35
      The Merger............................................................      35
      Representations and Warranties........................................      38
      Covenants Relating to Conduct of Business.............................      40
      Conditions Precedent to the Merger....................................      47
      Termination...........................................................      48
      Termination Fee.......................................................      50
      Amendment and Waiver..................................................      50

REGULATORY APPROVALS........................................................      50

DIRECTORS AND MANAGEMENT....................................................      51

PRICE RANGE OF STOCK AND DIVIDENDS..........................................      52

SECURITY OWNERSHIP OF CERTAIN
      BENEFICIAL OWNERS AND MANAGEMENT......................................      53

CAUTIONARY STATEMENT CONCERNING
      FORWARD-LOOKING STATEMENTS............................................      56

FUTURE STOCKHOLDER PROPOSALS................................................      57

WHERE YOU CAN FIND MORE INFORMATION.........................................      57

APPENDIX A:  AGREEMENT AND PLAN OF MERGER..................................      A-1

APPENDIX B:  OPINION OF PUTNAM LOVELL SECURITIES, INC......................      B-1

APPENDIX C:  SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW...........      C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


WHAT WILL I RECEIVE IN THE MERGER?

      If the merger is consummated, you will receive $19.00 per share for each share of common stock you own in Tremont, without inter est, subject to possible upward or downward adjustment.

UNDER WHAT CIRCUMSTANCES COULD I RECEIVE MORE OR LESS THAN $19.00 PER SHARE?

      You will receive more or less than $19.00 per share in the event that our tangible net worth shown on our balance sheet as of the end of the most recent month-end not less than fifteen business days prior to the consummation of the merger is less than $13,170,290 or more than $15,170,290.

- To the extent that our tangible net worth is less than $13,170,290, the amount you receive per share will be reduced by an amount determined by dividing the amount of the difference by the total number of shares and options to buy shares currently outstanding.

- To the extent that our tangible net worth is greater than $15,170,290, the amount you receive per share will be increased by an amount determined by dividing the amount of the difference by the total number of shares and options to buy shares currently outstanding.

      For this purpose, tangible net worth means the excess of stockholders' equity over the sum of goodwill (net of amortization) and investments in joint ventures, not counting our expenses incurred in connection with the merger.

WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO ME?

      In general, upon conversion of your Tremont shares into cash pursuant to the merger, you will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received and your adjusted tax basis in your Tremont shares. Provided you hold your Tremont common stock as a capital asset, that gain or loss will generally be capital gain or loss.

WHAT VOTE OF STOCKHOLDERS IS REQUIRED TO CONSUMMATE THE MERGER?

      A majority of the votes cast at the meeting of the holders of shares of our Class A common stock and our Class B common stock outstanding on the record date, voting together as a single class, must be cast FOR the adoption of the merger agreement in order for the merger to be consummated. Each share of our Class A common stock is entitled to four votes. Each share of our Class B common stock is entitled to one vote.

      Shares of Tremont common stock representing approximately 37% of the voting power of Tremont have been committed to be voted in favor of adopting the merger agreement.

WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

      Our board of directors has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to you, and in your best interests, and recommends that you vote FOR the adoption of the merger agreement. In making these recommendations our board of directors took into account the opinion of our financial advisor, Putnam Lovell Securities, Inc., stating that, as of July 10, 2001, and based upon and subject to the factors and assumptions set forth in their opinion, the cash consideration to be received by you is fair to you from a financial point of view.

WHAT REGULATORY APPROVALS AND FILINGS AND THIRD-PARTY CONSENTS ARE NEEDED TO COMPLETE THE MERGER?

      Before we can complete the merger contemplated by the merger agreement, the parties will be required to:

- await the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

- obtain the consent of NASD Regulation, Inc., a subsidiary of the National Association of Securities Dealers, Inc., to the change in control of our U.S. broker-dealer subsidiary;

- obtain the consent of certain state regulators to the change in control of our U.S. broker-dealer subsidiary;

- notify certain state regulators of the change in control of our U.S. broker-dealer subsidiary;

- obtain the consent of the Ontario Securities Commission to the change in control of our Canadian subsidiary;

- obtain the consent of the U.K. Securities and Futures Authority to the change in control of our U.K. subsidiary; and

- obtain consents in accordance with the merger agreement from investment advisory clients.

WHEN DO YOU EXPECT THE TRANSACTIONS TO BE COMPLETED?

      We believe that the requisite regulatory and third-party consent and notice requirements and closing conditions can be satisfied or obtained on or before September 25, 2001 and, assuming the merger is approved by Tremont's stockholders and the other closing conditions are satisfied or waived, that the merger will be consummated promptly thereafter, although Oppenheimer has the ability to postpone consummation of the transaction to October 1, 2001 in the event that we satisfy these conditions prior to October 1, 2001. However, we cannot assure you that such requirements will be satisfied (or waived where permitted by applicable law) or, if satisfied or waived, the date by which they will be satisfied or waived.

WHEN AND WHERE IS THE SPECIAL MEETING?

      The special meeting will take place at our offices at 555 Theodore Fremd Avenue, Rye, New York 10580, on September 25, 2001, at 11:00 a.m., local time.

WHAT DO I NEED TO DO NOW?

      You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares of Tremont stock may be represented at the special meeting, even if you plan to attend the special meeting in person. Unless contrary instructions are indicated on your proxy, all of your Tremont shares represented by valid proxies will be voted FOR the adoption of the merger agreement.

      Please do not send us any of your stock certificates at this time. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

WHO CAN HELP ANSWER MY QUESTIONS?

      If you would like additional copies of this proxy statement or if you have questions about the merger agreement, the merger or the other transactions contemplated by the merger agreement, including how to complete and return your proxy card, or you would like more information about Tremont, you should call James McCormick, our proxy solicitor, or Stephen Clayton in our investor relations department, at (914) 925-1140.

                                     SUMMARY

      This summary, together with the preceding Questions and Answers About the Merger section, highlights selected information in this proxy statement and does not contain all of the information that is important to you. You should carefully read the entire proxy statement to fully understand the merger agreement. The merger agreement is attached as Appendix A to this proxy statement. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

THE PARTIES

Oppenheimer Acquisition Corp.

- Oppenheimer is incorporated under the laws of the State of Delaware. Its executive offices are located at Two World Trade Center, New York, New York 10048. Its telephone number is (212) 323-0200.

- Oppenheimer is a holding company and an indirect majority-owned subsidiary of Massachusetts Mutual Life Insurance Company, a Massachusetts domiciled mutual life insurance company. Oppenheimer is the parent of OppenheimerFunds, Inc., a leading mutual fund manager.

Tremont Advisers, Inc.

- We are incorporated under the laws of the State of Delaware. Our executive offices are located at 555 Theodore Fremd Avenue, Rye, New York 10580.
      Our telephone number is (914) 925-1140.

- Tremont is a holding company with three principal areas of business: developing and managing proprietary investment funds, providing investment advisory services and retrieving and selling information. All of Tremont's activities are conducted by its subsidiaries.

- Tremont's Class A common stock is quoted on the OTC Bulletin Board under the symbol "TMAVA", and our Class B common stock has traded on the NASDAQ SmallCap Market since February 2, 2000 under the symbol "TMAV."

Joshua Acquisition Corp.

- Joshua Acquisition Corp. was formed as a Delaware corporation on June 28, 2001 by Oppenheimer for the purpose of entering into the merger agreement. Joshua Acquisition Corp. has not engaged in any business activity other than in connection with the merger and the related transactions.

THE SPECIAL MEETING OF STOCKHOLDERS

Date, Time and Place and Matters to be Considered (page 10)

     The special meeting will be held on September 25, 2001, at 11:00 a.m., local time, at our offices at 555 Theodore Fremd Avenue, Rye, New York 10580. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement, a copy of which is attached hereto as Appendix A.

Record Date for Voting (page 11)

     The close of business on August 6, 2001 is the record date for determining holders of shares of our common stock entitled to vote at the special meeting. Each share of Class A common stock will be entitled to four votes, and each share of Class B common stock will be entitled to one vote. On the record date, there were [xxx] shares of Class A common stock and [xxx] shares of Class B common stock entitled to vote at the special meeting.

Vote Required (page 11)

     A majority of the votes cast at the meeting of the holders of shares of our Class A common stock and our Class B common stock outstanding on the record date, voting together as a single class, must be cast FOR the adoption of the merger agreement in order for the merger to be consummated. Each share of our Class A common stock is entitled to four votes. Each share of our Class B common stock is entitled to one vote.

     Shares of Tremont common stock representing approximately 37% of the voting power of Tremont have been committed to be voted FOR the adoption of the merger agreement.

The Procedures Relating to Your Vote at the Meeting; Appraisal Rights (pages 11-12)

- You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person. Unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted FOR the adoption of the merger agreement.

- For those participants who hold shares in the Tremont Advisers, Inc. Savings Plan, the shares held in your account will be voted by the plan's trustees in accordance with the terms of the plan.

- If your shares are held in "street name" by your broker, your broker will vote your shares only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.

- You are entitled to exercise appraisal rights in connection with the merger. If you elect to exercise appraisal rights, you must deliver to us, before the stockholder vote to adopt the merger agreement is taken, written notice of your intent to demand appraisal of your shares if the merger is completed, and you must not vote to adopt the merger agreement. Neither a failure to vote on the merger agreement, nor an abstention from voting on the merger agreement, will be construed as a vote to adopt the merger agreement. However, if you return your signed proxy left blank, your vote will be counted in favor of the merger agreement, and you will waive your appraisal rights.

- A majority of the votes cast at the meeting of the holders of shares of our Class A common stock and our Class B common stock outstanding on the record date, voting together as a single class, must be cast FOR the adoption of the merger agreement in order for the merger to be consummated. Each share of our Class A common stock is entitled to four votes. Each share of our Class B common stock is entitled to one vote. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the adoption of merger agreement.

You can revoke your proxy and change your vote in any of the following ways:

- Deliver to our Secretary at our executive offices, 555 Theodore Fremd Avenue, Rye, New York, 10580, on or before the business day prior to the special meeting, a later-dated, signed proxy card or a written revocation.

- Deliver a later-dated, signed proxy card or a written revocation to us at the special meeting.

- Attend the special meeting and vote in person. Your attendance at the meeting will not, by itself, revoke your proxy.

- If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Please do not send us any of your stock certificates at this time. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the merger consideration.

THE MERGER AND THE MERGER AGREEMENT

What You Will Receive in the Merger

     You will receive $19.00 per share in cash in exchange for each share of our common stock that you own, subject to possible upward or downward adjustment. The $19.00 per share represents a significant premium over the market price for our shares prevailing before there was public speculation that we were pursuing a potential transaction.

Background of the Merger (pages 13-17)

     For a description of the events leading to the approval of the merger agreement by the board of directors and the reasons for such approval, you should refer to "Special Factors -- Background of the Merger" and "-- Recommendations of our Board of Directors; Reasons for the Merger".

Purpose of the Merger; Certain Effects of the Merger (pages 17-18)

- The principal purpose of the merger is to enable Oppenheimer to own all of the equity interests in Tremont and provide you the opportunity to receive a cash price for your shares at a significant premium over the market prices at which the common stock traded before there was public speculation that we were pursuing a potential transaction.

- The merger will terminate all equity interests in Tremont held by public stockholders, and Oppenheimer will be the sole beneficiary of any earnings and growth of our company following the merger, except inasmuch as certain of our employees will participate in the bonus plan and the retention plan described on pages 26 - 29.

- Upon completion of the merger, our Class A common stock will be delisted from the OTC Bulletin Board and our Class B common stock will be delisted from the NASDAQ SmallCap Market. Both classes of common stock will no longer be publicly traded.

Recommendations of the Board; Reasons for the Merger (pages 18-19)

     Tremont's board of directors has determined that the merger agreement and the merger are advisable and are fair to you and in your and our best interests and recommends that you vote "FOR" the adoption of the merger agreement. In making this determination, the board of directors took into account, among other things, the opinion of our financial advisor, Putnam Lovell Securities, Inc., to the effect that, as of the date of the merger agreement and based upon and subject to the factors and assumptions explained to the board of directors and set forth in the opinion, the cash consideration to be received by you in the merger is fair from a financial point of view.

Merger Financing; Source of Funds (page 30)

     Oppenheimer has informed us that the aggregate merger consideration of approximately $145.3 million to be paid to our stock holders (assuming that no stockholders perfect their appraisal rights under Delaware law) and holders of options to purchase our shares will be financed through cash on hand and, if needed, capital contributions from its ultimate parent, Mass Mutual.

Conditions to the Merger (page 47 - 48)

     The completion of the transactions contemplated by the merger agreement (also referred to as the closing) depends on the satisfaction of a number of customary conditions, including the accuracy of representations and warranties, compliance with pre-closing covenants, the absence of injunctions or similar legal impediments that prevent the closing, compliance with certain regulatory requirements and receipt of necessary government and regulatory approvals and consents. Particularly noteworthy conditions to the obligations of all parties to complete the merger include:

- the expiration or termination of the waiting period under the Hart-Scott-Rodino Act;

- approval by NASD Regulation, Inc., the Ontario Securities Commission and the U.K. Securities and Futures Authority; and

-     approval by our stockholders.

In addition, the obligation of Oppenheimer to complete the merger is subject to certain additional conditions, including the following:

- Our annualized investment management fees (also referred to as the revenue run- rate), calculated as of the most recent calendar month-end not less than fifteen (15) business days prior to the closing, not having declined to less than $16,667,627.05, which is 85% of our revenue run-rate as of May 31, 2001; and

- the employment agreements with OppenheimerFunds, Inc., a subsidiary of Oppenheimer, entered into by Sandra Manzke and Robert Schulman, our Co-CEO's, simultaneously with the merger agreement (but effective as of the closing), being in full force and effect.

The obligation of Oppenheimer to complete the merger is not subject to a financing condition or any additional corporate proceedings by Oppenheimer, such as the approval of its stockholders.

Termination of the Merger Agreement (pages 48 - 49)

     The merger agreement may be terminated, whether before or after receipt of stockholder approvals, by consent of the parties and for certain failures of representations, warranties or covenants. It may also be terminated:

- by us or Oppenheimer if the transactions contemplated by the merger agreement have not been consummated by December 31, 2001;

- by us or Oppenheimer if any law or regulation is enacted or promulgated that materially restricts the merger or makes the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree permanently restraining or enjoining the merger becomes final and non-appealable;

- by Oppenheimer if our board of directors fails to recommend the merger or the merger agreement, fails to reconfirm its recommendation of the merger or the merger agreement within three business days after a written request from Oppenheimer to do so, withdraws or modifies its approval of the merger and the merger agreement or changes its approval of the merger and the merger agreement in a manner adverse to Oppenheimer, fails to call a meeting of our stockholders for the purpose of approving the merger and the merger agreement, recommends that we enter into a competing transaction with someone else, or if our stockholders do not approve the merger and the merger agreement before December 31, 2001 or if a tender offer or exchange offer for 15% or more of our common stock is commenced and our board of directors does not recommend against acceptance of such a tender offer or exchange offer within the time period required by the federal proxy rules;

- by Oppenheimer if it has become impossible for Sandra Manzke or Robert Schulman to be employed by Oppenheimer after the closing; or

- by us, if we decide to enter an agreement involving a competing acquisition transaction after our board of directors determines in good faith that the competing acquisition transaction is better for our stockholders than the merger.

Termination Fee Payable to Oppenheimer (page 49)

     We will be required to pay Oppenheimer a termination fee of $5.8 million if either:

- the merger agreement is terminated by us in connection with a decision by our board of directors to enter into an agreement involving a competing acquisition proposal;

- the merger agreement is terminated by Oppenheimer following the withdrawal or adverse modification by our board of directors of its approval or recommendation of the merger to our stockholders or the failure of our stockholders to approve the merger and the merger agreement by December 31, 2001;

- within 18 months after we terminate the merger agreement because the merger has not taken place by December 31, 2001, we enter into a binding agreement for a transaction implementing another acquisition proposal or consummates an acquisition proposal; or

- the merger agreement is terminated by Oppenheimer because the employment agreements between Oppenheimer and Sandra Manzke and Robert Schulman are not in full force and effect.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES (PAGES 30-31)

The exchange of Tremont common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes, and accordingly you will recognize gain or loss equal to the difference between the cash received and your tax basis in the Tremont common stock exchanged in the merger. You must generally calculate gain or loss separately for each block of Tremont common stock that is exchanged in the merger. Provided you hold your Tremont common stock as a capital asset, this gain or loss will be capital gain or loss, which will be long-term capital gain or loss if your Tremont common stock has been held for more than one year at the time of the merger.

You are urged to consult with your tax advisor with respect to the particular U.S. federal, state, local or foreign income tax or other tax consequences of the merger to you.

OPINION OF OUR FINANCIAL ADVISOR (PAGES 19- 25)

Putnam Lovell Securities, Inc. delivered an opinion on July 10, 2001 to our board of directors that, as of that date and based upon and subject to the factors and assumptions set forth in the opinion and reviewed with our board of directors, the consideration to be received by you in the transactions contemplated by the merger agreement is fair from a financial point of view to you. The opinion of Putnam Lovell is dated July 10, 2001, and opines as to the fairness as of that date only. Putnam Lovell is not obligated to update its opinion. Events could occur prior to the date of the special meeting which could result in a different valuation or conclusion if the opinion was reissued on that date. In the event that there are material changes to the terms of the proposed transactions or other material changes or conditions affecting Tremont or its business, our board of directors will consider the advisability of requesting an updated fairness opinion at that time. As of the date of this proxy statement, our board of directors does not believe any such material changes have occurred.

Putnam Lovell will receive $1.9 million in exchange for its services if the merger is completed. The full text of the written opinion of Putnam Lovell, which sets forth a description of assumptions made, matters considered and limitations on its review, is attached as Appendix B to this proxy statement. You are urged to read this opinion carefully in its entirety.

STOCKHOLDERS AGREEMENT (PAGES 33-35)

Ten persons holding shares of our common stock have entered into a stockholders agreement with Oppenheimer pursuant to which they have agreed to vote FOR the adoption of the merger agreement. Nine of these persons are directors and/or officers of Tremont and one is a significant stockholder that is represented on our board of directors. The stockholders agreement also provides that if the merger agreement is terminated under certain circumstances, Oppenheimer may purchase shares of our Class A common stock and Class B common stock held by these ten stockholders at a purchase price per share equal to the merger consideration. These stockholders hold shares of our Class A common stock and Class B common stock representing approximately 37% of the votes entitled to be cast at the special meeting on the proposal to adopt the merger agreement.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGES 25-30)

In considering the recommendation of our board of directors with respect to the merger, you should be aware that several of our executive officers and members of the board of directors have interests in the transactions contemplated by the merger agreement that are different from, or in addition to, the interests of our stockholders generally.

Our board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

ADDITIONAL INFORMATION

If you have additional questions about the merger or would like additional copies of the proxy statement, you should call James McCormick, our proxy solicitor, or Stephen Clayton in our investor relations department, at (914) 925-1140.

                              PARTIES TO THE MERGER

      The transactions contemplated by the merger agreement are complex and involve multiple parties. In order to facilitate your understanding of the transactions, the following is a list of parties to the transaction.

      Tremont Advisers, Inc. We were incorporated under the laws of the State of Delaware. Our certificate of incorporation was filed with the Secretary of State of the State of Delaware on September 28, 1987 under the name Lynch Asset Management Corporation, and was amended to reflect a change in name to Tremont Advisers, Inc., on October 8, 1991. Our executive offices are located at 555 Theodore Fremd Avenue, Rye, New York 10580. Our telephone number is (914) 925-1140.

      Tremont is a holding company with three principal areas of business: developing and managing proprietary investment funds, providing investment advisory services and retrieving and selling information. All of Tremont's activities are conducted by its subsidiaries.

      Oppenheimer Acquisition Corp. Oppenheimer is incorporated under the laws of the State of Delaware. Its executive offices are located at Two World Trade Center, New York, New York 10048. Its telephone number is (212) 323-0200.

      Oppenheimer is a holding company that directly owns OppenheimerFunds, Inc., a leading mutual fund manager. Oppenheimer is also an indirect majority-owned subsidiary of Massachusetts Mutual Life Insurance Company, a Massachusetts domiciled mutual life insurance company, which with its subsidiaries offers a broad portfolio of asset management and insurance products and services, including life insurance, annuities, retirement services products, long term care products and other investment products.

      Joshua Acquisition Corp. Joshua Acquisition Corp. was formed as a Delaware corporation on June 28, 2001 by Oppenheimer Acquisition Corp. for the purpose of entering into the merger agreement. Joshua Acquisition Corp. has not engaged in any business activity other than in connection with the merger and the related transactions.


                         SPECIAL MEETING OF STOCKHOLDERS

DATE, TIME AND PLACE OF THE SPECIAL MEETING

      This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors for the meeting of stockholders to be held at 11:00 a.m., local time, on September 25, 2001, at our offices at 555 Theodore Fremd Avenue, Rye New York 10580 or any postponement or adjournment of the meeting. This proxy statement, the Notice of Special Meeting and the accompanying form of proxy card are first being mailed to stockholders on or about August __, 2001.

PURPOSE OF THE SPECIAL MEETING

      At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

      Our board of directors has unanimously approved the merger and the merger agreement and recommends that you vote FOR the adoption of the merger agreement. See "Special Factors -- Recommendation of our Board of Directors; Reasons for the Merger".

RECORD DATE; QUORUM; OUTSTANDING COMMON STOCK ENTITLED TO VOTE

      All record holders of shares of our common stock at the close of business on August 6, 2001 are entitled to notice of, and to vote at, the special meeting. The presence, in person or by proxy, of holders of shares of Tremont common stock representing a majority of the voting power of Tremont is required to constitute a quorum for the transaction of business. A list of record holders will be available for examination at our principal executive offices from August 6, 2001 until the special meeting. At the close of business on August 6, 2001, there were [xxx] shares of Class A common stock and [xxx] shares of Class B common stock outstanding.

VOTING RIGHTS

      You are entitled to four votes for each share of our Class A common stock and one vote for each share of our Class B common stock that you hold as of the close of business on the record date. A majority of the votes cast at the meeting of the holders of shares of our Class A common stock and our Class B common stock outstanding on the record date, voting together as a single class, must be cast FOR the adoption of the merger agreement in order for the merger to be consummated. In determining whether the adoption of the merger agreement has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as a vote AGAINST the adoption of the merger agreement. "Broker non-votes" are votes entitled to be cast by the beneficial owners of shares of our Class A common stock or Class B common stock that are held in street name by brokers who do not receive instructions from the beneficial owners of those shares as to how those shares are to be voted.

VOTING AND REVOCATION OF PROXIES

      A form of proxy card for your use at the special meeting accompanies this proxy statement. Subject to the following sentence, all properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted FOR the adoption of the merger agreement in accordance with the recommendation of the board of directors. In that event, you will not have the right to dissent from the merger and seek an appraisal of the fair value of your shares.

      If you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and voting in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary at our executive offices, on or before the business day prior to the special meeting, or at the special meeting itself, a written statement revoking it or a duly executed proxy bearing a later date. If you hold shares in the Tremont Advisers, Inc. Savings Plan, the shares held in your account will be voted by the plan's trustees in accordance with the terms of the plan. If you have executed and delivered a proxy to us, your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you vote in favor of adopting the merger agree-ment, you will not have the right to dissent and seek appraisal of the fair value of your shares. If you do not send in your proxy or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against adoption of the merger agreement.

SOLICITATION OF PROXIES

      We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone or otherwise, but they will not be specifically compensated for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

OTHER MATTERS

      Except for the vote on the adoption of the merger agreement and upon appropriate motion, an adjournment of the special meeting, no other matters may come before the special meeting.

      Your vote is important. Please vote by returning your marked proxy card so your shares can be represented at the meeting, even if you plan to attend the meeting in person.

      You should not send any certificates representing common stock with your proxy card. If we complete the merger, the procedure for the surrender of certificates representing common stock will be as described below.


                      PAYMENT OF CASH MERGER CONSIDERATION

      The merger will become effective at the time and on the date specified in the certificate of merger to be filed with the Secretary of State of the State of Delaware. We expect such filing and effective time of the merger to occur as soon as practicable after the special meeting, subject to adoption of the merger agreement and the satisfaction or waiver of the other conditions to completing the transactions provided in the merger agreement, although Oppenheimer has the ability to postpone such filing and effective time of the merger to October 1, 2001 in the event that we successfully satisfy these conditions prior to October 1, 2001.

      We currently expect to complete the merger, which is subject to obtaining requisite approvals and to other conditions, during the fourth quarter of 2001, although there can be no assurance of the date by which the merger will be completed. See "The Merger Agreement--Conditions to the Merger". Detailed instructions with respect to the surrender of your stock certificates, together with a letter of transmittal, will be forwarded to you by the paying agent appointed by Oppenheimer and approved by us, promptly following the effective time of the merger. You should not submit your stock certificates to the paying agent until you receive these materials. The paying agent will send payment of the merger consideration to you as promptly as practicable following determination of the merger consideration and receipt by the paying agent of your certificates and other required documents. No interest will be paid on the merger consideration.

      You should not send in your stock certificates until you receive a letter of transmittal. You should send them only pursuant to instructions set forth in the letter of transmittal.

      We strongly recommend that stock certificates and letters of transmittal be transmitted only by registered U.S. mail, return receipt requested, appropriately insured for the risk of loss. Title to the certificates will pass only upon delivery of the certificates to the paying agent. Stockholders whose certificates are lost will be required to make an affidavit identifying such certificate or certificates as lost, stolen or destroyed and, if required by us, to post a bond in such amount as we may reasonably require to indemnify against any claim that may be made against us with respect to such certificate.


                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

      In December of 2000, Tremont's senior management received an unsolicited expression of interest from representatives of a European asset management company regarding a possible strategic transaction and signed a confidentiality agreement with that company on December 13, 2000. Ms. Manzke and Mr. Schulman met with those representatives in New York in December 2000 and January 2001 and discussed with them the compatibility of Tremont's growth strategy with a European partner who could provide Tremont with increased access to the European market and potential additional distribution capabilities in the United States. As a result of these meetings, Ms. Manzke and Mr. Schulman concluded that this European asset management company was a candidate for further discussions regarding a strategic transaction and decided to maintain communications with them.

      After the January 2001 meetings, Mr. Schulman contacted Putnam Lovell Securities, Inc. to discuss the possibility of engaging it as a financial advisor to Tremont in evaluating its strategic alternatives. Putnam Lovell was retained by Tremont on January 29, 2001, and the unsolicited indication of interest received from the European asset management company was described to representatives of Putnam Lovell.

      During the first quarter of 2001, Mr. Schulman and Ms. Manzke had numerous discussions with representatives of Putnam Lovell concerning the strategic alternatives open to Tremont in pursuit of its growth strategy and objectives, including the relative merits of remaining independent and of various types of potential transactions with various counterparties. They discussed the consolidation trends in the asset management industry generally, and in the alternative asset management industry particularly. Based upon those discussions with Tremont's senior management and on information provided by Tremont, Putnam Lovell conducted a preliminary valuation of Tremont to provide management with a reasonable fair value range which the market might assign Tremont. Tremont and Putnam Lovell assembled a package of information on Tremont in early March
2001. The information compiled included, among other items, a description of Tremont's various business lines, an overview of its investments and distribution platform, its strategic relationships, its distribution needs and its financial projections.

      On March 9, 2001, Tremont senior management met with their counterparts at the European asset management company. This meeting marked the beginning of the due diligence investigation of Tremont's business by the European asset management company. The previously compiled information on Tremont was presented to the European firm and management on both sides presented an overview of their respective businesses.

      At approximately the same time, in early March, Oppenheimer expressed to Putnam Lovell an interest in exploring a strategic transaction with Tremont. Oppenheimer had been actively evaluating the alternative asset management industry and had discussed Tremont with representatives of Putnam Lovell in the fourth quarter of 2000. Pursuant to senior executive-level telephonic conversations between Oppenheimer and Tremont regarding the potential benefits of a transaction, the two sides entered into a confidentiality agreement on March 14, 2001. Subsequent to the signing of the confidentiality agreement, the previously compiled information package on Tremont was made available to Oppenheimer and an initial meeting between senior management on both sides was arranged for later that week. Based on the degree of interest shown by both the European asset management firm and Oppenheimer, the strong strategic benefit that either would bring to expanding distribution of Tremont's investment products, their experience in completing acquisitions of investment management firms and the risk of business disruption that might result from a public auction process, it was decided to continue discussions with the two interested parties and not put Tremont "in play" with a public announcement.

      Following these initial management presentation meetings with the European asset management firm and Oppenheimer, several meetings and telephone calls were arranged at various dates in March and April between senior Tremont personnel, the two interested parties and Putnam Lovell. The principal objective of these meetings and telephone calls was to clarify various aspects of Tremont's business operations, the various assumptions underlying Tremont's financial projections, the strategic fit between the businesses of Tremont and the potential buyer and their vision for the management and growth of Tremont's business should a strategic transaction be consummated between them. Also discussed were possible terms of any proposal to acquire Tremont and the appropriateness of various methods of valuing Tremont's business. Representatives of Putnam Lovell were present for and participated in the majority these meetings.

      As part of the ongoing discussions with respect to a potential strategic fit, on March 29 and 30, 2001, Mr. Schulman, Ms. Manzke and Nicola Meaden, who is a director as well as the CEO of Tremont's European subsidiary, at the invitation of the European asset management company, traveled to Europe and held meetings with certain of their management personnel.

      On April 9, 2001, a written non-binding preliminary indication of interest in effecting a transaction with Tremont was received from the European asset management company, proposing a value of $16 per share of Tremont common stock. It also proposed an incentive plan for management and key employees to take effect after closing, providing for a share of the profits in excess of certain agreed upon hurdles with regard to return on invested capital.

      During the weeks of April 23, 2001 and April 30, 2001 a series of meetings was arranged between representatives of the European asset management company and Tremont personnel from various business function areas such as sales and marketing, accounting and administration and manager research. Simultaneously, the European firm was provided access to a "data room" which housed an extensive list of Tremont due diligence material including legal contracts, corporate documents, regulatory filings, audited and unaudited financial statements, and tax returns.

      During the same period, on April 27, 2001, Oppenheimer submitted to Tremont, in writing, a non-binding preliminary indication of interest for the purchase of all of the outstanding common stock of Tremont. Oppenheimer's proposal indicated that it valued Tremont's business at between $100 million and $140 million, which implied a per share price of $13.40 to $18.30. The other material term of its initial proposal was the establishment of a retention pool to be paid to senior management if certain financial targets were achieved during the three to five year period after closing in an amount equal to up to 10% of the purchase price.

      During the two weeks ended May 25, 2001, Oppenheimer also scheduled various meetings with Tremont personnel and conducted due diligence in Tremont's data room. As with the European asset management company, the meetings focused on various business function areas, such as sales and marketing, accounting and administration and manager research.

      Following the formal due diligence meetings, through late May and continuing into early June, Tremont's senior management and representatives of Putnam Lovell continued to work with each of the prospective buyers in assisting them with their due diligence investigation of Tremont's business.

      In the same period, during the week of May 21, 2001, Putnam Lovell and Skadden, Arps, Slate, Meagher & Flom LLP, Tremont's legal counsel, drafted and issued a "protocol letter" and a draft merger agreement to the European asset management company and Oppenheimer inviting them to submit their final bids for the acquisition of Tremont and to also submit a mark-up of the merger agreement.

      On June 4, 2001, the European asset management company submitted a revised bid to acquire all of the outstanding common stock of Tremont for $17 per share. The revised bid included a more detailed proposal of a near-term and a long-term incentive plan for key employees. It also proposed that long-term employment contracts be signed by certain key employees, including non-competition and non-solicitation covenants, prior to the signing of definitive acquisition agreement. The revised bid also proposed a number of closing conditions, including a 90% revenue run-rate test, other customary conditions and certain regulatory consents and approvals, including the approval of regulators in its home jurisdiction.

      The revised bid also contemplated an upward adjustment in the event Tremont was able to sell certain of its business lines for a price in excess of the value the asset management company attributed to it in calculating its revised bid. It also contemplated a termination fee of $5 million if Tremont's board of directors were to withdraw its recommendation of the transaction, solicit or entertain offers for an alternative transaction or fail to call a stockholders' meeting for the purpose of approving the transaction.

      On June 8, 2001 Oppenheimer submitted a revised bid to acquire all of the outstanding common stock of Tremont for $18.25 per share. The other material terms of Oppenheimer's revised bid included a termination fee of 4% of the aggregate acquisition consideration and an adjustment to the purchase price based on Tremont's working capital at closing. It also proposed a bonus pool for certain key employees based on a percentage of Tremont's operating income and the aforementioned retention pool payable to senior management if financial targets were met over the five year period following the closing, with a minimum cumulative payment of $3 million in the first two years and a maximum over five years of up to 10% of the aggregate acquisition consideration. The revised bid contemplated the signing of a stockholders' agreement by certain stockholders in support of the transaction and the execution of long-term employment contracts, containing non-competition and non-solicitation provisions, by Ms. Manzke and Mr. Schulman as a condition to Oppenheimer's willingness to proceed with the transaction.

      On June 12, 2001, at a meeting of the board of directors, senior management informed the board of directors of the status of the negotiations involving the acquisition of Tremont's common stock. Representatives from Putnam Lovell, who had been invited to the meeting to report to the board of directors on the bids received from the European asset management company and Oppenheimer and provide their assessment of the two proposals, then outlined a comparison of the essential terms of each bid. They confirmed that the pricing proposals fell within an appropriate range, and, in referring to the Oppenheimer, in particular, said that, based upon recent comparable transactions in the asset management industry, the price proposed by Oppenheimer for the Tremont common stock was competitive. They further informed the board of directors that both bidders had been asked to submit mark-ups of draft acquisition agreements setting forth the basic terms and conditions of their respective offers in an effort to allow Tremont to more fully assess the substance of each proposal. Putnam Lovell also indicated that the European potential buyer had expressed its unwillingness to do this unless and until it received a more definitive indication of Tremont's desire to proceed with them on an exclusive basis. After discussion, the board of directors concluded that neither proposal was yet fully developed sufficiently for the board to determine which proposal was more desirable or to conclude that either proposal should be accepted. The board therefore directed Putnam Lovell to pursue possible improvement in the proposals, and scheduled a further meeting on or about June 28, 2001.

      On June 15 Oppenheimer's legal counsel presented an initial draft of a merger agreement to assist Tremont in evaluating its revised bid. The draft provided Tremont with an indication of the types of closing conditions Oppenheimer would expect to obtain, the depth and extent of the representations, warranties and covenants Oppenheimer would require and the termination rights it would expect to have.

      During the weeks of June 11 and June 18, senior management of Tremont and representatives of Putnam Lovell had several telephone conversations with representatives of the European asset management company to further discuss its valuation of Tremont's business. The bidder was urged to present a draft acquisition agreement to assist Tremont in evaluating the bid and to provide more specificity as to the terms of the transaction it proposed to enter into, but the bidder declined to do so.

      During the weeks of June 11, June 18 and June 25, senior management of Tremont and representatives of Putnam Lovell had several telephone conversations with representatives of Oppenheimer to further discuss Oppenheimer's valuation of Tremont's business. As a result of these conversations, Oppenheimer revised its bid upwards to $19.00 per share.

      Beginning in mid-June, numerous calls and meetings took place involving senior management of Tremont and Oppenheimer, representatives of Putnam Lovell, Skadden, Arps and legal counsel to Oppenheimer. During this period, Oppenheimer completed its due diligence investigation of Tremont's business and during the course of these negotiations, the specific terms of the merger agreement, the employment agreements, the retention plan and bonus plan for employees and the stockholders' agreement were discussed.

      On June 27, the board of directors held a telephonic meeting, with Putnam Lovell Securities and Skadden, Arps, to review the status of negotiations regarding the Oppenheimer proposal. Putnam Lovell reviewed with the board of directors a brief history of the process and negotiations leading up to the current proposal, and outlined the financial consideration proposed to be paid by Oppenheimer. Putnam Lovell then proceeded to discuss in detail the process it was undertaking in order to opine on the fairness of the merger consideration to be paid by Oppenheimer. Among the analyses presented to the board of directors were current trading values of a universe of comparable publicly traded firms, valuations in precedent transactions and a discounted cash flow analysis. Putnam Lovell gave its preliminary view that, based upon their review of several factors, including but not restricted to the ones outlined above, they were of the opinion that the merger consideration to be received by stockholders of Tremont was fair to the Tremont's stockholders from a financial point of view. Putnam Lovell indicated its intent to render a formal fairness opinion regarding the transaction at the time the agreement was signed as to the terms of the definitive merger agreement. The board of directors authorized senior management and Tremont's counsel to attempt to conclude negotiations of the terms of the transaction documents at which time it would consider approval of the transaction presented.

      On the morning of Monday, July 9, the board of directors of Tremont convened a special telephonic meeting to consider the merger agreement, in substantially final form, and the specific terms of the proposed transaction with Oppenheimer. The directors reviewed materials that had been provided to them earlier, including drafts of the merger agreement and the stockholders agreement and other materials. After a discussion, the directors unanimously approved the merger and the merger agreement and directed Tremont's management to complete the transaction.

      Early in the morning of July 10, 2001, Tremont and Oppenheimer finalized the terms of the transaction and executed the merger agreement. At the same time, Putnam Lovell delivered to Tremont its written opinion that the merger consideration is fair to Tremont's stockholders from a financial point of view. The parties issued press releases regarding the execution of the transaction documents prior to the opening of business in New York on July 10, 2001.

PURPOSE OF THE MERGER; CERTAIN EFFECTS OF THE MERGER

      The principal purpose of the merger is to enable Oppenheimer to own all of the equity interest in Tremont and afford our public stockholders the opportunity to receive a cash price for their shares that represents a significant premium over the market price for our shares prevailing before there was public speculation that we were pursuing a potential transaction, which became evident following the publication of unauthorized press reports in February 2001 that we were pursuing a potential transaction. This will be accomplished by a merger of Joshua Acquisition Corp., a corporation formed and wholly-owned by Oppenheimer, with and into Tremont, with Tremont as the surviving corporation. In the merger, all of the shares of Joshua Acquisition Corp. will be converted into shares of Tremont and all of the shares of Tremont common stock held by our stockholders (other than Tremont, Oppenheimer and Joshua Acquisition Corp. and other than dissenting stockholders who perfect their appraisal rights) will be converted into the right to receive the cash merger consideration of $19.00 per share, subject to possible upward or downward adjustment.

      The merger will terminate all equity interests in Tremont held by our stockholders and Oppenheimer will be the sole beneficiary of any earnings and growth of Tremont following the merger, except in as much as certain of our employees will participate in the bonus plan and the retention plan described on pages 26 through 29. Our common stock is currently registered under the Securities Exchange Act of 1934 (the "Exchange Act"). Tremont's Class A common stock is quoted on the OTC

Bulletin Board under the symbol "TMAVA", and our Class B common stock has traded on the NASDAQ SmallCap Market since February 2, 2000 under the symbol "TMAV."

RECOMMENDATION OF OUR BOARD OF DIRECTORS; REASONS FOR THE MERGER

Recommendation of our Board of Directors

      Our board of directors believes that the merger and the terms of the merger agreement are fair to and in the best interests of our stockholders. Accordingly, our board of directors unanimously approved the merger agreement and the merger and recommends adoption of the merger agreement.

Reasons for the Merger

      In its determination to approve and recommend the adoption of the merger agreement, and in reaching its determination that the merger agreement and the merger are advisable and are fair to and in the best interest of our stockholders, our board of directors considered the following factors:

      - the fact that the merger consideration on a per share basis represents a significant premium over market prices for our shares prevailing before there was public speculation that we were pursuing a potential transaction, including 58% premium over the thirty-day average closing price of $12.02 per share preceding the unauthorized article appearing in MarHedge on February 8, 2001 and a 27% premium over the thirty-day average closing price of $14.93 per share preceding the unauthorized article appearing in Hedge Fund Alert on April 25, 2001;

      - our board of directors' view, based on its knowledge and beliefs of the current and prospective environment in which we operate, regarding the globalization of the securities markets, the increasing consolidation of financial services companies resulting in large and well-capitalized participants, and the advantages of becoming part of a large and well-capitalized financial services company;

      - the strategic options available to us and the assessment of our board of directors that none of these options were reasonably likely to present superior opportunities, or were reasonably likely to create greater value for our stockholders, than the prospects presented by the merger with Oppenheimer;

      - the written opinion of Putnam Lovell given to our board of directors on July 10, 2001 that, as of that date and on the basis of and subject to the matters reviewed with the board of directors, the merger consideration was fair from a financial point of view to our stockholders;

      - the terms of the merger and the merger agreement as negotiated, including:

            (1) the $19.00 per share cash merger consideration, subject to possible adjustment;

            (2)   the absence of any run-rate adjustment;

            (3) the ability to terminate the merger agreement under certain circumstances (including, in the event that a superior acquisition bid is proposed); and

            (4) the payment of a termination fee to Oppenheimer in the event the transactions are not consummated under certain circumstances.

      - the likelihood of the merger being approved by requisite regulatory authorities;

      - the likelihood that other conditions contained in the merger agreement would be satisfied; and

      - the interests of certain directors and executive officers that are different from, or in addition to, the interests of our stockholders generally as described under "Special Factors-Interests of Certain Persons in the Merger".

      The above discussion concerning the information and factors considered by our board of directors is not intended to be exhaustive, but includes all of the material factors considered by our board of directors in making its determination. In view of the wide variety of factors considered in connection with our evaluation of the merger and the merger agreement, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the foregoing factors. Rather, our board of directors viewed its position and recommendation as being based on the totality of the information presented to and considered by it.

OPINION OF OUR FINANCIAL ADVISOR

      On January 29, 2001, Putnam Lovell was retained by Tremont to provide financial advisory services in connection with a proposed merger transaction. In connection with this engagement, Putnam Lovell was requested to evaluate the fairness, from a financial point of view, of the merger consideration to be received by the holders of shares of Tremont common stock pursuant to the merger agreement. At a meeting of Tremont's board of directors held on July 9, 2001, to consider the merger agreement, Putnam Lovell delivered to the board of directors its oral opinion that, as of that date and based upon and subject to the matters reviewed with the board of directors, the merger consideration to be received by the holders of shares of Tremont common stock was fair from a financial point of view to such holders.

      Putnam Lovell reaffirmed this oral opinion through a written opinion delivered on July 10, 2001, the date on which the merger agreement was signed. The opinion opines as to the fairness as of that date only, and Putnam Lovell is not obligated to update its opinion. Events could occur prior to the date of the special meeting which could result in a different valuation or conclusion if the opinion was reissued on that date. In the event that there are material changes to the terms of the proposed transactions or other material changes or conditions affecting Tremont or its business, our board of directors will consider the advisability of requesting an updated fairness opinion at that time. As of the date of this proxy statement, the board of directors does not believe any such material changes have occurred.

      THE FULL TEXT OF PUTNAM LOVELL'S WRITTEN OPINION DATED JULY 10, 2001, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. YOU SHOULD READ THE OPINION CAREFULLY IN ITS ENTIRETY. THE OPINION OF PUTNAM LOVELL IS DIRECTED TO TREMONT'S BOARD OF DIRECTORS AND RELATES ONLY TO THE FAIRNESS OF
THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF TREMONT COMMON STOCK. THE OPINION DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY TREMONT STOCKHOLDER AS TO HOW SUCH

STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE TRANSACTION CONTEMPLATED BY THE MERGER AGREEMENT. IN ADDITION, THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION BY TREMONT'S BOARD OF DIRECTORS TO EFFECT THE MERGER CONTEMPLATED BY THE MERGER AGREEMENT. THE SUMMARY OF THE OPINION OF PUTNAM LOVELL SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

      In arriving at its opinion, Putnam Lovell, among other things:

      - reviewed certain publicly available historical audited and unaudited financial statements and other information regarding Tremont;

      -     reviewed the financial terms and conditions of the merger agreement;

\

      - reviewed and discussed with management of Tremont certain information of a business and financial nature furnished to Putnam Lovell by Tremont including financial analyses and projections of Tremont prepared by the management of Tremont;

      - reviewed certain publicly available information concerning the trading of, and the trading market for, Tremont common stock;

      - compared the financial performance of Tremont with certain other companies in the investment management industry that Putnam Lovell deemed to be relevant;

      - considered the financial terms of selected recent business combinations of companies that Putnam Lovell deemed to be comparable, in whole or in part, to the merger;

      - made inquiries regarding and discussed the merger and the merger agreement and other matters related thereto with Tremont's counsel; and

      - performed such other analyses and examinations as Putnam Lovell deemed appropriate.

      In preparing its opinion, Putnam Lovell assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information supplied or otherwise made available to it from public sources or by Tremont and did not independently verify such information. Putnam Lovell neither obtained nor performed any independent valuation or appraisal of the assets or liabilities of Tremont. With respect to the financial projections and forecasts of Tremont provided to Putnam Lovell by Tremont, Putnam Lovell assumed that such financial projections and forecasts were reasonably prepared and reflect the best currently available estimates and good faith judgments of the senior management of Tremont as to the future competitive, operating and regulatory environments and related financial performance of Tremont. Putnam Lovell's opinion is necessarily based on economic, market and other conditions as in effect on, and the information and agreements (or drafts thereof) made available to it as of, July 10, 2001.

      In connection with its opinion, Putnam Lovell performed various financial analyses which it presented to and discussed with the board of directors of Tremont at a meeting held on June 27, 2001. At the meeting of the board of directors held on July 9, 2001, Putnam Lovell reviewed in summary form the material presented to the board of directors on June 27 and re-affirmed its conclusions in light of inter-vening market activity. The material analyses performed by Putnam Lovell in connection with rendering it opinion are described below. These descriptions of financial analyses include information presented in tabular format. In order to fully understand the financial analyses performed by Putnam Lovell, the tables must be read together with the text of each description. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Putnam Lovell.

      Among the analyses performed by Putnam Lovell were:

      - the valuation of the Oppenheimer proposal, taking into account the total purchase price, including the cost of retiring outstanding stock options and enterprise value, accounting for the value of the balance sheet and estimated working capital requirements, as calculated by Putnam Lowell;

      - An historical profile of Tremont revenue growth across various business segments in 1999, 2000 and over the period from 1998 to 2000;

      - An analysis of the significant contribution to Tremont's revenues from a single relationship it has with an investment manager to its proprietary investment products;

      - Analysis of Tremont's weekly stock price and volume history for the period beginning January 3, 1997 and ending July 6, 2001;

      - Analysis of Tremont's daily stock price and volume history for the period beginning July 10, 2000 and ending July 6, 2001;

      - A relative volume analysis comparing Tremont's average daily volume on an absolute basis and expressed as a percentage of primary shares outstanding with figures for the four smallest asset managers by market capitalization (Gabelli Asset Management, W.P. Stewart & Company, Ltd, Affiliated Managers Group and John Nuveen Company);

      - A comparative analysis of select Tremont financial data against a group of publicly traded asset management firms;

      - A discounted cash flow analysis of future after-tax operating cash flows; and

      - An analysis of comparable precedent transactions using publicly available information and Putnam Lovell estimates.

Comparable Public Companies Analysis

      Using publicly available information, Putnam Lovell analyzed selected financial data for the Putnam Lovell Index of publicly-traded asset management companies and compared the data with comparable data for Tremont. The Putnam Lovell Index is a market cap weighted index comprised of the following companies:

      -    Federated Investors, Inc.
      -    Eaton Vance Corporation
      -    Neuberger Berman Inc.
      -    John Nuveen Company
      -    Gabelli Asset Management Inc.
      -    BlackRock, Inc.
      -    Affiliated Managers Group, Inc.
      -    AMVESCAP PLC
      -    Waddell & Reed Financial, Inc.
      -    Alliance Capital Management L.P.
      -    Franklin Resources, Inc.
      -    T. Rowe Price Associates, Inc.
      -    W. P. Stewart
      -    Stilwell Financial Inc.
      -    Tremont Advisers Inc.

      Putnam Lovell compared the relative stock price performance of Tremont and the Putnam Lovell Index for the period beginning January 3, 1997 and ending July 6, 2001, and for the period beginning July 10, 2000 and ending July 6, 2001. Putnam Lovell also compared the price/earnings ratio of Tremont and the Putnam Lovell Index for the period beginning January 3, 1997 and ending July 6, 2001.

      In addition, using publicly available information, Putnam Lovell analyzed selected financial data for each of five publicly traded asset managers that Putnam Lovell considered comparable to Tremont (referred to here as the selected companies), and compared the data with comparable data for Tremont. Given the fact that Tremont's investment products are unique among the universe of publicly traded firms, Putnam Lovell chose selected companies from those firms in the Putnam Lovell Index of publicly-traded asset managers that service the high net-worth market and that Putnam Lovell anticipates to grow the most rapidly. In performing its analysis, Putnam Lovell reviewed selected financial data for the following selected companies:

      -    Federated Investors, Inc.
      -    Eaton Vance Corporation
      -    Neuberger Berman Inc.
      -    John Nuveen Company
      -    Gabelli Asset Management Inc.

Historical Growth Comparison

      For each of the selected companies and for Tremont, Putnam Lovell calculated the historical three-year and one-year compound annual growth rates as of December 31, 2000 for:

      -    Assets under management;
      -    Revenues;
      - Earnings before income tax, depreciation and amortization (known as EBITDA); and
      -    Net income.

Putnam Lovell's analysis resulted in the following growth ranges:


                                                 SELECTED COMPANIES RANGE     TREMONT
ASSETS UNDER MANAGEMENT
  - 3 year compound annual growth rate                 0% - 32%                  54%
  - 1 year compound annual growth rate                 2% - 20%                  39%
REVENUES
  - 3 year compound annual growth rate                 11% - 30%                 47%
  - 1 year compound annual growth rate                 5% - 33%                  40%
EBITDA
  - 3 year compound annual growth rate                 12% - 40%                 68%
  - 1 year compound annual growth rate                 7% - 132%                 79%
NET INCOME
  - 3 year compound annual growth rate                 -3% - 45%                 66%
  - 1 year compound annual growth rate                -5% - 635%                 57%


Valuation Comparison

      For each of the selected companies and for Tremont, Putnam Lovell calculated multiples of fully diluted enterprise value to:

      -    Estimated revenues for fiscal year 2001;

      - Estimated earnings before income tax, depreciation and amortization ("EBITDA") for fiscal year 2001; and

      -    Estimated net income for fiscal year 2001.

Estimated financial information for the selected companies and Tremont were based upon estimates furnished by Putnam Lovell's research analysts. Putnam Lovell's analysis resulted in the following range of multiples:

                                      SELECTED COMPANIES RANGE            TREMONT
2001 Estimated Revenues                     3.9x - 5.3x                    4.7x
2001 Estimated EBITDA                      7.1x - 12.9x                    15.2x
2001 Estimated Net Income                  16.5x - 22.3x                   25.4x

Discounted Cash Flow Analysis

      Putnam Lovell also performed a discounted cash flow analysis to estimate the value of Tremont common stock implied by the present value of projected future after-tax operating cash flows. After-tax operating cash flow was defined as operating earnings prior to depreciation, amortization, interest income, interest expense, equity in earnings of investments and losses from joint venture operations but after taxes, capital expenditures, and changes in working capital requirements.

      This analysis examined the range of implied share prices of Tremont common stock over a range of forecasted five-year growth rates of EBITDA and assuming a range of discount rates. In each case the estimated future cash flows beyond the five-year forecast period was estimated through applying a 9x multiple to the estimated EBITDA in the fifth year of the forecast period. The range of growth rates used was 10% to 30% linear growth over the five-year forecast period and was based upon discussions with management as to their outlook for the business through December 31, 2003 and Putnam Lovell's view of appropriate long-term growth rates for Tremont, including the sustainability of its current rates of growth. The range of discount rates used was 14% to 20% and reflected current capital market conditions and risks associated with Tremont's business. The starting point for the analysis was Tremont's $8.8 million of estimated EBITDA for the 12 months ended September 30, 2001, the assumed closing date of the merger transaction.

      The value of Tremont common stock was calculated on a fully diluted basis and equal to the sum of the range of values determined from the above-mentioned analysis and the value of the estimated September 30, 2001 balance sheet. This analysis produced values for Tremont that ranged from $11.10 to $26.49 per share.

Precedent Transaction Analysis

      Using publicly available information and Putnam Lovell estimates, Putnam Lovell considered three transactions within the asset management industry that involved the acquisition of firms that are comparable to Tremont, in that each firm operated in the multi-strategy, multi-manager fund-of-hedge funds product market.

      Putnam Lovell compared multiples paid in the precedent transactions to the proposed consideration to be paid for Tremont. Putnam Lovell's analysis resulted in the following range of multiples:

                                            High     Median     Low      Tremont
                                            ----     ------     ---      -------
CLOSING VALUATION
  - multiple of run-rate EBITDA            10.0x      9.3x      7.5x      12.2x
  - multiple of management fees             7.0x      5.2x      3.4x       5.5x
TOTAL VALUATION (Net Present Value)
  - multiple of run-rate EBITDA            11.5x     11.5x      9.3x      12.2x
  - multiple of management fees             8.0x      5.2x      5.2x       5.5x

      Based upon the foregoing and in reliance thereon, it was Putnam Lovell's opinion on July 10, 2001 that the merger consideration to be received by the stockholders of Tremont pursuant to the merger is fair to the stockholders, from a financial point of view, as of July 10, 2001.

      While this summary describes the material analyses and factors that Putnam Lovell Securities considered in rendering its opinion to the Tremont board, it is not a complete description of all analyses and factors considered by Putnam Lovell Securities. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Putnam Lovell Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Putnam Lovell Securities believes that its analyses must be considered as a whole and that selecting portions of its analyses and any of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Putnam Lovell Securities. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Putnam Lovell Securities is based on all analyses and factors taken as a whole and also on application of Putnam Lovell Securities' own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis. Putnam Lovell Securities therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed.

      In performing its analyses, Putnam Lovell Securities made numerous assumptions with respect to industry performance, general business and other conditions and matters that are beyond the control of Tremont or Putnam Lovell Securities. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

      Putnam Lovell has acted as financial advisor to Tremont's board of directors in connection with the merger and will receive a fee from Tremont for its services, a significant portion of which is contingent upon the consummation of the merger. Putnam Lovell provides a full range of financial advisory and securities services and, in the normal course of trading activities, may from time to time effect transactions in securities of Tremont for the account of customers.

      Putnam Lovell's opinion is directed to Tremont's board of directors in its consideration of the merger and is not a recommendation to any stockholder as to how such stockholder should vote with respect to the merger. Further, Putnam Lovell's opinion does not address the relative merits of the merger to any alternatives to the merger, Tremont's decision to proceed or effect the merger, or any other aspect of the merger. In furnishing its opinion, Putnam Lovell does not admit that it is an expert within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor does it admit that its opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of our board of directors with respect to the merger, stock holders should be aware that the executive officers and directors have some interests in the merger that may be different from, or in addition to, the interests of stockholders generally. The board of directors was aware of these interests and considered them, among other matters, in making its recommendation.

Employment Agreements

      The merger agreement provides that, in connection with the merger, employment agreements will be entered into by certain key executives of Tremont. In addition, Tremont will continue to employ, immediately following the effective time of the merger, each of its current employees on terms substantially similar to the terms of their current employment, and will assume all employment and other related agreements with respect to any current employee.

      Agreements with Ms. Manzke and Mr. Schulman

      OppenheimerFunds, Inc. (referred to as OFI), an operating subsidiary of Oppenheimer, has entered into an employment agreement with each of Sandra Manzke and Robert I. Schulman, each a Co-Chief Executive Officer of Tremont. The terms of these employment agreements are substantially the same and provide that Ms. Manzke and Mr. Schulman will serve as the Co-Chief Executive Officers of Tremont or in other positions to which they may be appointed from time to time by OFI. The employment will become effective upon consummation of the merger and continue until December 31, 2006, unless sooner terminated as provided therein.

      Salary; Bonus; Other Benefits. During the term of the employment agreements, Ms. Manzke and Mr. Schulman will each be paid an annual base salary of $500,000 and will be eligible to receive an annual discretionary bonus of up to 150% of the base salary (but in no event less than the lower of $500,000 or 20% of the Tremont bonus pool (described below)). Ms. Manzke and Mr. Schulman will also be entitled to participate in the retention plan described below in accordance with its terms. In addition, Ms. Manzke and Mr. Schulman will receive employee benefits on the same basis as other similarly situated OFI executives.

      Termination of Employment. Each executive may terminate his or her employment and receive severance payments under certain circumstances (a "Permitted Termination"). Such circumstances include, among other things, termination of employment by the executive following (i) a material breach of the terms and provisions of the employment agreement to which the executive is a party, which breach is not cured within sixty (60) days after written notice,
(ii) a requirement that the executive render his or her regular duties on an ongoing basis in New York City or more than twenty miles from the location at which the executive currently performs regular business duties, or (iii) a material diminution of the level of the executive's title and reporting position to the board of directors of Tremont, OFI or Oppenheimer from those in effect immediately following the consummation of the merger. In the event of a Permitted Termination by the executive or a termination of the executive's employment by OFI other than by reason of death or disability, for cause or due to the executive's deficient performance, OFI will pay to the executive a severance payment equal to (i) base salary through the end of the employment term, plus (ii) the discretionary bonus, prorated through the termination date (based upon the percentage of the discretionary bonus pool received by the executive in respect of the year preceding termination). In addition, the terminated executive shall continue to receive health and welfare benefits for one year following his or her termination of employment.

      Covenant Not to Compete. The agreements contain covenants not to compete, not to solicit employees or clients, and not to interfere with the business of Tremont, OFI or Oppenheimer or any of their subsidiaries, for a period of seven years commencing upon consummation of the merger (and continuing throughout the term of employment, if longer than seven years). However, in the event that the executive is terminated by OFI (other than for cause or due to the executive's deficient performance), or the executive terminates employment by a Permitted Termination, then the non-competition period will end two years following the executive's termination.

      Other Agreements with Messrs. Clayton and Colvin

      Tremont will continue to employ Barry Colvin as Chief Operating Officer and Stephen T. Clayton as Chief Financial and Administrative Officer.

      Mr. Colvin is currently employed pursuant to an employment agreement dated August 14, 2000 which will terminate on January 1, 2002. Mr. Colvin has agreed to enter into a new employment agreement with Tremont that will become effective on January 1, 2002, and will terminate on December 31, 2002. Under the new employment agreement, Mr. Colvin will be paid a salary of $300,000 and an annual bonus of at least $300,000, provided he meets certain performance specifications. In addition, Mr. Colvin will be eligible to participate in a similar manner as other Tremont employees in employee benefit plans and programs. In the event that Mr. Colvin is terminated without cause, he will receive a severance payment equal only to the balance of the base salary and annual bonus due to him through December 31, 2002. Mr. Colvin covenants that (i) for a period of one year following termination he will not, directly or indirectly, solicit the employment of any other person employed by Tremont or its affiliates, and (ii) in the event Mr. Colvin voluntarily terminates his employment with Tremont, for a period of six months following such termination (but, in no event beyond December 31, 2002), he will not compete with Tremont in certain markets or solicit its customers.

      Mr. Clayton is currently employed pursuant to an employment agreement dated January 31, 2001, which will terminate on December 31, 2002. On January 1, 2002, Mr. Clayton's current employment agreement will be terminated. Mr.
Clayton has agreed to enter into a new employment agreement with Tremont that will become effective on January 1, 2002 and will terminate on December 31, 2003. Under the new employment agreement Mr. Clayton will be paid an annual base salary of at least $275,000 and a discretionary minimum bonus of at least $200,000. In addition, Mr. Clayton will be eligible to participate in a similar manner as other Tremont employees in employee benefit plans and programs. In the event that Mr. Clayton terminates his employment for good reason (including (i) a material and adverse change in Mr. Clayton's duties without his consent and
(ii) a reduction in Mr. Clayton's title, reporting relationship, salary or benefits, except in connection with a general reduction of salaries and benefits by Tremont) or is terminated by Tremont without cause, he will receive compensation and benefit (including base salary and bonus based upon the bonus paid to him in 2001) continuation through December 31, 2003, which compensation will be offset and reduced by the amount of any compensation payment he receives from other employment (including self-employment). Pursuant to the agreements, Mr. Clayton covenants that (i) for a period of one year following termination he will not, directly or indirectly, solicit the employment of any other person employed by Tremont and its affiliates, and (ii) for a period of one year following termination of his employment, he will not engage in a competitive business in Tremont's market area or solicit or accept business from any of its customers.

Retention Payments

      In connection with the transaction contemplated by the merger agreement, a retention plan will be adopted which provides for the payment of up to $14,000,000 in two classes of awards (referred to as

"Class A Awards" and "Class B Awards") to selected employees of Tremont, including Ms. Manzke and Mr. Schulman.

      Class A Awards. Tremont will make payments totaling in the aggregate $3,000,000, in two equal installments, each totaling in the aggregate $1,500,000, to selected employees (other than Ms. Manzke and Mr. Schulman) on each of December 31, 2002 and December 31, 2003.

      Class B Awards. The remainder of the retention payments will be distributed as Class B Awards, which will vest in annual installments but not be payable until after December 31, 2006. Within 60 days following December 31, 2006, Tremont will pay each holder of a Class B Award his proportionate vested share of the "Remaining Pool", which will consist of an amount equal to the excess, if any, of:

            (i) 20% of the excess of (a) the total amount of Tremont's EBIT for the calendar years ending 2002, 2003, 2004, 2005, and 2006 minus (b) $101,000,000, over

            (ii) the "Indemnification Amount" based on the aggregate amount of damages incurred or sustained by the Oppenheimer parties to the merger agreement in connection with any inaccuracy in a representation or warranty by Tremont contained in the merger agreement if, before the execution of the merger agreement, certain executives of the Tremont knew, avoided knowing or were grossly negligent in not knowing, that the representation or warranty was inaccurate, provided that if the aggregate amount of such damages is less than $2,000,000, the Indemnification Amount will be $0, and if the aggregate amount of damages is $2,000,000 or greater, the Indemnification Amount will be $2,000,000.

The Class B Awards shall be reduced to the extent necessary to cause the net present value as of January 1, 2002 of the aggregate amount to be paid in Class A and Class B Awards to be no more than the excess of $14,000,000 over the Indemnification Amount.

Bonus Pool

      A bonus pool of up to 22.5% of the annual EBIDTA of Tremont will be established for calendar year 2002 and beyond for Tremont employees, consistent with Oppenheimer's overall bonus arrangements.

Stock Options

      Certain employees hold Tremont stock options under the 1998 Stock Plan (referred to as the Stock Plan) or under freestanding option agreements. Under the merger agreement, each outstanding option, whether or not then vested or exercisable, will be cancelled (subject, in the case of employees who have freestanding option agreements, to such employees' consent, which consent has been received from almost all of such employees) on the consummation of the merger in exchange for a cash payment equal to the excess of the merger consideration over the exercise price of the option, multiplied by the number of shares subject to such option. Based upon options outstanding as of June 30, 2001, the options relating to 791,638 shares of Tremont common stock held by directors and executive officers of Tremont, would be accelerated and cashed out upon the merger. Each of the directors and executive officers of Tremont listed below holds stock options which will be cashed out as a result of the merger, as follows:

  Directors and Named Executive Officers               Number of Options            Exercise Price
  --------------------------------------               -----------------            --------------
Sandra L. Manzke,                                           54,687                      $2.40
Co-Chief Executive Officer and
Chairman of the Board of Directors
                                                            13,750                      $8.80
                                                            12,500                     $11.55
Robert I. Schulman, President,                              39,062                      $2.40
Co-Chief Executive Officer and Director
                                                            12,500                      $8.00
                                                            12,500                     $10.50
Barry H. Colvin, Chief Operating Officer                    31,250                      $8.00
                                                           100,000                     $10.50
Stephen T. Clayton,                                         15,625                      $2.40
Chief Financial and Administrative Officer
                                                             3,906                      $5.12
                                                             8,750                      $8.00
                                                            35,000                     $10.50
Bruce D. Ruehl,                                              7,812                      $2.40
Chief Investment Strategist and Director
                                                             6,250                      $5.12
                                                             6,250                      $8.00
                                                            50,000                     $10.50
Nicola Meaden,                                             230,385                      $5.12
Chief Executive Officer of Tremont (TASS)
Europe Limited and Director
                                                            38,818                      $9.60
                                                             6,250                      $8.00
                                                            48,000                     $10.50
John L. Keeley, Jr., Director                                6,250                      $8.00
                                                             7,812                      $2.40
Alan A. Rhein, Director                                     19,531                      $2.40
                                                             6,250                      $8.00
Jimmy L. Thomas, Director                                    6,250                      $8.00
Suzanne S. Hammond, Secretary and Treasurer                  3,125                      $5.12

                                                             3,125                      $8.00
                                                             6,000                     $10.50

Indemnification and Insurance

         Pursuant to the merger agreement, Tremont has agreed that for a period of six years after the effective time of the merger it will indemnify and hold harmless each present or former officer, director or employee of Tremont and its subsidiaries against all costs and expenses incurred in connection with any claim, action, proceeding or investigation arising out of or pertaining to (a) the fact that the indemnified party is or was an officer, director or employee of Tremont or any of its subsidiaries or (b) matters existing or occurring at or prior to the consummation of the merger, to the fullest extent that Tremont would have been permitted under applicable law and its certificate of incorporation and by-laws.

         The merger agreement also provides that Tremont will cause to be maintained, for a period of six years after the effective time of the merger, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by Tremont (but Tremont may substitute therefor similar policies). However, Tremont will not be required to expend more than 200% of the annual premiums it currently pays for such insurance.

MERGER FINANCING; SOURCE OF FUNDS

         Oppenheimer has informed us that the aggregate merger consideration of approximately $145.3 million to be paid to our stockholders (assuming that no stockholders perfect their appraisal rights under Delaware law) and holders of options to purchase our shares will be financed through cash on hand and, if needed, capital contributions from its ultimate parent, Mass Mutual. The merger is not conditioned upon obtaining financing from any outside sources.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain U.S. federal income tax consequences of the merger to stockholders. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), applicable Treasury regulations promulgated under the Code, Internal Revenue Service ("IRS") rulings and judicial interpretations thereof all in effect as of the date of this proxy statement, and all of which are subject to change occurring after such date, possibly with retroactive effect. There can be no assurance that future legislative, judicial or administrative action will not affect the accuracy of the statements or conclusions in this proxy statement.

         This summary does not address all the U.S. federal income tax considerations that may be relevant to stockholders, particularly stockholders subject to special treatment under the Code, including without limitation persons who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, insurance companies, tax-exempt organizations, financial institutions, or broker-dealers, who hold their shares as part of a hedge, straddle, conversion or other risk-reduction transaction, or who acquired their shares in connection with the exercise of employee stock options or otherwise as compensation. It also does not address the tax consequences of the merger under foreign, state or local tax laws. Accordingly, stockholders are urged to consult with their tax advisors with respect to the particular U.S. federal, state, local or foreign income tax or other tax consequences of the merger to them.

         The exchange of Tremont common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes, and accordingly a stockholder will recognize gain or loss equal to the difference between the cash received and such stockholder's tax basis in the Tremont common stock exchanged therefor. A stockholder must generally calculate gain or loss separately for each block of Tremont common stock that is exchanged in the merger. Provided a stockholder holds his Tremont common stock as a capital asset, this gain or loss will be capital gain or loss, which will be long-term capital gain or loss if the stockholder's Tremont common stock has been held for more than one year at the time of the merger.

         The exchange agent will be required to back-up withhold on any payment to a stockholder unless such holder, or other payee, provides the appropriate tax identification number and certifies that such number is correct, or an exception from backup withholding applies. Amounts paid as backup withholding do not constitute additional tax and will be allowed as a refund or credit against the stockholder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

ACCOUNTING TREATMENT

         The merger will be accounted for using the purchase method of accounting. Under this method of accounting, the purchase price will be allocated to the fair value of the net assets acquired. The excess purchase price over the fair value of the assets acquired will be allocated to goodwill.

APPRAISAL RIGHTS OF STOCKHOLDERS

         You have the right to dissent from the merger and to demand and obtain cash payment of the appraised value of your shares of our common stock under the circumstances described below. The appraised value that you obtain for your shares by dissenting may be less than, equal to or greater than the cash consideration provided for in the merger agreement. If you fail to comply with the procedural requirements of Section 262 of the Delaware General Corporation Law, you will lose your right to dissent and seek payment of the appraised value of your shares. In accordance with Section 262, Tremont is obligated to mail to each holder of shares as of the record date notice that such stockholder is entitled to appraisal rights for their shares. THIS PROXY STATEMENT AND THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS THAT ACCOMPANIES THIS PROXY STATEMENT, CONSTITUTE SUCH NOTICE.

         The following is a summary of Section 262, which specifies the procedures applicable to dissenting stockholders. This summary is not a complete statement of the law regarding your right to dissent under Delaware law, and if you are considering dissenting, we urge you to review the provisions of Section 262 carefully. The text of Section 262 is attached to this proxy statement as Appendix C, and we incorporate that text into this proxy statement by reference. Among other matters, you should be aware of the following:

         - to be entitled to dissent and seek appraisal, you must hold shares of our common stock on the date you make the demand required under Delaware law, you must continuously hold those shares until the merger has been completed, you must not vote in favor of the merger and you must otherwise comply with the requirements of Section 262 (neither a failure to vote on the merger agreement, nor an abstention from voting on the merger agreement, will be construed as a vote in favor of the merger agreement; however, if you return your signed proxy left blank, your vote will be counted in favor of the merger agreement, and you will waive your appraisal right);

         - before the special meeting, you must deliver a written notice that states your identity and your intent to demand appraisal to Tremont Advisers, Inc., 555 Theodore Fremd Avenue, Rye, New York, 10580, Attention: General Counsel (you should be aware that simply voting against the merger is not a demand for appraisal rights);

         - within ten days after the effective time of the merger, the surviving corporation will notify all of the dissenting stockholders who have complied with Section 262 and who have not voted in favor of the merger;

         - within 120 days after the effective time of the merger, the surviving corporation or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of the dissenting stockholders;

         - the Delaware Court of Chancery will determine which dissenting stockholders complied with the requirements of Section 262 and are entitled to appraisal rights;

         - the Delaware Court of Chancery may require the stockholders who have demanded an appraisal for their shares (and who hold stock represented by certificates) to submit their stock certificates to the Register in Chancery for notation; and the Delaware Court of Chancery may dismiss the proceedings as to any stockholder that fails to comply with such direction;

         - the Delaware Court of Chancery will then appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the appraised fair value;

         - the Delaware Court of Chancery will consider all relevant factors in determining the fair value and the fair interest rate (if any);

         - the Delaware Court of Chancery will then direct the surviving corporation to pay the fair value of the dissenting shares, together with any interest, to the stockholders entitled to payment; payment will be made when the stockholder surrenders the certificates to the surviving corporation;

         - the costs of the proceeding for appraising the fair value may be determined by the court and the court may require the parties to bear the costs in any manner that the court believes to be equitable;

         - if you dissent from the merger, you will not be entitled to vote your shares of common stock for any purpose or to receive dividends or other distributions (other than dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger) following the merger;

         - you may withdraw your demand for appraisal and accept the cash consideration provided for in the merger agreement at any time within 60 days after the effective date of the merger; and

         - the exchange of shares for cash pursuant to the exercise of appraisal rights will be a taxable transaction for United States federal income tax purposes and possibly state, local and foreign income tax purposes as well. See "Special Factors--Certain U.S. Federal Income Tax Consequences".

STOCKHOLDERS AGREEMENT

         As an inducement and a condition to entering into the merger agreement, Oppenheimer and Joshua Acquisition Corp. have required that ten of Tremont's stockholders enter into a stockholders agreement. The following is a brief description of the material terms of this agreement.

         Under the stockholders agreement, stockholders, who together own 308,950 shares of Tremont's Class A common stock and 3,254,380 shares of Tremont's Class B common stock, constituting approximately 37% of the voting power of Tremont, have agreed that, as long as the merger agreement is in effect, they will vote their shares in favor of the merger and the merger agreement. In furtherance of the foregoing, as long as the merger agreement is in effect, each of these stockholders has granted to Oppenheimer and certain of its representatives its irrevocable proxy to vote their shares in accordance with the stockholders agreement. In addition, these stockholders have agreed to vote their shares:

         - against any action or agreement that would result in the breach in any respect of any covenant, representation, warranty or other obligation of Tremont under the merger agreement;

         - except as expressly agreed to in writing by Oppenheimer, against (a) any extraordinary corporate transaction involving Tremont, any of its subsidiaries or any funds sponsored, formed or controlled by Tremont or any of Tremont's subsidiaries; (b) a sale, lease or transfer of a material amount of Tremont's or any of its subsidiaries' assets, or a reorganization, recapitalization, dissolution or liquidation of Tremont or any of its subsidiaries; (c) any change in a majority of the persons on the board of directors; (d) any change in the present capitalization of Tremont or any amendment to Tremont's charter or bylaws; (e) any other material change in Tremont's corporate structure or business; or (f) any other action involving Tremont or any of its subsidiaries or any funds sponsored, formed or controlled by Tremont or any of its subsidiaries, which is intended, or could in any manner be expected to adversely affect the merger, including any action to facilitate any acquisition proposal.

None of the ten stockholders, prior to the termination of the merger agreement, may elect to convert any Class A common shares that he may own into Class B common shares. Each of the ten stockholders agrees it shall not, directly or indirectly, initiate, solicit, encourage or knowingly facilitate any inquiries or the making of any acquisition proposal, or, prior to the termination of the merger agreement, agree to approve or endorse any acquisition proposal.

         Each of the ten stockholders bound by the stockholders agreement has also granted to Oppenheimer an irrevocable option to purchase all of such stockholders' shares at a purchase price equal to the merger consideration. These options will become exercisable in the case that the merger agreement is terminated, except in the case of a preliminary or final injunction or other court or governmental order. Oppenheimer covenants that in the event it exercises this option, during the term of the agreement it will vote such shares for or against any superior proposal or any action or matter relating to a superior proposal that is submitted to a stockholder vote, pro rata in proportion to the affirmative and negative votes cast by the other stockholders of Tremont voting on the proposal or action or matter (excluding abstentions and broker non-votes).

         During the term of the stockholders agreement, none of the ten stockholders may, directly or indirectly, sell, assign, or otherwise dispose of any of its shares or any interest in these shares, provided that the stockholders may tender their shares in response to a bona fide tender offer that is supported by the board of directors upon giving five business days' advance notice to Oppenheimer. Furthermore, during the term of the stockholders agreement, none of the ten stockholders may grant any proxies or powers of attorney, deposit any shares into a voting trust, enter or amend a voting agreement with respect to such shares, exercise any right to require Tremont to register any shares, or take any action that would make any representation or warranty of such shareholder untrue or incorrect, or would have the effect of preventing or disabling such stockholder from performing his obligations under this agreement. Each of the ten stockholders also waived its appraisal rights.

         The option granted in the stockholders agreement will terminate upon the earlier of the effective time of the merger or

         - if Tremont terminates the merger agreement after (a) the board of directors determines that it must terminate the agreement because of a superior acquisition proposal; (b) the board of directors notifies Oppenheimer and Joshua Acquisition Corp. that it intends to enter into another proposal and provides a copy of such proposal; (c) during the five business days following receipt of Tremont's notice, Tremont and Oppenheimer have negotiated to adjust the merger agreement and the superior proposal is still superior; (d) simultaneously with the termination Tremont pays Oppenheimer the termination fee; and
                (e) such termination is within two business days after the termination of the five business day period described above and the board of directors has made its determination to continue with the superior proposal prior to the receipt of the required company vote;

         - if Oppenheimer terminates the merger agreement after Tremont's board of directors has failed to call a meeting of Tremont's stockholders for the purpose of obtaining the required company vote;

         - if Oppenheimer terminates the merger agreement any time after a superior acquisition proposal has been made after (a) Tremont's board of directors has failed to recommend or reconfirm or has withdrawn, modified or changed its approval or recommendation of the merger and or the merger agreement, or has recommended an alternative acquisition proposal; (b) if the required company vote has not been obtained on or prior to December 30, 2001; (c) if a tender offer or exchange offer for 15% or more of the outstanding common stock of Tremont is commenced, and the board of directors fails to recommend against acceptance of such tender offer or exchange offer by the Tremont stockholders within the time period required by the SEC (or the board of directors resolves or fails to resolve any of the above); or (d) if there shall have been a breach by Tremont of any of its representations, warranties, covenants or obligations in the merger agreement, which results in its failure to satisfy a condition and which is incurable or, if curable, shall not have been cured within 30 days of receiving written notice; or

         - if the required company vote is not obtained and, at or prior to the meeting of the stock holders called for the purpose of approving the merger and the merger agreement, (a) one or more of the ten stockholders has breached the stockholders agreement or (b) an acquisition proposal has been made, 12 months after any such termination.

If the merger agreement is terminated in accordance with any terms not mentioned above, other than a termination at the effective time of the merger, the stockholders agreement shall terminate contemporaneously with the merger agreement.

         None of the ten stockholders who is a party to the stockholders agreement who is or becomes a director or officer of Tremont during the term of the stockholders agreement makes any agreement or understanding in its capacity as such director or officer.


                              THE MERGER AGREEMENT

         The following is a brief summary of the material provisions of the merger agreement. The following summary is qualified in its entirety by reference to the merger agreement, which we have attached as Appendix A to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety.

THE MERGER

         The merger agreement provides that, following the approval of the adoption of the merger agreement by our stockholders and the satisfaction or waiver of the other conditions to the merger, including receipt of the requisite regulatory approvals, Joshua Acquisition Corp. will be merged with and into us. Tremont will be the surviving corporation. We believe that efforts sufficient to satisfy the regulatory requirements, and to receive the necessary regulatory approvals can be concluded during the fourth quarter of 2001. The merger will then become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time agreed to by the parties and specified in the certificate of merger, provided that Oppenheimer may, at its option and upon written notice, delay the effectiveness of the merger until October 1, 2001.

         When the merger becomes effective, the certificate of incorporation of Joshua Acquisition Corp. will be the certificate of incorporation of the surviving corporation, until thereafter changed or amended as provided therein or by applicable law; provided that the certificate of incorporation of the surviving corporation shall be amended to change the name of the surviving corporation to "Tremont Advisers, Inc." The by-laws of Joshua Acquisition Corp. in effect immediately prior to the effective time of the merger will be the by-laws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

         Conversion of Capital Stock. At the effective time of the merger, pursuant to the merger agreement and the Delaware General Corporation Law, each issued and outstanding share of our Class A and Class B common stock, other than any such shares (i) owned directly or indirectly by us or by Oppenheimer (all of which will be canceled without consideration) or (ii) held by a dissenting stockholder exercising and perfecting appraisal rights, will be converted into the right to receive $19.00 in cash, without interest thereon; provided that:

- if our tangible net worth as shown on our pro forma balance sheet as of the end of the most recent month-end not less than fifteen business days prior to the consummation of the merger shall be less than $13,170,290, then each such share (other than such shares held by Oppenheimer, by us, or by dissenting stockholders perfecting appraisal rights) shall be converted into the right to receive $19.00 minus the quotient obtained by dividing (x) the amount by which $13,170,290 exceeds our tangible net worth as shown on such balance sheet by (y) the total number of shares of common stock and options to buy shares of common stock outstanding at the effective time of the merger;

- if our tangible net worth as shown on our pro forma balance sheet as of the end of the most recent month-end not less than fifteen business days prior to the consummation of the merger shall be more than $15,170,290, then each such share (other than such shares held by Oppenheimer, by us, or by dissenting stockholders perfecting appraisal rights) shall be converted into the right to receive $19.00 plus the quotient obtained by dividing (x) the amount by which our tangible net worth as shown on such balance sheet exceeds $15,170,290 by (y) the total number of shares of common stock and options to buy shares of common stock outstanding at the effective time of the merger.

         For the purposes of the foregoing, "tangible net worth" means the excess of stockholders' equity over the sum of goodwill (net of amortization) and investments in joint ventures, not including our expenses incurred in connection with the merger.

         Exchange of Common Stock Certificates. At the effective time of the merger, each certificate representing shares of our Class A and Class B common stock then outstanding, other than any such shares owned by Oppenheimer, by us, or by dissenting stockholders perfecting appraisal rights, will represent the right to receive the cash into which such issued and outstanding shares of common stock may be converted. At the effective time of the merger, all such shares of our common stock will be canceled and cease to exist, and each holder of a certificate representing any such shares will cease to have any voting or other rights with respect to such shares, except the right to receive upon the surrender of the certificate the cash consideration payable under the merger agreement, without interest thereon.

         Each share of common stock of Joshua Acquisition Corp. issued and outstanding immediately prior to the effective time of the merger shall be converted into a number of shares of common stock, par value $0.01, of the surviving corporation equal to (i) the number of our shares of common stock and options to buy shares of common stock then outstanding divided by the number of shares of Joshua Acquisition Corp. then issued and outstanding, or (ii) such lesser number of shares as Oppenheimer shall determine.

         Prior to the effective time of the merger, Oppenheimer will designate a bank or trust company reasonably acceptable to us to act as exchange agent for the purpose of exchanging stock certificates for the merger consideration. Oppenheimer shall deposit or cause to be deposited with the exchange agent in trust for the benefit of holders of shares of our common stock the aggregate amount of cash to be paid pursuant to the merger agreement in exchange for outstanding shares of our common stock (other than any shares owned by Oppenheimer, by us, or by dissenting stockholders perfecting appraisal rights). The exchange agent shall invest the moneys so deposited in short-term, investment grade securities and pay any interest or other income resulting from such investments to the surviving corporation.

         As soon as reasonably practicable after the effective time of the merger, the surviving corporation shall cause the exchange agent to mail a letter of transmittal to holders of shares of common stock. The letter of transmittal will contain instructions as to how to surrender common stock certificates in exchange for the cash merger consideration. Upon surrender to the exchange agent of a stock certificate together with the duly executed letter of transmittal and any other documents as may be reasonably required by the exchange agent, the holder of such certificate shall be entitled to receive in exchange therefor a check (or, in the case of any holder that requests a wire transfer and offers to pay any reason able costs associated therewith, a wire transfer of immediately available funds) in the amount equal to the merger consideration multiplied by the number of shares of our common stock formerly represented by such certificate minus any taxes withheld as required by law and as provided in the merger agreement.

         Holders of common stock whose certificates are lost will be required to make an affidavit identifying the certificate or certificates as lost, stolen or destroyed and, if required by us, to post a bond in such amount as we may reasonably require to indemnify us against any claim that may be made against us with respect to such certificate.

         Any cash deposited by Oppenheimer with the exchange agent that remains undistributed to the holders of certificates of our common stock for six months after the effective time of the merger shall, to the extent permitted by applicable law, be delivered to the surviving corporation or otherwise on the instruction of the surviving corporation, and any holders of certificates who have not theretofore complied with the provisions of the merger agreement relating to the exchange of their certificates for the merger consideration shall thereafter look only to the surviving corporation for the merger consideration with respect to such certificates. In addition, none of the parties to the merger agreement or the surviving corporation will be liable to any person in respect of any merger consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         The surviving corporation, Oppenheimer and the exchange agent, as applicable, shall be entitled to deduct and withhold from the payment otherwise due holders of shares of our common stock pursuant to the merger agreement such amounts as are required to be withheld with respect to the making of any such payment under the Internal Revenue Code of 1986, as amended, any rules and Treasury regulations promulgated thereunder, or any provision of state, local or foreign tax law.

         Shares of our common stock issued and outstanding immediately prior to the effective time of the merger and held by a holder who has not voted in favor of the merger and who demands appraisal for such shares in accordance with
Section 262 of the Delaware General Corporation Law shall not be converted into the right to receive the merger consideration unless such holder fails to perfect within the period prescribed by the DGCL, or withdraws or otherwise loses, such appraisal right. If, after the effective time of the merger, such holder fails to perfect or withdraws or otherwise loses the right to appraisal, such shares shall be treated as if they had been converted as of the effective time of the merger into the right to receive the merger consideration, without interest thereon.

         Stock Options. We have agreed to take all actions necessary so that, as of the effective time of the merger, the Tremont 1998 Stock Plan shall terminate. At such time, all outstanding options will be canceled and will be converted into the right to receive a single lump sum cash payment from the surviving corporation equal to the product of (x) the number of shares of our common stock subject to such option and (y) the excess, if any, of the merger consideration for a share of our common stock at the effective time of the merger over the exercise price per share of such option. Such payment shall be made by the surviving corporation as soon as practicable following receipt from the option holder of a release or other documentation reasonably satisfactory to Oppenheimer and the surviving corporation.

         Officers and Directors. Our officers as of the effective time of the merger shall be the officers of the surviving corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of Joshua Acquisition Corp. as of the effective time of the merger shall be the directors of the surviving corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties with respect to us and our subsidiaries relating to, among other things:

- organization, qualification, capitalization and similar corporate matters;

- authorization, execution, delivery, performance and enforceability of the merger agreement and other documents relating thereto;

-        required regulatory filings, consents, approvals and authorizations;

- the absence of violation of organizational documents, laws or contracts as a result of entering into the merger agreement;

- the accuracy of the information contained in the reports and financial statements that we and our subsidiaries have filed with the Securities and Exchange Commission and other governmental authorities;

-        the absence of material adverse changes since December 31, 2000;

-        the absence of material legal proceedings;

-        property owned, leased or operated;

-        contracts and the absence of any material default in these contracts;

-        compliance with applicable laws, permits and agreements;

- absence of any administrative proceeding or investigation with respect to us or our subsidiaries;

- proper registration, qualification and/or certification in all relevant jurisdictions of us and/or of our subsidiaries and affiliates, as applicable, to serve in certain capacities under the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Securities Exchange Act of 1934, as amended, and the Commodity Exchange Act of 1936, as amended;

- absence of any requirement that we or any of our subsidiaries be registered as an investment company under the Investment Company Act of 1940, as amended;

- certain environmental, labor and employment, intellectual property, employee welfare and benefit plans and tax matters;

- approval by our board of directors of the merger, the merger agreement and the transactions contemplated thereby for purposes of Section 203 of the Delaware General Corporation Law;

-        the stockholder vote required to adopt the merger agreement;

-        the absence of undisclosed broker's fees;

- maintenance by us and our subsidiaries of insurance sufficient for the operation of our business and that of our subsidiaries;

- the receipt by us of a fairness opinion from Putnam Lovell Securities, Inc.;

- absence of direct or indirect ownership by us of shares of common stock of Oppenheimer, or of other Oppenheimer capital stock, or of any options, warrants or other rights to acquire Oppenheimer capital stock;

-        maintenance of relationships with material clients; and

-        the absence of any unlawful payments.

         The merger agreement contains customary representations and warranties by Oppenheimer and Joshua Acquisition Corp. relating to, among other things:

- their organization, standing authority to carry on business and similar corporate matters;

- the absence of violation of organizational documents, laws or contracts as a result of entering into the merger agreement;

- authorization, execution, delivery, performance and enforceability of the merger agreement and other documents relating thereto;

-        required regulatory filings, consents, approvals and authorizations;

-        the absence of material legal proceedings;

- approval by the boards of directors of Oppenheimer and Joshua Acquisition Corp. of the merger agreement, the merger and the transactions contemplated thereby;

- absence of broker, finder or agent fees or commissions or similar compensation with respect to the merger;

- absence of direct or indirect ownership by Oppenheimer or Joshua Acquisition Corp. of shares of our common stock or other capital stock, or of any options, warrants or other rights to acquire our capital stock other than pursuant to the merger agreement or the Stockholders Agreement;

-        availability of funds sufficient to pay the merger consideration; and

- the creation of Joshua Acquisition Corp. solely for the purpose of engaging in the transactions contemplated by the merger agreement.

         The foregoing representations and warranties are subject, in some cases, to specified exceptions and qualifications. Except for purposes of indemnification under the Retention Plan (described on pages 27-28), the representations and warranties of each of the parties will expire upon completion of the merger.

COVENANTS RELATING TO CONDUCT OF BUSINESS

         Our covenants. Under the merger agreement, we have agreed that from the date of the merger agreement until the effective time of the merger, we shall take, and shall cause our controlled subsidiaries and investment funds to take, except as otherwise contemplated by the merger agreement or to the extent that Oppenheimer shall in its sole discretion otherwise consent in writing, the following actions:

- carry on our respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted;

- preserve intact present lines of business, business organizations and reputations, maintain rights, franchises and permits, keep available the services of key officers and key employees, maintain assets and properties in good working order and condition, ordinary wear and tear excepted, and preserve relationships and goodwill with clients, suppliers and others to the end that the ongoing businesses shall not be impaired in any material respect at the effective time of the merger; and

- not (i) enter into any new material line of business, (ii) commit to any capital expenditures other than capital expenditures in the usual, regular and ordinary course of business consistent with past practice and not individually or in the aggregate in excess of $100,000, or
         (iii) delay or postpone the payment of accounts payable and other liabilities or accelerate the collection of accounts receivable, or revalue in any material respect any assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in each case in the usual, regular and ordinary course of business consistent with past practice or as required by GAAP.

         We have further agreed to use commercially reasonably efforts to cause our non-controlled subsidiaries to take the foregoing actions. In addition, we have agreed not to do any of the following, and to cause our controlled subsidiaries and investment funds not to do any of the following, except as otherwise contemplated by the merger agreement or to the extent that Oppenheimer shall in its sole discretion otherwise consent in writing:

- declare, set aside or pay any dividends on, or make any other distributions in respect of, capital stock, other than dividends by one of our wholly-owned subsidiaries to its parent;

- adopt a plan of liquidation, merger, recapitalization or other reorganization other than in the usual, regular and ordinary course of business consistent with past practice;

- purchase, redeem or otherwise acquire any shares of our capital stock or of our subsidiaries' capital stock, other than in the usual, regular and ordinary course of business consistent with past practice in connection with funding the Tremont Advisers, Inc. Savings Plan;

- split, combine, or reclassify any of our capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for our capital stock;

- change the methods of accounting in effect at December 31, 2000, change the fiscal year, settle any action relating to any material tax, make or rescind any material tax election or, subject to certain exceptions, make any changes to our tax accounting methods unless required by a change in generally accepted accounting principles, SEC accounting regulations or guidelines or applicable law;

- enter into, modify, amend or terminate any material contract to which we or one of our subsidiaries is a party, other than modifications, amendments or terminations in the ordinary course consistent with past practice or as expressly permitted in the merger agreement;

- settle or compromise any pending or threatened claims or arbitrations, other than settlements that involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by us or liability in excess of $100,000 in the aggregate above the reserves established therefor on our books as of the date of the merger agreement; or

- take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) any of our representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, (ii) a material breach of any provision of the merger agreement, (iii) any of the conditions to the merger set forth in Article VI of the merger agreement not being satisfied, or (iv) a material delay in the consummation of the merger and the transactions contemplated by the merger agreement.

         We have further agreed not to do any of the following, to cause our controlled subsidiaries and investment funds not to do any of the following, and to use commercially reasonable efforts to cause each of our non-controlled subsidiaries not to do any of the following, except as otherwise contemplated by the merger agreement or to the extent that Oppenheimer shall in its sole discretion otherwise consent in writing:

- issue, deliver, sell, pledge or otherwise encumber any shares of our capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or rights to acquire shares of our capital stock, except for the issuance of shares as a result of the exercise of stock options existing when we entered into the merger agreement;

-        amend our respective certificates of incorporation or bylaws;

- acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of their respective businesses in the usual, regular and ordinary course of business consistent with past practice);

- subject to certain exceptions, lease, transfer, pledge, encumber or otherwise dispose of any of our assets, or agree to do any of the foregoing;

- subject to certain exceptions, incur any new indebtedness of a long-term or otherwise substantial nature;

- make any increase in or commitment to increase the amount of wages, bonus, severance or other compensation of any executive officer, director or employee (other than in the ordinary course of business consistent with past practice), make any increase in or commitment to increase any profit sharing, retirement, deferred compensation, insurance or other employee benefits, issue any additional stock options, equity-based awards or shares of our common stock (other than the issuance of common stock upon the exercise of stock options outstanding on the date hereof or in connection with the Tremont Advisers, Inc. Savings Plan in accordance with its present terms), adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any employee benefit plan, or any other agreement, arrangement, plan or policy between us or one of our subsidiaries and one or more of our or our subsidiaries' directors, officers or employees, or make any contribution, other than regularly scheduled contributions, to any benefit plan; or

- adopt, approve, ratify or enter into any collective bargaining agreement, side letter, memorandum of understanding or similar agreement with any labor union covering our or our subsidiaries' employees.

         Advisory Agreement Consents. We have agreed to obtain written consent to the assignment or deemed assignment of any investment advisory agreement between us or one of our subsidiaries and any investment fund client that is controlled by us. We have agreed to use our reasonable best efforts to obtain written consent to the assignment or deemed assignment of any investment advisory agreement between us or one of our subsidiaries and any other investment fund client, each client whose investment advisory agreement requires written consent in the event of any assignment and each key client specified in the merger agreement. We have agreed to seek written or implied consents to the assignment or deemed assignment of the other investment advisory agreements between us or one of our subsidiaries and any other client.

         Acquisition Proposals. We have agreed that we will not (and will cause our subsidiaries not to) directly or indirectly:

- initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information or assistance) any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to (x) a proposal or offer with respect to a merger, reorganization, share exchange, recapitalization, liquidation, dissolution, consolidation or similar transaction involving, or any purchase or series of related purchases directly or indirectly (including, by way of lease, exchange, sale, mortgage, pledge, tender offer, exchange offer or otherwise, as may be applicable), of 5% or more of the assets (based on fair market value) or any equity interests (in economic or voting power) in, us or any of our subsidiaries, (y) a breach of the merger agreement or the stockholders agreement or any interference with the completion of the merger or (z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing inquiries, expressions of interest, proposals, or offers being referred to as an acquisition proposal);

- engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate the making of, or any effort or attempt to make or implement, an acquisition proposal;

-        agree to or recommend to our stockholders any acquisition proposal;
         provided that nothing contained in the merger agreement shall prevent the Company from:

         - based on the advice of outside legal counsel, complying with Rule 14e-2 promulgated under the Securities Exchange Act of 1934, with regard to an acquisition proposal or providing any other legally required disclosure to our stockholders (provided that, except as otherwise permitted in the merger agreement, we do not withdraw or modify, or propose to withdraw or modify, our position with respect to the merger or approve or recommend, or propose to approve or recommend, an acquisition proposal);

         - prior to receipt of the affirmative vote of the holders of a majority of the voting power of our common stock to adopt the merger agreement, and subject to our compliance with the immediately following sentence regarding notice to Oppenheimer, providing information to, or engaging in any negotiations or discussions with, any person who has made an unsolicited bona fide written acquisition proposal if, and only to the extent that:

                - our board of directors determines, in good faith after consultation with, and based upon the advice of, outside legal counsel, that providing such information and engaging in such discussions or negotiations is required to comply with our fiduciary duties to our stockholders under applicable law;

                - such acquisition proposal is not subject to any financing contingencies;

                - our board of directors determines in good faith that such acquisition proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and believes in good faith, after consultation with Putnam Lovell Securities, Inc., such acquisition proposal would, if consummated, result in a transaction more favorable to our stockholders from a financial point of view than the merger (any such more favor able acquisition proposal being referred to as a superior proposal); and

                - prior to taking such action and furnishing any information to any such party, we (x) provide reasonable notice to Oppenheimer to the effect that we are taking such action,
                    (y) provide such information to Oppenheimer (if and to the extent we have not already done so), and (z) shall have entered into a confidentiality/ standstill agreement on customary terms as advised by outside legal counsel, and in any event containing terms at least as stringent as those contained in the confidentiality agreement by and between us and Oppenheimer, dated as of March 14, 2001; or

         - prior to receipt of the affirmative vote of the holders of a majority of the voting power of our common stock to adopt the merger agreement, recommending such a superior proposal to the holders of our common stock and withdrawing the prior recommendation of the merger agreement, if and only to the extent that our board of directors determines, in good faith after consultation with, and based upon the advice of, outside legal counsel, that taking such action is required to comply with our fiduciary duties to our stockholders under applicable law; provided our board of directors may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of the merger agreement or the merger) an acquisition proposal unless such an acquisition proposal is a superior proposal (and we shall have first terminated the merger agreement in accordance with such agreement).

         Prior to providing any information to or entering into discussions or negotiations with any person in connection with an acquisition proposal by such person, we shall notify Oppenheimer immediately (orally and in writing) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of our representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter shall keep Oppenheimer reasonably and promptly informed on the status and terms of any such proposals or offers and provide Oppenheimer with a copy of any written acquisition proposal, and all amendments and supplements thereto and the status of any such discussions or negotiations.

         We have further agreed that neither our board of directors nor any committee thereof, except in connection with a superior proposal and subject to compliance with the relevant sections of the merger agreement, shall:

- withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Oppenheimer, the approval or recommendation by such board of directors or such committee of the merger or the merger agreement;

- approve or recommend, or propose publicly to approve or recommend, any acquisition proposal; or

- cause us to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any acquisition proposal.

         Required Company Vote. We have agreed that we shall as promptly as practicable following the execution of the merger agreement take all action necessary in accordance with applicable law, our articles of incorporation and our bylaws to duly call, give notice of, convene and hold as soon as practicable after the date of the merger agreement a meeting of our stockholders for the purpose of obtaining the affirmative vote of the holders of a majority of the voting power of our common stock to adopt the merger agreement and, except in connection with a superior proposal and subject to compliance with the relevant provisions of the merger agreement, shall take all lawful action to solicit the adoption of the merger agreement by such vote. We have further agreed that our board of directors shall recommend adoption of the merger agreement by our stockholders. Notwithstanding the foregoing and regardless of whether our board of directors has withdrawn, amended or modified its recommendation that our stockholders approve and adopt the merger agreement, unless the merger agreement shall have been terminated pursuant to its termination provisions (see "-- Termination", below), we shall be required to hold such a meeting of our stockholders for the purpose of obtaining such a vote.

         Access to Information. We have agreed to afford to Oppenheimer and its representatives reasonable and prompt access to our information, assets and personnel and to make available to Oppenheimer on a timely basis a copy of each material document filed, furnished or received by us pursuant to the requirements of domestic or foreign laws and all other information reasonably requested by Oppenheimer concerning our business, properties and personnel, subject to confidentiality or legal restrictions.

         Covenants of Oppenheimer. Under the merger agreement, Oppenheimer has agreed that from the date of the merger agreement until the effective time of the merger, Oppenheimer and its subsidiaries shall, except as otherwise contemplated by the merger agreement or to the extent that we shall in our sole discretion otherwise consent in writing, not take any action that would, or fail to take any action which failure would, or could reasonably be expected:

- to impair Oppenheimer's ability to have available sufficient funds to pay the merger consideration and satisfy its other obligations under the merger agreement;

- to impede or delay receipt of specified consents or otherwise impede or delay consummation of the merger and the transactions contemplated thereby;

- to result in any of Oppenheimer's representations and warranties set forth in the merger agreement being or becoming untrue in any material respect;

- to result in a material breach of any provision of the merger agreement;

- to result in any of the conditions to the merger as set forth in the merger agreement not being satisfied; or

- to result in a material delay in the consummation of the merger and the transactions contemplated in the merger agreement.

         Offers of Employment. Oppenheimer agrees that, except as provided in certain employment agreements with specified employees, it shall immediately following the effective time of the merger cause the surviving corporation to continue the employment of each of the persons then employed by us on terms substantially similar to the terms of their current employment.

         Employee Benefits. Oppenheimer agrees that, except as provided in certain employment agreements with specified employees, it shall assume all employment and other related agreements with our current employees. Further, our obligations under any employee or director benefit plan in effect as of the signing of the merger agreement shall become obligations of the surviving company as of the effective date of the merger; provided that as soon as practicable Oppenheimer shall provide or cause the surviving corporation to provide to such employees the same benefits which are provided to similarly situated employees of Oppenheimer immediately prior to the effective time of the merger, subject to certain conditions and exceptions.

         Directors' and Officers' Indemnification and Insurance. Oppenheimer has agreed that through the sixth anniversary of the effective time of the merger the surviving corporation shall indemnify and hold harmless each of our or our subsidiaries' present or former officers, directors or employees (when acting in such capacity) against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (A) the fact that such person is or was an officer, director or employee of Tremont or of our subsidiaries or (B) matters existing or occurring at or prior to the effective time of the merger, in each case subject to certain exceptions and conditions. Oppenheimer has further agreed that the surviving corporation shall cause to be maintained through the sixth anniversary of the effective time of the merger the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by us (or policies no less advantageous than the current policies maintained by us) with respect to claims arising from facts or events that occurred at or before the effective time of the merger, subject to certain conditions and exceptions, provided that in no event shall the surviving corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by us for such policies.

         Preparation of Proxy Statement; Tremont Shareholders' Meeting. We have agreed to prepare this proxy statement in cooperation with Oppenheimer, to use all reasonable efforts to have this statement cleared by the SEC as promptly as practicable after filing and to mail this proxy statement to our stockholders at the earliest practicable date following such clearance. We have further agreed to provide Oppenheimer with any comments, whether oral or written, received from the SEC concerning the proxy statement and to review in good faith all comments offered by Oppenheimer.

         Reasonable Best Efforts. Each party to the merger agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under applicable law to cause the merger and the other transactions contemplated by the merger agreement to be consummated, and to cooperate with the other parties to the merger agreement in furtherance of the foregoing.

         Fees and Expenses. Each party to the merger agreement has agreed to bear its own expenses incurred in connection with the merger agreement and the transactions contemplated thereby, subject to, among other things, the following exceptions: (i) if the merger is consummated, the surviving corporation shall pay any and all property and transfer taxes imposed on us or our subsidiaries, and (ii) we shall pay a termination fee to Oppenheimer under certain circumstances (see "-- Termination Fees", below).

         Confidentiality. Each of the parties to the merger agreement has agreed that it shall hold in confidence any "Confidential Information" as defined in the Confidentiality Agreement, dated March 14, 2001, as amended, by and between us and OppenheimerFunds, Inc., to the extent required by and in accordance with the provisions of the Confidentiality Agreement.

         Public Announcements. The parties to the merger agreement have agreed to consult with each other prior to issuing any press releases or making any public announcements concerning the merger agreement or the transactions contemplated thereby.

         Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the merger or the other transactions contemplated by the merger agreement, each of the parties to the merger agreement shall grant such approvals and take all such actions as are legally permissible so that such transactions may be consummated as promptly as practicable on the terms contemplated under the merger agreement and otherwise act to eliminate or minimize the effects of any such statute or regulation on such transactions.

         Revenue Run Rate; Tangible Net Worth. We have agreed to provide to Oppenheimer on or before the fifteenth business day of each month prior to the closing date a certificate setting forth our annualized investment management fees (also referred to as the revenue run-rate) and our tangible net worth, in each case as of such month-end. The parties have further agreed to work in good faith to resolve any disagreement concerning the calculation of the revenue run-rate or tangible net worth.

         Employment Agreements. We have agreed to use our reasonable best efforts to enter into amendments satisfactory to Oppenheimer to certain employment agreements with specified employees prior to the effective date.

CONDITIONS PRECEDENT TO THE MERGER

         Conditions to Each Parties Obligations to Effect the Merger. The respective obligations of each of the parties to the merger agreement to effect the merger and the transactions contemplated by the merger agreement are subject to the satisfaction or waiver of several conditions, including:

-        the adoption of the merger agreement by our stockholders;

- the absence of any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order that prohibits consummation of the transactions contemplated by the merger agreement; and

- the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and the receipt of certain written consents as specified in the merger agreement.

         Additional Conditions to Our Obligations. Except as may be waived by us, our obligations to effect the transactions contemplated in the merger agreement are subject to the satisfaction or waiver of the following conditions:

- subject to materiality standards set forth in the merger agreement, the accuracy of the representations and warranties of each of Oppenheimer and Joshua Acquisition Corp. in the merger agreement as of the date of the merger agreement and the closing;

- the performance in all material respects by Oppenheimer of all obligations required to be performed by it prior to the closing; and

- the taking of all necessary action by Oppenheimer to ensure that the employee Retention Plan and Bonus Pool, as defined in the merger agreement, shall be in full force and effect following the effective time of the merger.

         Additional Conditions to the Obligations of Oppenheimer and Joshua Acquisition Corp. Except as may be waived by Oppenheimer, the obligations of Oppenheimer and Joshua Acquisition Corp. to effect the transactions contemplated in the merger agreement are subject to the satisfaction or waiver of the following conditions:

- subject to materiality standards set forth in the merger agreement, the accuracy of our representations and warranties in the merger agreement as of the date of the merger agreement and the closing;

- the performance in all material respects by us of all obligations required to be performed by us prior to the closing;

- the non-occurrence of any event that shall have caused, or be reasonably likely to cause, a material adverse effect with respect to our business;

- the investment management revenue run-rate of us and our subsidiaries (calculated to exclude the effects of market and currency fluctuations) as of the calendar month-end prior to the closing, in respect of which consents have been obtained, being not less than $16,667,627.05;

- the employment agreements between OppenheimerFunds, Inc. and certain employees specified in the merger agreement shall be in full force and effect, Oppenheimer shall not be aware of any basis that would reasonably be expected to cause any of such agreements to no longer be in full force and effect, and none of the Key Employees (as defined in the merger agreement) shall have died, become incapacitated or otherwise not be in a position to perform his or her obligations thereunder;

- the number of shares of common stock held by holders who did not vote to approve the merger agreement and who demand appraisal for such shares in accordance with Section 262 of the DGCL shall constitute not more than 10% of the shares of our common stock outstanding immediately prior to the effective time of the merger; and

- the adoption by us of the employee Retention Plan and Bonus Pool, as defined in the merger agreement.

TERMINATION

         The merger agreement provides that prior to the closing, the merger agreement may be terminated at any time by mutual written consent of Oppenheimer and Tremont, or by action of our respective boards of directors.

         The merger agreement may be terminated at any time prior to the closing by either us or Oppenheimer if:

- the transactions contemplated by the merger agreement have not been consummated by December 31, 2001, so long as the terminating party did not prevent consummation by materially failing to fulfill any of its obligations under the merger agreement;

- any court or other governmental authority has issued or promulgated any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order that has become final and non-appealable, permanently restraining, enjoining or otherwise prohibiting the consummation of the merger; or

- there shall have been a breach by the other party of any of its representations, warranties, covenants or obligations contained in the merger agreement if such breach would result in the failure to satisfy one or more of the conditions to the merger and such breach shall be incapable of being cured, or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; provided that the right to terminate the merger agreement pursuant to this clause shall not be available to either party, if such party, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in the merger agreement.

         The merger agreement may be terminated at any time prior to the closing by Oppenheimer if:

- our board of directors has failed to recommend, has withdrawn or has adversely modified its approval or recommendation of the merger agreement;

- our board of directors has failed to reconfirm its recommendation of the merger agreement or the merger within three business days after being requested in writing by Oppenheimer to do so;

- our board of directors has recommended a competing acquisition proposal to our stockholders;

- our board of directors has failed to call a meeting of our stockholders for the purpose of obtaining the vote required to approve the merger agreement and the transactions contemplated thereby;

- a tender offer or exchange offer for 15% or more of the outstanding shares of common stock is commenced and our board of directors has failed to recommend against acceptance of such tender offer or exchange within the time period required pursuant to Rule 14e-2 of the Exchange Act of 1934; or

- the condition to closing that the employment agreements between OppenheimerFunds, Inc. and certain employees specified in the merger agreement be in full force and effect shall not have been satisfied or waived by Oppenheimer.

         At any time prior to approval of the merger agreement by our stockholders, we may terminate the merger agreement if after receipt of a competing acquisition proposal, (i) our directors determine, in good faith, after consultation with their advisors, that termination of the merger agreement is required to comply with its fiduciary duties under applicable law; (ii) after receiving requisite notice of that acquisition proposal from us, Oppenheimer does not make, within five business days, an offer that is at least as favorable as such acquisition proposal; and (iii) simultaneous with such termination we pay the required termination fee described below.

TERMINATION FEE

         We have agreed to pay Oppenheimer a termination fee of $5,800,000 if any of the following events occur:

- the merger agreement is terminated by us following receipt of a competing acquisition proposal;

- the merger agreement is terminated by Oppenheimer because our board of directors (i) failed to recommend, withdrew or adversely modified its approval or recommendation of the merger agreement, (ii) failed to reconfirm its recommendation of the merger agreement or the merger within three business days of being requested by Oppenheimer to do so,
         (iii) failed to recommend against acceptance of a tender offer for 15% or more of the outstanding shares of our common stock or (iv) has recommended a competing acquisition proposal to our stockholders;

- the merger agreement is terminated by Oppenheimer because our stockholders shall have failed to vote to approve the merger and the merger agreement by December 30, 2001;

- within 18 months of our termination of the merger agreement for the merger not having taken place by December 30, 2001, we enter into a binding agreement with a third party to implement an acquisition proposal or consummate an acquisition proposal; or

- the employment agreements between OppenheimerFunds, Inc. and certain employees specified in the merger agreement shall not be in full force and effect.

AMENDMENT AND WAIVER

         The merger agreement may be amended by the parties thereto, by action taken or authorized by their respective boards of directors, but, after approval of the merger agreement and the transactions contemplated thereby by our stockholders, no amendment shall be made which by applicable law or in accordance with the rules of any relevant stock exchange requires further approval by our stockholders without such further approval. The merger agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.


                              REGULATORY APPROVALS

         The Hart-Scott-Rodino Act provides that transactions such as the merger may not be completed until certain information has been submitted to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and specified waiting requirements have been satisfied. We and Oppenheimer made the required filings under the Hart-Scott-Rodino Act on August ___, 2001, and therefore expect the waiting period to expire on September ___, 2001 (assuming that no additional information is requested by the Federal Trade Commission or Antitrust Division of the U.S. Department of Justice).

         Tremont Securities, Inc., one of our subsidiaries, is registered as a broker-dealer with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc. The National Association of Securities Dealers, Inc. is a self-regulatory organization which, through its subsidiary NASD Regulation, Inc., regulates securities markets and the activities of broker-dealers. The rules promulgated by NASD Regulation, Inc., provide that the merger may not be completed until an application containing certain information has been submitted to and approved by NASD Regulation, Inc. Tremont Securities, Inc. submitted the required application on August 2, 2001. We do not expect that NASD Regulation, Inc. will impose any interim restrictions on the business activities of Tremont Securities, Inc. while the application is being reviewed and expect that our application will be granted on or before September 1, 2001 (assuming that no additional information or membership interview is requested by NASD Regulation, Inc.).

         Tremont Investment Management, Inc., one of our subsidiaries, is subject to regulation by the Ontario Securities Commission under the Securities Act (Ontario). The rules and regulations promulgated by the Ontario Securities Commission provide that the merger may not be completed until certain information has been submitted to the Ontario Securities Commission. Tremont Investment Management, Inc. submitted the required application on August ___, 2001. We expect that the Ontario Securities Commission will grant our application on or before September ___, 2001.

         Tremont TASS (Europe) Limited, one of our subsidiaries, is subject to regulation by the U.K. Securities Futures Authority under the English Financial Services Act of 1986. The rules and regulations promulgated by the Securities Futures Authority provide that the merger may not be completed until certain information has been submitted to the Securities Futures Authority. Tremont TASS (Europe) Limited submitted the required application on August ___, 2001. We expect that the Securities Futures Authority will grant our application on or before September ___, 2001.


                            DIRECTORS AND MANAGEMENT

         Information with respect to the management of Tremont is set forth in
Part III of Tremont's Annual Report on Form 10-KSB for the year ended December 31, 2000. See "Where You Can Find More Information".

         In addition, a description of other contracts, arrangements, understandings or relationships relating Tremont and its common stock is set forth and described in Tremont's Annual Report on Form 10-KSB for the year ended December 31, 2000.

         Our board of directors' reasons for approving the merger agreement, the merger and the other transactions contemplated by the merger agreement are set forth in the section entitled "Special Factors -- Reasons for the Merger". In coming to its decision to approve the transactions contemplated by the merger agreement, subject to approval by Tremont's stockholders, our board of directors did not have a committee of independent directors or independent third party review or approve the contemplated transactions.

         Ten persons holding shares of our common stock have entered into a stockholders' agreement with Oppenheimer pursuant to which they have agreed to vote FOR the adoption of the merger agreement. Nine of these persons are directors and/or officers of Tremont and one is a significant stockholder that is represented on our board of directors. Pursuant to the stockholders' agreement, approximately 308,950 shares of our Class A common stock and 3,184,070 shares of our Class B common stock, comprising approximately 37% of the votes required to adopt the merger agreement, are already commit-ted to approve the adoption of the merger agreement. The stockholders' agreement also provides that if the merger agreement is terminated under certain circumstances, Oppenheimer may purchase shares of our Class A common stock and Class B common stock held by these ten stockholders at a purchase price per share equal to the merger consideration. To Tremont's knowledge, none of the executive officers or directors of Tremont has made a recommendation in support of or opposed to the transactions contemplated by the merger agreement, other than the recommendation described in this proxy statement.


                       PRICE RANGE OF STOCK AND DIVIDENDS

         For the period commencing on January 1, 1999 and ending on February 1, 2000, both the Class A common stock and the Class B common stock were quoted on the OTC Bulletin Board. Since February 2, 2000, the Class B common stock has traded on the NASDAQ SmallCap Market under the symbol "TMAV". The Class A common stock continues to be quoted on the OTC Bulletin Board under the symbol "TMAVA". The following table sets forth the range of high and low bid prices of the Class A common stock and the range of high and low bid prices or trade prices of the Class B common stock, as applicable. The quotations below are, up until February 2, 2000, dealer prices without retail mark-ups, mark-downs or commissions and may not represent actual transactions. The bid prices and trade prices have been restated to reflect the impact of a five-for-four stock split paid on August 8, 2000 to stockholders of record on July 31, 2000.

                                        Price Range of Class A Common Stock

                                                   Bid Prices
                                  ---------------------------------------------
                                          High                      Low
                                  --------------------      -------------------
1999:
         First Quarter                   $ 6.40                   $ 3.84
         Second Quarter                    6.88                     5.12
         Third Quarter                     8.40                     6.20
         Fourth Quarter                    8.80                     7.20
2000:
         First Quarter                   $ 8.40                   $ 8.00
         Second Quarter                    8.60                     6.40
         Third Quarter                    14.00                     7.00
         Fourth Quarter                   12.00                     9.50
2001:
         First Quarter                    13.00                     9.00
         Second Quarter                   17.00                    10.75

                      Price Range of Class B Common Stock

                                                        Bid Prices
                                                ---------------------------
                                                   High             Low
                                                ----------      -----------
1999:
         First Quarter                            $ 6.72          $ 4.00
         Second Quarter                             7.04            5.12
         Third Quarter                              8.80            6.40
         Fourth Quarter                             9.40            4.80
2000:
         January 1, 2000 - February 1, 2000         8.00            7.60

                                                       Trade Prices
                                                ---------------------------
                                                   High             Low
                                                ----------      -----------
2000:
         February 2, 2000 - March 31, 2000        $ 8.80          $ 6.40
         Second Quarter                             9.00            7.20
         Third Quarter                             12.00            7.50
         Fourth Quarter                            15.00           10.00
2001:
         First Quarter                             15.50            9.50
         Second Quarter                            20.00           12.25


------------
         Since its organization, Tremont has not paid any cash dividends on its Class A common stock or its Class B common stock.

         On July 9, 2001, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of our Class A common stock was $22.00 and the high and low bid prices per share were [xxx] and [xxx], respectively, and the closing sale price of our Class B common stock was $19.75 per share and the high and low trading prices per share were [xxx] and [xxx], respectively. On [date], the most recent practicable date prior to the printing of this proxy statement, the closing price of our Class A common stock was [xxx] and the closing price of our Class B common stock was [xxx]. You are urged to obtain current market quotations for our common stock prior to making any decision with respect to the proposed merger.

         As of the record date, there were approximately xxx holders of record of Tremont's Class A common stock and approximately xxx holders of Tremont's Class B common stock.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following information pertains to common stock beneficially owned
(i) by all directors and executive officers of Tremont and (ii) any person known to us from our records and from reports filed with the SEC on Schedules 13D and/or 13G to be the beneficial owner of more than 5% of our common stock. Unless indicated otherwise by footnote, the owner exercises sole voting and investment power over the securities (other than unissued securities, the ownership of which has been imputed to such owner).


                                                DIRECTOR             NUMBER OF                PERCENTAGE OF
                   NAME                        OR OFFICER           SHARES OWNED               CLASS OWNED
                 --------                      -----------   --------------------------  ------------------------
                                                               CLASS A       CLASS B       CLASS A      CLASS B
                                                             ------------  ------------  -----------   ----------
Sandra L. Manzke (1)                               Yes            256,194       599,648          15%          11%
Robert I. Schulman (2)                             Yes             12,286       521,658            *          10%
Barry H. Colvin (3)                                No                 105        43,324            *            *
John L. Keeley, Jr. (4)                            Yes            107,379       557,223           6%          10%
Alan Rhein (5)                                     Yes                  -        53,904            -           1%
Jimmy L. Thomas (6)                                Yes                  -        81,249            -           2%
Suzanne S. Hammond (7)                             No              20,131        43,637           1%            *
Stephen T. Clayton (8)                             No               6,947        68,334            *           1%
Bruce D. Ruehl (9)                                 Yes              6,097       187,075            *           4%
Nicola Meaden (10)                                 Yes                  -       384,593            -           7%
Mario J. Gabelli (11)                              No             604,203       306,040          38%           5%
Brighton Communications Corporation (12)           No                   -       155,063            -           3%
Legion Insurance Company (13)                      No                   -     1,351,536            -          26%
Oppenheimer Acquisition Corp. (14)                 No             308,950     3,254,380          18%          62%
Directors and officers as a group                                 409,139     2,540,645          24%          48%

-----------------
* Less than 1%. Percentages are shown only where they exceed one percent of the number of shares outstanding and are based on shares of common stock outstanding on June 30, 2001.

(1) Ms. Manzke is the Chairman of the Board of Directors and Co-Chief Executive Officer of Tremont. Her address is 555 Theodore Fremd Ave., Rye, New York. Includes 60,482 shares of Class A common stock and 67,851 shares of Class B common stock owned by the Tremont Advisers, Inc. Savings Plan over which Ms. Manzke has investment discretion and 64,687 shares of Class B common stock subject to currently exercisable stock options (together with such options held by other directors and officers of Tremont, the "Currently Exercisable Options").

(2) Mr. Schulman is President, Co-Chief Executive Officer and a director of Tremont. His address is 555 Theodore Fremd Ave., Rye, New York. Includes 12,286 shares of Class A common stock and 13,208 shares of Class B common stock owned by the Savings Plan over which Mr. Schulman has investment discretion and 48,437 shares of Class B common stock subject to Currently Exercisable Options.

(3) Mr. Colvin is the Chief Operating Officer of Tremont. His address is 555 Theodore Fremd Ave., Rye, New York. Includes 40,624 shares of Class B common stock subject to Currently Exercisable Options.

(4) Mr. Keeley is a director of Tremont. His address is 401 South LaSalle St., Chicago, Illinois. Includes 31,250 shares of Class B common stock owned by Mr. Keeley's wife, 14,062 shares of Class B common stock owned by the John L. Keeley Jr. Foundation, 54,687 shares of Class B common stock owned by the KIC Profit Sharing Plan & Trust, 54,687 shares of Class B common stock owned by the KIC Pension Plan & Trust, 102,675 shares of Class B common stock owned by Kamco Limited Partnership No. 1 and 30,802 shares of Class B common stock owned by JGJ

         Partnership. Mr. Keeley is deemed to have beneficial ownership of the foregoing. Also includes 10,936 shares of Class B common stock subject to Currently Exercisable Options.

(5) Mr. Rhein is a director of Tremont. His address is 405 Park Avenue, New York, New York. Includes 22,655 shares of Class B common stock subject to Currently Exercisable Options.

(6) Mr. Thomas is a director of Tremont. His address is 205 Fox Meadow Drive, Orchard Park, New York. Includes 3,124 shares of Class B common stock subject to Currently Exercisable Options.

(7) Ms. Hammond is Secretary and Treasurer of Tremont. Her address is 555 Theodore Fremd Ave., Rye, New York. Includes 14,272 shares of Class A common stock owned by the Savings Plan and 2,557 shares of Class B common stock owned by the Savings Plan over which Ms. Hammond has investment discretion, and 6,187 shares of Class B of common stock subject to Currently Exercisable Options.

(8) Mr. Clayton is Chief Financial and Administrative Officer of Tremont. His address is 555 Theodore Fremd Ave., Rye, New York. Includes 6,947 shares of Class A common stock and 6,027 shares of Class B common stock owned by the Savings Plan over which Mr. Clayton has investment discretion and 32,656 shares of Class B common stock subject to Currently Exercisable Options. Also includes 5,624 shares of Class B common stock owned by his wife, as to which Mr. Clayton specifically disclaims beneficial ownership, and 312 shares owned by his minor children which Mr. Clayton is deemed to own beneficially.

(9) Mr. Ruehl is Chief Investment Strategist and a director of Tremont. His address is 555 Theodore Fremd Ave., Rye, New York. Includes 6,097 shares of Class A common stock and 2,140 shares of Class B common stock owned by the Savings Plan over which Mr. Ruehl has investment discretion and 29,686 shares of Class B common stock subject to Currently Exercisable Options.

(10) Ms Meaden is Chief Executive Officer of Tremont Tass (Europe) Limited and is a director of Tremont. Her address is Charter House, 13-15 Carteret St., London, England. Includes 284,328 shares of Class B common stock subject to Currently Exercisable Options.

(11) Mr. Gabelli's address is Gabelli Asset Management, 555 Theodore Fremd Ave., Rye, New York. Includes 407,465 shares of Class A Common Stock and 3,540 shares of Class B Common Stock owned by a family partnership over which Mr. Gabelli has sole voting power and investment power. Includes 22,800 shares of Class A Common Stock owned by a family foundation over which Mr. Gabelli has voting and investment power, of which Mr. Gabelli disclaims beneficial ownership. Does not include shares listed elsewhere in this table which are held by Brighton Communications Corporation ("Brighton"), of which Mr. Gabelli specifically disclaims beneficial ownership. Mr. Gabelli is the principal shareholder, as well as the Chairman of the Board and Chief Executive Officer, of Gabelli Asset Management Inc. ("GAMI"), the ultimate parent company for a variety of operating companies engaged in various aspects of the securities business, including Gabelli Securities, Inc. ("GSI"), a majority-owned subsidiary of GAMI; and Gabelli & Company, Inc. ("Gabelli & Company"), a wholly-owned subsidiary of GSI and a registered broker-dealer. Mr. Gabelli is also Chairman of the Board and Chief Executive Officer of Gabelli Group Capital Partners, Inc. ("GGCP"), which owns approximately 80% of the common stock of GAMI. Acting in these capacities, Mr. Gabelli has the authority for making voting and investment decisions on behalf of GGCP and GSI and, therefore, may be deemed to be the beneficial owner of shares of the Company owned by or held in accounts of GGCP and GSI. Of the remaining shares of Class A common stock owned by Mr. Gabelli and his affiliates, of Gabelli, 52,390 shares are held by GSI and 282 shares are held by GGCP.

(12) Brighton's address is 401 Theodore Fremd Ave., Rye, New York. Mr. Gabelli is Chairman of the Board and Chief Executive Officer of Brighton, and he and his affiliates and their clients are principal shareholders of Lynch Corporation ("Lynch"). Mr. Gabelli may be deemed to be a beneficial owner of the shares of the Company owned by Brighton, a subsidiary of Lynch, by virtue of his and certain affiliated parties' significant beneficial ownership of the common stock of Lynch. Mr. Gabelli, however, specifically disclaims beneficial ownership of all of the shares of the Company's Common Stock held by Brighton.

(13) Legion Insurance Company's address is One Logan Square, Philadelphia, Pennsylvania. A wholly-owned subsidiary of Mutual Risk Management, Ltd (known as MRM), MGL Investment, Ltd., purchased these shares during 1997 and 1999. These shares were transferred, effective December 31, 1999, to Legion Insurance Company, another of MRM's wholly-owned subsidiaries.

(14) As of July 10, 2001, Oppenheimer Acquisition Corp. has, pursuant to the stockholders' agreement, shared voting power and shared dispositive power with respect to (and therefore beneficially owns) an aggregate of (i) 308,950 Class A shares representing 17.9% of the outstanding shares of Class A Common Stock and (ii) 3,254,380 Class B shares representing 65.5% of the outstanding shares of Class B Common Stock. By virtue of (i) MassMutual Holding Trust I's ("Trust") control of Oppenheimer, (ii) MassMutual Holding Company's ("Holding") control of Trust and (iii) Massachusetts Mutual Life Insurance Company's ("MassMutual") control of Holding, each of Trust, Holding and MassMutual may be, for the purposes of this proxy statement, a beneficial owner of all of the shares of which Oppenheimer is a beneficial owner. Each of Trust, Holding and MassMutual disclaims beneficial ownership of the 308,950 shares of Class A Common Stock and the 3,254,380 shares of Class B Common Stock referred to above as to which they may be deemed to have beneficial ownership. The address of Oppenheimer is Two World Trade Center, New York, New York. The address of Trust is 1295 State Street, Springfield, Massachusetts. The address of Holding is 1295 State Street, Springfield, Massachusetts. The address of MassMutual is 1295 State Street, Springfield, Massachusetts.


                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

         Tremont has made forward-looking statements in this document and the documents referenced herein that are subject to risks and uncertainties. These statements are based on management's beliefs and assumptions, based on information currently available to management. Forward-looking statements include the information concerning possible or assumed future results of operations of Tremont set forth (i) under "Summary", "Special Factors" and "The Merger Agreement" and (ii) in this document and the documents referenced preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions.

         Some statements contained in this proxy statement may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including the performance of financial markets, the investment performance of Tremont's and its subsidiaries' sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions and government regulations, including changes in tax laws. Tremont cautions you to carefully consider such factors. Further, such forward-looking statements speak only as of the date on which such statements are made. Tremont undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statement even if new information, future events or other circumstances have made them incorrect or misleading. For those statements, Tremont claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

         Stockholders should understand that the following important factors, in addition to those discussed elsewhere in the documents which are referenced in this proxy statement, could affect the future results of Tremont and could cause results to differ materially from those expressed in such forward- looking statements: competitive pressures among financial services companies may increase significantly; general economic conditions, either internationally or nationally or in the states in which Tremont or its subsidiaries are doing business, may be less favorable than expected; legislative or regulatory changes may adversely affect the business in which Tremont is engaged; and technological changes may be more difficult or expensive than anticipated.


                          FUTURE STOCKHOLDER PROPOSALS

         If the merger if not consummated, Tremont will hold a 2002 annual meeting of stockholders. If such meeting is held, for a stockholder proposal to be considered for inclusion in Tremont's proxy statement for the 2002 annual meeting, the proposal must have been received at Tremont's offices no later than January 15, 2002.SEC Rule 14a-8 contains standards as to what stockholder proposals are to be included in a proxy statement.

         In the event the merger is not consummated and the Tremont 2002 annual meeting is held, if a stockholder intends to present a proposal for consideration at the 2002 annual meeting outside the process of SEC Rule 14a-8, Tremont must receive the notice of such proposal on or before [date].


                       WHERE YOU CAN FIND MORE INFORMATION

         Tremont files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Securities and Exchange Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at http://www.sec.gov. You may inspect infor-mation that Tremont files with the NASDAQ at the offices of the National Association of Securities Dealers at 1735 K Street NW, Washington DC 20006.

         In addition to the information provided in this proxy statement, the following documents contain important information about our company and its finances.

TREMONT SEC FILINGS                             PERIOD OR DATE FILED
Annual Report on Form 10-KSB                    Year ended December 31, 2000

Quarterly Reports on Form 10-QSB                Quarter ended March 31, 2001
                                                   and June 30, 2001.

Current Report on Form 8-K                      Filed on July 10, 2001.

         Company stockholders may obtain the above-mentioned documents by requesting them in writing or by telephone from the appropriate party at the following addresses:

                             Tremont Advisers, Inc.
                            555 Theodore Fremd Avenue
                               Rye, New York 10580
                          Attention: Investor Relations
                            Telephone: (914) 925-1140

         If you would like to request documents from us, please do so by September 19, 2001 to receive them before the special meeting.

         You should rely only on the information contained in this proxy statement or other documents to which we refer to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August ___, 2001.You should not assume that the information contained in this proxy statement is accurate as of any date other than the date hereof, and the mailing of the proxy statement to stockholders shall not create any implication to the contrary.

         Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope or follow the instructions on your voting card to vote by telephone. Please call our proxy solicitor, James McCormick, or Stephen Clayton in our investor relations department, at (914) 925-1140 if you have questions or need assistance with the voting procedures.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        -----------------------------------
                                        Sandra L. Manzke
                                        Chairman of the Board and
                                        Co-Chief Executive Officer

Rye, New York

August ___, 2001

                              [FORM OF PROXY CARD]

PRELIMINARY COPY


                             TREMONT ADVISERS, INC.
                            555 THEODORE FREMD AVENUE
                               RYE, NEW YORK 10580

                                      PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 25, 2001

         The undersigned hereby appoints Catherine G. Sweeney and Joseph A. Soares, and each of them, proxies (each with power of substitution) of the undersigned to attend the above special meeting of stockholders of Tremont Advisers, Inc. at 11:00 a.m., local time, on September 25, 2001, and any adjournment or postponement thereof (the "Special Meeting"), and thereat to vote all shares of stock held by the undersigned, as specified on the reverse side, and on any other matters that may properly come before said meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN ADDITION, UPON APPROPRIATE MOTION, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN FAVOR OF ANY ADJOURNMENT OF THE SPECIAL MEETING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN ORDER TO APPROVE THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 10, 2001, AMONG OPPENHEIMER ACQUISITION CORP., TREMONT ADVISERS, INC. AND JOSHUA ACQUISITION CORP. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF TREMONT ADVISERS, INC. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

THE BOARD OF DIRECTORS OF TREMONT RECOMMENDS A VOTE FOR PROPOSAL 1.

1. To adopt the Agreement and Plan of Merger, dated as of July 10, 2001, among Oppenheimer Acquisition Corp., Tremont Advisers, Inc. and Joshua Acquisition Corp., as described in the accompanying proxy statement.

         [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

         Please sign and date this proxy and return it in the enclosed return envelope, whether or not you expect to attend the Special Meeting. You may also vote in person if you do attend.


                                         Date
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                                       Signature(s)

Note: Please sign exactly as name appears hereon. If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporate officers or others signing in a representative capacity should indicate the capacity in which they are signing.

Votes MUST be indicated (x) in black or blue ink. [X]


(REVERSE OF PROXY CARD)

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

                            DATED AS OF JULY 10, 2001


                                      among

                         OPPENHEIMER ACQUISITION CORP.,


                            JOSHUA ACQUISITION CORP.


                                       and

                             TREMONT ADVISERS, INC.

                                TABLE OF CONTENTS

                                                                                                     PAGE
                                                                                                     ----

Article I             DEFINITIONS.......................................................................2

         1.1      Definitions...........................................................................2

Article II            THE MERGER.......................................................................11

         2.1      The Merger...........................................................................11

         2.2      Closing..............................................................................11

         2.3      Effective Time.......................................................................11

         2.4      Effects of the Merger................................................................11

         2.5      Certificate of Incorporation.........................................................11

         2.6      By-Laws..............................................................................12

         2.7      Officers and Directors of Surviving Corporation......................................12

         2.8      Effect on Capital Stock; Merger Consideration........................................12

         2.9      Stock Options........................................................................13

         2.10     Further Assurances...................................................................14

Article III           EXCHANGE OF CERTIFICATES.........................................................14

         3.1      Exchange Fund........................................................................14

         3.2      Exchange Procedures..................................................................15

         3.3      No Further Ownership Rights in Company Common Stock..................................15

         3.4      Termination of Exchange Fund.........................................................15

         3.5      No Liability.........................................................................15

         3.6      Investment of the Exchange Fund......................................................16

         3.7      Lost Certificates....................................................................16

         3.8      Withholding Rights...................................................................16

         3.9      Stock Transfer Books.................................................................16

Article IV            REPRESENTATIONS AND WARRANTIES...................................................17

         4.1      Representations and Warranties of the Company........................................17

         4.2      Representations and Warranties of the Parent and the Merger Sub......................38

Article V             COVENANTS RELATING TO CONDUCT OF BUSINESS........................................41

         5.1      Covenants of the Company.............................................................41

         5.2      Advisory Agreement Consents..........................................................45

         5.3      Acquisition Proposals................................................................46

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE
                                                                                                     ----
         5.4      Obtaining Required Company Vote......................................................48

         5.5      Access to Information................................................................48

         5.6      Covenants of the Parent..............................................................49

         5.7      Offers of Employment.................................................................49

         5.8      Employee Benefits....................................................................50

         5.9      Directors' and Officers' Indemnification and Insurance...............................50

         5.10     Retention Plan and Bonus Pool........................................................52

         5.11     Mutual Covenants of the Company and the Parent.......................................52

         5.12     Revenue Run Rate.....................................................................55

         5.13     Tangible Net Worth...................................................................56

         5.14     Employment Agreements................................................................56

Article VI            CONDITIONS PRECEDENT.............................................................56

         6.1      Conditions to Each Party's Obligation to Effect the Merger...........................56

         6.2      Additional Conditions to Obligations of Company......................................56

         6.3      Additional Conditions to Obligations of the Parent and the Merger Sub................57

Article VII           TERMINATION......................................................................58

         7.1      Termination..........................................................................58

         7.2      Effect of Termination................................................................60

         7.3      Payment by the Company...............................................................60

Article VIII          GENERAL PROVISIONS...............................................................61

         8.1      Non-Survival of Representations, Warranties and Agreements...........................61

         8.2      Amendment............................................................................61

         8.3      Extension; Waiver....................................................................61

         8.4      Notices..............................................................................61

         8.5      Interpretation.......................................................................63

         8.6      Counterparts.........................................................................63

         8.7      Entire Agreement; Third Party Beneficiaries..........................................63

         8.8      GOVERNING LAW........................................................................63

         8.9      VENUE................................................................................63

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                     PAGE
                                                                                                     ----
         8.10     WAIVER OF JURY TRIAL.................................................................64

         8.11     Severability.........................................................................64

         8.12     Assignment...........................................................................64

         8.13     Enforcement..........................................................................65

         8.14     Other Agreements.....................................................................65

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of July 10, 2001 (this "Agreement"), among OPPENHEIMER ACQUISITION CORP., a Delaware corporation (the "Parent"), JOSHUA ACQUISITION CORP., a Delaware corporation and a wholly owned Subsidiary of the Parent (the "Merger Sub"), and TREMONT ADVISERS, INC., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the respective Boards of Directors of the Parent, the Merger Sub and the Company have each determined that this Agreement and the merger of the Merger Sub with and into the Company (the "Merger") in accordance with the provisions of this Agreement are advisable and in the best interests of their respective stockholders, and such Boards of Directors have approved such Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each share of Company Common Stock (as defined in Section 4.1(c)(i)(B)) issued and outstanding immediately prior to the Effective Time (as defined in Section 2.3) (other than shares of Company Common Stock that are owned or held directly or indirectly by the Parent or the Company which shall be canceled as provided in Section 2.8(c), and Dissenting Shares (as defined in Section 2.8(e)) will be converted into the right to receive the Merger Consideration (as defined in Section 2.8(a)), and the Company will become a wholly owned Subsidiary of the Parent; and

                  WHEREAS, as an inducement to the Parent and the Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, concurrently with the execution of this Agreement, the Parent and the Merger Sub are entering into one or more stockholder agreements with certain stockholders of the Company listed on Schedule I hereto (collectively, the "Company Stockholders") pursuant to which, among other things, each Company Stockholder has agreed to vote the Company Common Stock then owned by such Company Stockholder in favor of the Merger; and

                  WHEREAS, certain employees of the Company have entered into Employment Agreements with the Parent and the Company concurrently with the execution of this Agreement which are attached hereto as Schedule 6.3(e) to the Company Disclosure Schedule (the "Employment Agreements"); and

                  WHEREAS, the Parent, the Merger Sub and the Company desire to make certain representations, warranties and covenants in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 Definitions. For all purposes in this Agreement, the following terms shall have the respective meanings set forth in this Section 1.1 (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

                  "Acquisition Proposal" shall have the meaning set forth in
Section 5.3(a).

                  "Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

                  "Advisory Agreement" means, with respect to any Person, each contract or agreement relating to its rendering of investment management or investment advisory services, including any sub-advisory or similar agreement and including, in the case of the Funds that are organized in any jurisdiction within the United States, the organizational documents of such Funds.

                  "Affiliate", with respect to any Person, means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

                  "Agreement" shall have the meaning set forth in the Preamble.

                  "Annuity Policy" shall have the meaning set forth in Section 4.1(j)(xxi).

                  "Applicable Law" means any domestic or foreign federal, state or local statute, law, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree, policy, guideline or other requirement (including those of any Governmental Authority other than any law, regulation, administrative interpretation, order, directive or judgment in relation to Taxes, whether United States or foreign), applicable to any of the parties to this Agreement, any of each of their respective Subsidiaries, or any of the Funds or any of the properties or assets of the parties to this Agreement or any of their Subsidiaries or any of the Funds, as the case may be.

                  "Base Date" means May 31, 2001.

                  "Base Revenue Run-Rate" means $19,608,973, which the Parent and the Company have determined represents the Revenue Run-Rate as of the Base Date, and has been calculated using the methodology set forth in Schedule II hereto.

                  "Benefit Plans" means each employee or director benefit plan, program, arrangement and contract (including any "employee benefit plan", as defined in Section 3(3) of ERISA, and any bonus, deferred compensation, stock bonus, stock purchase, restricted stock, stock option, employment, termination, stay agreement or bonus, change in control and severance plan, program, arrangement and contract) in effect on the date of this Agreement or disclosed on Schedule 4.1(l)(iii) of the Company Disclosure Schedule, to which the Company or any of its ERISA Affiliates is a party, which is maintained or contributed to by the Company or any of its ERISA Affiliates, or with respect to which the Company or any of its ERISA Affiliates could incur material liability under Section 4069, 4201 or 4212(c) of ERISA which covers employees, directors or former employees or directors of the Company and its Subsidiaries.

                  "Board of Directors" means the Board of Directors of any specified Person and any committees thereof.

                  "Bonus Pool" shall have the meaning set forth in Section 5.10.

                  "Business Day" means any day on which banks are not required or authorized to close in the City of New York.

                  "CEA" means the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder by the CFTC.

                  "Certificate" shall have the meaning set forth in Section 2.8(b).

                  "Certificate of Merger" shall have the meaning set forth in
Section 2.3.

                  "CFTC" means the Commodity Futures Trading Commission.

                  "Class A Common Stock" shall have the meaning set forth in
Section 4.1(c)(i)(A).

                  "Class B Common Stock" shall have the meaning set forth in
Section 4.1(c)(i)(B).

                  "Closing" shall have the meaning set forth in Section 2.2.

                  "Closing Date" shall have the meaning set forth in Section
2.2.

                  "Closing Revenue Run-Rate" means the Revenue Run-Rate as of the most recent calendar month-end prior to the Effective Time in respect of which a Monthly Run-Rate Schedule has been delivered pursuant to Section 5.12; provided, that if the Parent exercises its right pursuant to Section 2.2 to extend the date of the Closing to October 1, 2001, the Revenue Run-Rate as of August 31, 2001 shall be utilized. The calculation of the Closing Revenue Run-Rate shall be made using substantially the same methodology as used in the calculation of the Base Revenue Run-Rate (as set forth on Schedule II hereto).

                  "Closing Tangible Net Worth" means the Tangible Net Worth shown on the balance sheet of the Company as of the end of the most recent calendar month-end prior to the Closing Date in respect of which a Monthly Balance Sheet has been delivered pursuant to Section 5.13, calculated in a manner consistent with the Target Tangible Net Worth.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any rules and Treasury regulations promulgated thereunder.

                  "Company" shall have the meaning set forth in the Preamble.

                  "Company Capital Stock" shall have the meaning set forth in
Section 4.1(c)(i)(C).

                  "Company Common Stock" shall have the meaning set forth in
Section 4.1(c)(i)(B).

                  "Company Contract" means any contract, agreement, indenture, mortgage, deed of trust, note, bond, franchise, lease, plan, license or other instrument, arrangement or other obligation, whether written or oral, including all amendments, modifications, and supplements thereto and all side letters affecting the obligations of any party thereunder, relating to the ownership of or use by the Company or any of its Subsidiaries or the Funds of any of their respective properties or assets or relating to the conduct of their respective businesses, binding upon the Company, any of its Subsidiaries or the Funds, other than Advisory Agreements.

                  "Company Disclosure Schedule" shall have the meaning set forth in Section 4.1.

                  "Company Financial Advisor" means Putnam Lovell Securities,
Inc.

                  "Company Preferred Stock" shall have the meaning set forth in
Section 4.1(c)(i)(C).

                  "Company Stock Option Plan" means the Tremont 1998 Stock Plan.

                  "Company Stock Options" shall have the meaning set forth in
Section 2.9.

                  "Company Stockholders" shall have the meaning set forth in the recitals.

                  "Confidential Information" shall have the meaning set forth in the Confidentiality Agreement.

                  "Confidentiality Agreement" shall have the meaning set forth in Section 5.11(e).

                  "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "DGCL" shall mean the Delaware General Corporation Law.

                  "Dissenting Shares" shall have the meaning set forth in
Section 2.8(e).

                  "DOJ" means the Department of Justice.

                  "Effective Time" shall have the meaning set forth in Section 2.3.

                  "Employee" shall have the meaning set forth in Section 4.1(l).

                  "Employment Agreements" shall have the meaning set forth in the recitals.

                  "Encumbrance" means any lien, claim, mortgage, encumbrance, pledge, security interest, or any other restriction with respect to transferability or assignability.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" means any trade or business, whether or not incorporated, that, together with the Company or any of its Subsidiaries which is or has ever been treated as a "single employer" with any of them within the meaning of section 4001(b) of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder by the SEC.

                  "Exchange Agent" shall have the meaning set forth in Section 3.1.

                  "Exchange Fund" shall have the meaning set forth in Section
3.1.

                  "Expenses" shall have the meaning set forth in Section
5.11(d).

                  "FSA" means the Financial Services Act 1986, and the rules and regulations promulgated thereunder.

                  "FITX" means FITX Group Limited, an exempted Bermuda company, and its Subsidiaries.

                  "Foreign Plan" shall have the meaning set forth in Section 4.1(l).

                  "Fund" means a vehicle for collective investment sponsored, formed or controlled by the Company or any Subsidiary of the Company.

                  "GAAP" means generally accepted accounting principles in the United States.

                  "Governmental Approvals" means all approvals, permits, qualifications, authorizations, rights, licenses, franchises, consents, orders, registrations or other approvals of or granted by any Governmental Authority, whether United States or foreign, which are necessary or required under Applicable Law in order to permit the Company, any Subsidiary of the Company or any of the Funds to carry on their respective businesses or for the performance by the Company of this Agreement and any of the agreements and transactions contemplated hereby.

                  "Governmental Authority" means any United States or foreign government, nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government, including any Self-Regulatory Organization or other authority of any state or foreign jurisdiction, and any court, tribunal or arbitrator(s) of competent jurisdiction, and any governmental organization, agency or authority, in each case whether United States or foreign.

                  "GBA" means the Gramm-Leach-Bliley Act.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Immediate Family" means, with respect to any individual, (a) such individual's spouse, parents, siblings and children, (b) any spouse, parent, sibling or child of any Person specified in clause (a) above and (c) any estate, trust, partnership or other entity or legal relationship of which a majority of the equity interests at all times in question are, directly or indirectly, held by or for the benefit of one or more of the Persons described above and/or such individual.

                  "Indemnified Parties" shall have the meaning set forth in
Section 5.9(a).

                  "Index LLC" means Credit Suisse First Boston Tremont Index LLC, a Delaware limited liability company.

                  "Insurance Policy" shall have the meaning set forth in Section 4.1(j)(xx).

                  "Intellectual Property" means all domestic and foreign copyrights, patents, proprietary models, processes, formulas and databases, client lists, service marks, Software, know-how, trade names, trademarks and trade secrets, and all registrations or applications for registration of any of the foregoing.

                  "Investment Company" has the meaning set forth in the Investment Company Act.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder by the SEC.

                  "IRS" means the Internal Revenue Service.

                  "Key Client" shall have the meaning set forth in the letter agreement, dated as of the date hereof, among the Parent, the Merger Sub and the Company, relating to certain Advisory Agreements.

                  "Knowledge" when used with respect to the Company means the actual knowledge of any executive officer of the Company or any of its Subsidiaries after due inquiry, except as provided in the definition of Subsidiary.

                  "Material Adverse Effect" means, with respect to any Person, any effect that is material and adverse to the business, assets, revenues, financial condition, results of operations, or assets under management of such Person and its Subsidiaries, taken as a whole, or to the ability of such Person to complete the Merger, other than to the extent resulting from declines in U.S. or global securities markets or economic conditions in general, if the effect on the Company and its Subsidiaries, taken as a whole without giving effect to the Merger or the transactions contemplated by this Agreement, is not either (A) particularized or unique to the Company and its Subsidiaries, taken as a whole, or (B) disproportionate relative to the effect on the competitors of the Company and its Subsidiaries (without taking into account the Merger or the transactions contemplated by this Agreement); provided that a reduction in the Revenue Run-Rate between the Base Date and the date as of which the Closing Revenue Run-Rate is determined in and of itself shall not constitute a Material Adverse Effect with respect to the Company.

                  "Material Contract" shall have the meaning set forth in
Section 4.1(o).

                  "Merger" shall have the meaning set forth in the Preamble.

                  "Merger Consideration" shall have the meaning set forth in
Section 2.8(a).

                  "Merger Sub" shall have the meaning set forth in the Preamble.

                  "Monthly Run-Rate Schedule" shall have the meaning set forth in Section 5.12.

                  "Monthly Tangible Net Worth Schedule" shall have the meaning set forth in Section 5.13.

                  "NASD" means the National Association of Securities Dealers, Inc. or any one or more of its Subsidiaries, as the context may require, and any successor to any of them.

                  "NFA" means the National Futures Association.

                  "Notice" shall have the meaning set forth in Section 5.2.

                  "Number of Shares and Options Outstanding" means the sum of the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are 100% owned or held directly or indirectly by the Parent or directly by the Company and Dissenting Shares) plus the number of shares of Company Common Stock issuable upon the exercise of all Company Stock Options outstanding immediately prior to the Effective Time.

                  "Option Consideration" shall have the meaning set forth in
Section 2.9 (a).

                  "Parent" shall have the meaning set forth in the Preamble.

                  "Parent Disclosure Schedule" shall have the meaning set forth in Section 4.2.

                  "Permitted Encumbrances" means all Encumbrances which are:

                           (1) Encumbrances set forth pursuant to Article IV on
                  the Company Disclosure Schedule or the Parent Disclosure Schedule;

                           (2) statutory liens for Taxes or assessments that are
                  not yet due and payable or otherwise being contested in good faith;

                           (3) matters which would be shown on an accurate
                  survey and any other defect or exception which would be disclosed by a search of title, which in each case does not materially impair the use, operation, value or marketability of the asset to which it relates;

                           (4) liens of landlords and liens of carriers,
                  warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable; or

                           (5) other liens or imperfections in title on assets
                  which individually or in the aggregate do not exceed $250,000 and do not materially detract from the value of or materially impair the existing use of the assets affected by such liens or imperfections.

                  "Person" means an individual, corporation, company, limited liability company, partnership (limited or general), joint venture, association, trust, unincorporated organization, other entity or group.

                  "Privacy Rules" shall have the meaning set forth in Section 4.1(w).

                  "Pro Forma Balance Sheet" means the projected pro forma balance sheet of the Company as of August 31, 2001 attached hereto as Schedule III.

                  "Proxy Statement" means the preliminary proxy materials relating to the meeting of the Company stockholders, and any amendments or supplements thereto.

                  "Regulatory Reports" shall have the meaning set forth in
Section 4.1(d).

                  "Representative" means any officer, director, employee, representative, agent or Affiliate, including any investment banker, financial advisor, attorney or accountant, which is employed or retained by the Parent or the Company, as the case may be.

                  "Required Company Vote" shall have the meaning set forth in
Section 4.1(n).

                  "Retention Plan" shall have the meaning set forth in Section 5.10.

                  "Revenue Run-Rate" means, as of any date, the aggregate annualized investment advisory, investment management and subadvisory fees for all investment advisory clients who pay fees based on assets under management (excluding, in each case, any portion thereof attributable to investment advisory clients that have notified the Company prior to the effective time of their intention to terminate the services of the Company or any Subsidiary, and, excluding in the case of the Closing Revenue Run-Rate, any portion thereof attributable to investment advisory clients that have not consented prior to the Closing (either expressly or by implication in accordance with Section 5.2 hereof) to the assignment or deemed assignment of their respective Advisory Agreements resulting from the transactions contemplated by this Agreement or that have withdrawn such consents prior to the Closing) by the Company or any Subsidiary of the Company and payable to the Company or such Subsidiary.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder by the SEC.

                  "Securities Act (Ontario)" means the Securities Act, R.S.O. 1990, as amended, and the rules and regulations promulgated thereunder by the Ontario Securities Commission.

                  "Securities Laws" means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, the CEA, the securities or "blue sky" laws of any state or territory of the United States and the rules and regulations of the NASD and the comparable laws, rules and regulations in effect in any other country.

                  "Self-Regulatory Organization" means the NASD, the NFA, the SFA, each national securities or commodities or futures exchange in the United States and each other commission, board, agency or body, whether United States or foreign, that is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities or futures exchanges, insurance companies or agents, investment companies, investment advisers, commodity pool operators or commodity trading advisors.

                  "SFA" means the Securities Futures Authority.

                  "Software" means all computer programs, software, databases, firmware and related documentation utilized by the referenced Person or Persons in their or its business.

                  "Stockholders Agreement" means the Stockholders Agreement dated as of the date hereof among the Parent, the Merger Sub and the Company Stockholders.

                  "Subsidiary" means, with respect to any Person, any controlled Affiliate of such Person, provided that a Fund shall be deemed not to be a Subsidiary of the Company, and provided further that solely for purposes of
Article IV, the term Subsidiary with respect to the Company shall also be deemed to include Index LLC, TII, TMRM and FITX and each of their Subsidiaries; provided, however, that any representation or warranty made with respect to Index LLC, TII, TMRM or FITX or any of their Subsidiaries or the Funds controlled by such Persons in Article IV shall be made, unless otherwise stated, to the actual Knowledge of the Company (without any requirement of due inquiry).

                  "Superior Proposal" shall have the meaning set forth in
Section 5.3(a).

                  "Surviving Corporation" shall have the meaning set forth in
Section 2.1.

                  "Tangible Net Worth" means the excess of (i) "stockholders equity" over (ii) the sum of "goodwill net of amortization" and "investments in joint ventures," as reflected on the Pro Forma Balance Sheet or the Monthly Tangible Net Worth Schedule, as the case may be (it being understood that Expenses, whether paid, accrued or accruable, shall be excluded from both the Pro Forma Balance Sheet and the Monthly Tangible Net Worth Schedule).

                  "Target Tangible Net Worth" means $14,170,290, which is the Tangible Net Worth shown on the Pro Forma Balance Sheet.

                  "Taxes" means all federal, provincial, territorial, state, municipal, local, foreign or other taxes (including, without limitation, governmental imposts, levies and other assessments) including, without limitation, all income, franchise, gains, capital, profits, gift, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, excise, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, customs and import duties, fees, assessments, and charges of any kind whatsoever imposed by a Governmental Authority which is not a Self-Regulatory Organization, together with any interest, additions, fines or penalties with respect thereto or in respect of any failure to comply with any requirement regarding Tax Returns and any interest in respect of such additions, fines or penalties and shall include any liability in respect of Taxes as a transferee or as indemnitor, guarantor, surety or in a similar capacity under any contract, arrangement, agreement, understanding or commitment (whether oral or written).

                  "Taxing Authority" means any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

                  "Tax Return" means any return, report, information statement, schedule or other document (including, without limitation, any such document prepared on a consolidated, combined or unitary basis and also including any supporting schedules or attachments thereto) filed or required to be filed with respect to Taxes.

                  "Technology Systems" means the electronic data processing, information, record-keeping, communications, telecommunications, portfolio trading and computer systems (including Software) which are used by the Company, its Subsidiaries and the Funds, as applicable, in their respective businesses.

                  "Termination Date" shall have the meaning set forth in Section 7.1(b).

                  "Termination Fee" shall have the meaning set forth in Section 7.3(a).

                  "TFI" shall have the meaning set forth in Section 4.1(i)(xi).

                  "TII" means Tremont International Insurance, Ltd., a Cayman Islands exempted limited company, and its Subsidiaries.

                  "TMRM" means Tremont MRM Services Limited, an exempted Bermuda company, and its Subsidiaries.

                  "TPI" shall have the meaning set forth in Section 4.1(i)(v).


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
                  "TSI" shall have the meaning set forth in Section
4.1(i)(viii).

                  "TTEL" shall have the meaning set forth in Section 4.1(i)(xiv)

                  "WARN" shall have the meaning set forth in Section 4.1(l).

                                   ARTICLE II

                                   THE MERGER

                  2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with DGCL, the Merger Sub shall be merged with and into the Company on the Closing Date. Following the Merger, the separate corporate existence of the Merger Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

                  2.2 Closing. The closing of the Merger (the "Closing") will take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another place is agreed to in writing by the Parent and the Company. The Closing will take place at 10:00 a.m., New York City time, as soon as practicable, but in any event not later than the fifth Business Day, after the satisfaction or waiver (subject to any Applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article VI (the "Closing Date") unless another time or date is agreed to in writing by the Parent and the Company; provided, however, that if in accordance with the foregoing the Closing would occur prior to October 1, 2001, the Parent may extend the date of the Closing until October 1, 2001 by written notice given to the Company prior to the fifth Business Day referred to above. The Closing will be deemed to have occurred at the opening of business on the Closing Date.

                  2.3 Effective Time. On the Closing Date, the parties shall (a) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (b) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Office of the Secretary of State of the State of Delaware or at such subsequent time as the Parent and the Company shall agree and be specified in the Certificate of Merger (the date and time the Merger becomes effective being the "Effective Time").

                  2.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of the Company and the Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

                  2.5 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of the Merger Sub as in effect immediately prior to the Effective Time


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
shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that Article FIRST of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows:
"FIRST: The name of the corporation is "Tremont Advisers, Inc." and as so amended shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

                  2.6 By-Laws. At the Effective Time, the by-laws of the Merger Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such by-laws.

                  2.7 Officers and Directors of Surviving Corporation. The officers of the Company as of the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly elected and qualified, as the case may be. The directors of the Merger Sub as of the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

                  2.8      Effect on Capital Stock; Merger Consideration.

                           (a) At the Effective Time, by virtue of the Merger
and without any action on the part of the holder thereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock that are 100% owned or held directly or indirectly by the Parent or the Company, which shall be canceled as provided in Section 2.8(c), and Dissenting Shares) shall be converted into the right to receive, subject to the provisions of Article II, without interest, an amount in cash equal to $19.00 (such amount, as it may be adjusted in accordance with this Section 2.8(a), the "Merger Consideration"); provided, however, that (i) if Target Tangible Net Worth exceeds Closing Tangible Net Worth by an amount greater than $1 million, the Merger Consideration shall be decreased by an amount equal to the quotient obtained by dividing (A) the amount of such excess above $1 million by (B) the Number of Shares and Options Outstanding and (ii) if the Closing Tangible Net Worth exceeds Target Tangible Net Worth by an amount greater than $1 million, the Merger Consideration shall be increased by an amount equal to the quotient obtained by dividing (A) the amount of such excess above $ 1 million by (B) the Number of Shares and Options Outstanding.

                           (b) As a result of the Merger and without any action
on the part of the holders thereof, at the Effective Time, all shares of Company Common Stock shall cease to be outstanding and shall be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the applicable Merger Consideration, other than with respect to Company Common Stock to be canceled in accordance with Section 2.8(c) and Dissenting Shares, in accordance with Article II upon the surrender of such Certificate.

                           (c) Each share of Company Common Stock issued that is
100% owned or held directly or indirectly by the Parent or the Company at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be canceled and no payment or other consideration shall be delivered in exchange therefor.

                           (d) Each share of common stock, par value $0.01 per
share, of the Merger Sub issued and outstanding immediately prior to the Effective Time, shall be converted into a number of shares of common stock, par value $0.01 per share, of the Surviving Corporation equal to (i) the Number of Shares and Options Outstanding divided by the number of shares of Merger Sub common stock issued and outstanding immediately prior to the Effective Time, or
(ii) such lesser number of shares as the Parent shall determine prior to the Effective Time.

                           (e) Notwithstanding any other provision of this
Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who demands appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect within the period prescribed by the DGCL or withdraws or otherwise loses such holder's right to appraisal under the DGCL. If, after the Effective Time, such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest or dividends thereon. The Company shall give the Parent (i) prompt notice of any written demands received by the Company for appraisal of shares of Company Common Stock, attempted withdrawals of such demands, and other instruments served pursuant to the DGCL and received by the Company and relating thereto and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands for appraisals. Prior to the Effective Time, the Company shall not, except with the prior written consent of the Merger Sub, make any payment with respect to, or settle or offer to settle, any such demands.

                  2.9      Stock Options.

                           (a) Each option held by any Person to acquire shares
of Company Capital Stock ("Company Stock Option") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall, effective as of the Effective Time, be cancelled in exchange for a single lump sum cash payment, to be paid by the Surviving Corporation as soon as practicable following the Closing upon its receipt of a release or other documentation by such Person reasonably satisfactory to the Parent and the Surviving Corporation, equal to the product of (i) the number of shares of Company Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration for a share of Company Common Stock at the Effective Time over the exercise price per share of such Company Stock Option (the aggregate amount payable under this Section 2.9, the "Option Consideration").

                           (b) Prior to the Effective Time, the Company shall
(i) use its reasonable best efforts to obtain any consents from holders of Company Stock Options and (ii) amend, in a manner reasonably acceptable to the Parent, the terms of its equity incentive plans or arrangements or any other agreements entered into thereunder, in each case as is necessary to give effect to the provisions of paragraph (a) of this Section 2.9.

                           (c) Except as otherwise agreed to by the parties,
prior to the Effective Time, (i) the Company shall cause the Company Stock Option Plan to be terminated as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of Company Capital Stock or any equity securities in any of the Subsidiaries to be deleted as of the Effective Time, and (ii) the Company shall take all action necessary to ensure that the payments or conversions into the right to receive cash set forth in Section 2.9(a) extinguish all rights of participants under the Company Stock Option Plan and such plans, programs and arrangements to receive equity securities of the Company or any of its Subsidiaries and that following the Effective Time no such participant shall have any right thereunder to acquire equity securities of the Company, the Surviving Corporation, the Parent or any of their respective Subsidiaries.

                  2.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or the Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or the Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                   ARTICLE III

                            EXCHANGE OF CERTIFICATES

                  3.1 Exchange Fund. Prior to the Effective Time, the Parent shall designate a commercial bank or trust company selected by the Parent and reasonably acceptable to the Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, the Parent shall deposit or cause to be deposited with the Exchange Agent, in trust for the benefit of holders of shares of Company Common Stock, the aggregate amount of cash to be paid pursuant to Section 2.8 in exchange for outstanding shares of Company Common Stock (other than shares of Company Common Stock that are 100% owned or held directly or indirectly by the Parent or the Company which shall be canceled as provided in
Section 2.8(c) and Dissenting Shares). Any cash deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund".

                  3.2 Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail (or, in the case of any holder that appears at the applicable office of the Exchange Agent and so requests, to provide) to each holder of a Certificate (a) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as the Parent may reasonably specify and (b) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check (or, in the case of any holder that so requests, provides wire transfer instructions and offers to pay any reasonable cost of a wire transfer of immediately available funds) in the aggregate amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Certificate less any required withholding of Taxes as provided in Section 3.8. No interest will be paid or will accrue on any cash payable pursuant to the preceding sentence. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a check in the proper amount of cash for the appropriate Merger Consideration may be paid with respect to such Company Common Stock to such a transferee if the Certificate formerly representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not payable. The Exchange Fund shall not be used for any purpose other than as set forth in this Article III.

                  3.3 No Further Ownership Rights in Company Common Stock. Cash paid upon conversion of shares of Company Common Stock in accordance with the terms of Article II and this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

                  3.4 Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of the Certificates who have not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.8 and Section 3.2.

                  3.5 No Liability. None of the Parent, the Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Applicable Law.

                  3.6 Investment of the Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund only in one or more of the following investments as directed by the Surviving Corporation from time to time: (a) obligations of the United States government maturing not more than 180 days after the date of purchase; (b) certificates of deposit maturing not more than 180 days after the date of purchase issued by a bank organized under the Applicable Laws of the United States or any state thereof having a combined capital and surplus of at least $500,000,000; (c) a money market mutual fund, which may be managed by an Affiliate of the Parent, having assets of at least $1,000,000,000; or (d) tax-exempt or corporate debt obligations maturing not more than 180 days after the date of purchase given the highest investment grade rating by Standard & Poor's and Moody's Investor Service. Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

                  3.7 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such form and amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby and unpaid dividends, if any, on shares of Company Common Stock deliverable in respect thereof, pursuant to this Agreement.

                  3.8 Withholding Rights. The Surviving Corporation and the Parent or the Exchange Agent acting pursuant to this Section 3.8 shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Stock Options, as the case may be, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or the Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or Company Stock Options, as the case may be, in respect of which such deduction and withholding was made by the Surviving Corporation or the Parent, as the case may be.

                  3.9 Stock Transfer Books. At the close of business, New York City time, on the day Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by Applicable Law. At or after the Effective Time, any Certificates presented to the Exchange Agent or the Parent for any reason shall be exchanged for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties of the Company. Except as set forth in writing in the disclosure schedule delivered by the Company to the Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein), the Company represents and warrants to the Parent and Merger Sub as follows:

                           (a) Organization, Standing and Power. The Company,
each of its Subsidiaries and each of the Funds has been duly organized or formed as a corporation, limited partnership, limited liability company, trust or other entity, as the case may be, and is validly existing and, if applicable, in good standing under the Applicable Laws of its jurisdiction of organization, has all the corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as now and currently planned to be conducted, and is duly qualified and, if applicable, in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such licensing, qualification or, if applicable, good standing necessary other than in such jurisdictions where the failure to be so licensed or qualified, if applicable, or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company. Copies of the charter and by-laws or comparable organizational documents and any amendments thereto of the Company, each of its Subsidiaries and each of the Funds were previously furnished to the Parent and are true, complete and correct copies of such documents as in effect on the date of this Agreement. Schedule 4.1(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each direct and indirect Subsidiary of the Company including each Subsidiary's name, jurisdiction of incorporation and authorized and outstanding ownership interests, including the record and beneficial owners thereof, and the jurisdictions in which each of them is licensed or qualified or, if applicable, in good standing to do business.

                           (b) Authority of the Company; Execution and Delivery.
The Company has the corporate power and authority to enter into and carry out its obligations under this Agreement, subject in the case of the consummation of the Merger to the adoption of this Agreement by the Required Company Vote. The execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of the Company, and no other corporate or stockholder proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby other than, in the case of the consummation of the Merger, to the adoption of this Agreement by the Required Company Vote and thereby. The Company has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Parent and the Merger Sub, this Agreement constitutes and, assuming the due authorization, execution and delivery thereof by each other party thereto, all instruments of conveyance and other documents executed and delivered or to be executed and delivered by the Company, as contemplated by this Agreement, constitute, or when so executed and delivered will constitute, the legal, valid and binding agreements, instruments and obligations of the Company, enforceable against the Company in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar Applicable Laws of general application relating to or affecting the rights and remedies of creditors and by the application of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                           (c)      Capital Structure.

                                    (i) The authorized capital stock of the
         Company consists of (A) 5,000,000 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), (B) 20,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock," and, together with the Class A Common Stock, the "Company Common Stock") and (C) 1,000,000 shares of Preferred Stock, par value $1.00 (the "Company Preferred Stock" and, together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement, (A) 1,730,430 shares of Class A Common Stock are issued and outstanding, (B) 5,254,258 shares of Class B Common Stock are issued and outstanding, (C) no shares of Company Preferred Stock are issued and outstanding, (D) 250,000 shares of Class A Common Stock, 27,250 shares of Class B Common Stock and no shares of Company Preferred Stock are issued and held in the treasury of the Company and
         (E) no shares of Class A Common Stock, 1,050,194 shares of Class B Common Stock and no shares of Company Preferred Stock are reserved for issuance upon the exercise of Company Stock Options or otherwise. All issued and outstanding shares of Company Capital Stock are, and all shares of Company Capital Stock which may be issued pursuant to the exercise of outstanding Company Stock Options, when issued in accordance with the terms thereof will be, duly authorized, validly issued, fully paid and nonassessable. None of the issued and outstanding shares of Company Capital Stock is entitled to any preemptive or anti-dilution rights, by agreement or otherwise. Schedule 4.1(c)(i) of the Company Disclosure Schedule sets forth a complete list of each Company Stock Option outstanding as of the date of this Agreement, including the name of the optionee, class of Company Capital Stock, number of shares, exercise price, date of grant, vesting schedule and whether the consent of the optionee is required to give effect to the provisions of Section 2.9(a). Except as set forth on
         Schedule 4.1(c)(i) of the Company Disclosure Schedule, there are outstanding as of the date of this Agreement no options, warrants, calls, rights, commitments, agreements, arrangements, undertakings of any kind or other rights to acquire capital stock from the Company (whether or not such options, warrants or other rights are "in-the-money" and whether or not exercisable).

                                    (ii) As of the date of this Agreement, no
         bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote on any matters on which stockholders may vote are issued or outstanding.

                                    (iii) There are no securities, options,
         warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or reserve for issuance, delivery or sale, additional shares of capital stock or other ownership interests of the Company or any of its Subsidiaries or, securities convertible into or exchangeable for shares of capital stock or other ownership interests of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any ownership interests of the Company or any of its Subsidiaries or to provide funds or contribute capital to, or make any investment in, any other Person, other than a direct wholly owned Subsidiary of the Company.

                                    (iv) All of the outstanding equity interests
         of each Subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by the Company or a Subsidiary which is wholly owned, directly or indirectly, by the Company, free and clear of any Encumbrances. Other than the Subsidiaries of the Company and the Funds, the Company does not directly or indirectly beneficially own any securities or other ownership interests in any other entity. Schedule 4.1(c)(iv) of the Company Disclosure Schedule sets forth, with respect to each of Index LLC, TII, TMRM and FITX, without qualification as to the Knowledge of the Company, the ownership interests in such entities held by the Company, its Subsidiaries and any of their respective officers, directors and employees and, to the Knowledge of the Company, the other equity owners thereof.

                                    (v) There are no voting trusts or other
         agreements or understandings to which the Company or any Subsidiary of the Company is a party with respect to the voting, ownership or transfer of the ownership interests of the Company or any Subsidiary of the Company. None of the issued and outstanding ownership interests of any Subsidiary is entitled to any preemptive or anti-dilution rights, by agreement or otherwise.

                                    (vi) No indebtedness of the Company or any
         Subsidiary of the Company contains any restriction upon (A) the prepayment of any indebtedness of the Company or any Subsidiary of the Company, (B) the incurrence of indebtedness by the Company or any Subsidiary of the Company or (C) the ability of the Company or any Subsidiary of the Company to grant any Encumbrance on the properties or assets of the Company or any Subsidiary of the Company.

                            (d) Reports and Financial Statements. The Company,
each of its Subsidiaries and each of the Funds have timely filed (i) all reports, schedules, forms, statements and other documents (other than Tax Returns), together with any amendments made with respect thereof (collectively, "Reports"), required to be filed by them with the SEC and (ii) all material Reports required to be filed by them with any other Governmental Authority since January 1, 1998 (the items described in clauses (i) and (ii), collectively, including all exhibits thereto, the "Regulatory Reports") and have paid all fees and assessments due and payable in connection therewith. No Subsidiary of the Company is required to file any report, schedule, form, statement or other document with the SEC. None of the reports, schedules, forms, statements and other documents filed by the Company, any of its Subsidiaries or Funds with any Governmental Authority since January 1, 1998, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited consolidated financial statements and unaudited interim financial statements (including the related notes) included in the Regulatory Reports filed with any Self-Regulatory Organization complied as to form, as of its respective date of filing with such Self-Regulatory Organization, in all material respects with applicable accounting requirements and the published rules and regulations of the Self Regulatory Organization with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and each Subsidiary of the Company as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring year-end adjustments that are not material. All of such Regulatory Reports, as of their respective dates (and as of the date of any amendment to the respective Regulatory Report prior to the date of this Agreement), complied in all material respects with the applicable requirements of Applicable Law.

                            (e) Absence of Liabilities. Except for liabilities
or obligations which are accrued or reserved against in the Company's most recent financial statements (or in the related notes thereto) included in the Regulatory Reports publicly disclosed and filed with the SEC or which were incurred in the usual, regular and ordinary course of business and consistent with past practices since the date of the Company's most recent financial statements included in the Regulatory Reports publicly disclosed and filed with the SEC, the Company and each of its Subsidiaries do not have any material liabilities or obligations (whether absolute, accrued, contingent or otherwise).

                            (f) Absence of Certain Changes or Events. Except as
publicly disclosed in the Regulatory Reports filed with the SEC prior to the date hereof and copies of which have been provided or made available by the Company to the Parent, since December 31, 2000 the businesses of the Company, its Subsidiaries and Funds have been conducted in the ordinary course, consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had, or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company and there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, ownership interests or property) with respect to any of the Company's or its Subsidiaries' ownership interests, (ii) any split, combination or reclassification of any of the Company's or any of its Subsidiaries' ownership interests or any redemption or other acquisition by the Company or any of its Subsidiaries of any shares of its ownership interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for ownership interests of the Company or any Subsidiary (iii) (A) any granting by the Company or any of its Subsidiaries to any director, officer or employee of the Company of any increase in compensation, bonus or other benefits, except for normal increases in the usual, regular and ordinary course of business or in connection with the hiring or promotion of any such person or increases required under any employment agreements in effect as of the date of the most recent audited financial statements included in the Regulatory Reports filed and publicly available prior to the date of this Agreement, (B) any granting by the Company or any of its Subsidiaries to any such director, officer or employee of any increase in severance or termination pay, except in the usual, regular and ordinary course of business or in connection with the hiring or promotion of any such person or
(C) any entry by the Company or any of its Subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such director, officer or employee, other than in the ordinary course of business or in connection with the hiring or promotion of any such person, (iv) except insofar as may be required by a change in GAAP, any change in accounting methods, principles or practices by the Company, (v) any Tax election that individually or in the aggregate would reasonably be expected to have a material effect on the Company or any of its Tax attributes or any settlement or compromise of any material Tax liability,
(vi) any amendment to any term of any outstanding security of the Company or any of its Subsidiaries, (vii) any entry into any agreement, commitment or transaction by the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries taken as a whole, except for agreements, commitments or transactions entered into in the usual, regular and ordinary course of business or (vii) any agreement or approval to do any of the foregoing.

                           (g)      Consents; No Conflict.

                                    (i) Other than filings and/or notices (A)
         pursuant to Section 2.3, (B) under the HSR Act or the Securities Laws,
         (C) required under a foreign antitrust or trade regulation law or (D) required to be made with any applicable Self-Regulatory Organization, neither the Company nor any Subsidiaries of the Company nor any Fund is required to obtain the consent, authorization or approval of, or submit any notice, report or any other filing with, any Governmental Authority or any third party or to obtain any consent, permit, license or franchise in connection with the execution, delivery and performance of this Agreement, except, in the case of any third party, as would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                    (ii) The execution, delivery and performance
         of this Agreement by the Company and the consummation of the transactions contemplated hereby will not constitute or result in any change in the rights or obligations of any party under any Company Contract, and will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which, with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination, amendment, cancellation, acceleration or receipt of payment pursuant to any of the terms, conditions or provisions of or under (A) any Applicable Law (provided, as to consummation of the transactions contemplated hereby or thereby, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 4.1(g)(i)), (B) the charter and by-laws or comparable organizational documents of the Company, any Subsidiary of the Company or any of the Funds or (C) any Company Contract, except in the case of clause (A) or (C) as, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company. Schedule 4.1(g) of the Company Disclosure Schedule sets forth a correct and complete list of all Company Contracts pursuant to which consents or waivers (whether as result of a change of control, default, right of termination or acceleration or other such comparable provision) are required prior to or in connection with the consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clause (C) above).

                           (h)      Assets.

                                    (i) None of the Company, any Subsidiary of
         the Company or any Fund owns or has owned any real property. Each leasehold interest of the Company, any Subsidiary of the Company or any Fund in any real property is described on Section 4.1(h)(i) of the Company Disclosure Schedule.

                                    (ii) The Company, each Subsidiary of the
         Company and each Fund owns, or otherwise has sufficient and legally enforceable rights to, free and clear of all Encumbrances other than Permitted Encumbrances, all of the properties and assets (real, personal or mixed, tangible or intangible) necessary to operate its businesses as currently operated.

                           (i)      Compliance.

                                    (i) Except as set forth in the Regulatory
         Reports publicly disclosed and filed with the SEC prior to the date hereof, all material Governmental Approvals have been obtained and are in full force and effect. There has been no violation, cancellation, suspension, revocation of or default under any Governmental Approval or receipt by the Company nor any Subsidiary of the Company nor any of the Funds of any notice of any violation, cancellation, suspension, revocation, non-renewal, default or dispute affecting any

         Governmental Approval, and no basis exists for any such action, including, without limitation, as a result of the consummation of the transactions contemplated by this Agreement other than violations, cancellations, suspensions, revocations or defaults that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to the Company. The Company, each Subsidiary of the Company and each of the Funds has complied, and is currently in compliance, with Applicable Law applicable to their respective businesses, except where the failure to comply individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect with respect to the Company, and neither the Company nor any Subsidiary of the Company nor any of the Funds has received any notice alleging any failure to so comply.

                                    (ii) Since January 1, 1998, the Company has
         not received any notice that any Governmental Authority has initiated any administrative proceeding or investigation into the business or operations of the Company, any of its Subsidiaries or any of the Funds or any principal employees of any of them. There is no unresolved violation or exception by any Governmental Authority with respect to any report or statement by any Governmental Authority relating to any examination of the Company, any of its Subsidiaries or any of the Funds.

                                    (iii) None of the Company or any of its
         Subsidiaries is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer and no "Associated Person" (as defined in the Advisers Act or the Exchange Act) of the Company, any of its Subsidiaries or any of the Funds is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as an Associated Person of a registered investment adviser or broker-dealer.

                                    (iv) None of the Company, any of its
         Subsidiaries, any of the Funds is registered as, or is required to be registered as, an Investment Company. No other Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services is registered as an Investment Company.

                                    (v) Except for Tremont Partners, Inc.
         ("TPI"), neither the Company nor any Affiliate of the Company has been during the past five years an "investment adviser" required to be registered, licensed or qualified as an investment adviser under the Advisers Act or other Applicable Law or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                    (vi) TPI is, and at all times required by
         the Advisers Act during the past five years has been, duly registered as an investment adviser under the Advisers Act. TPI is, and at all times required by Applicable Law (other than the Advisers Act) during the past five years has been, duly registered, licensed or qualified as an investment adviser in each state or any other domestic or foreign jurisdiction where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                    (vii) Each Form ADV filed (or deemed to be
         filed) by TPI, including any amendments thereto filed (or deemed to be filed) with the SEC, complied in all material respects with the Advisers Act and was complete and correct in all material respects and omitted no material facts required to be stated therein.

                                    (viii) Except for Tremont Securities, Inc.
         ("TSI"), neither the Company nor any Affiliate of the Company has been during the past five years a "broker-dealer" required to be registered, licensed or qualified as a broker-dealer under the Exchange Act or other Applicable Law or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                    (ix) TSI is, and at all times required by
         the Exchange Act during the past five years has been, duly registered as a broker-dealer under the Exchange Act. TSI is, and at all times required by Applicable Law (other than the Exchange Act) during the past five years has been, duly registered, licensed or qualified as a broker-dealer in each state or any other domestic or foreign jurisdiction where the conduct of its business required such registration, licensing or qualification, except for any such failure to be so registered, licensed or qualified that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                    (x) Each Form BD filed by TSI, including any
         amendments thereto filed with the SEC or the NASD, complied in all material respects with the Exchange Act and was complete and correct in all material respects and omitted no material facts required to be stated therein.

                                    (xi) Except for Tremont Futures, Inc.
         ("TFI"), neither the Company nor any Affiliate of the Company has been during the past five years a "commodity pool operator" or "commodity trading advisor" required to be registered, licensed or qualified as such under the CEA or other Applicable Law or to be a member of the NFA or subject to any material liability or disability by reason of any failure to be so registered, licensed or qualified, except for any such failure to be so registered, licensed or qualified that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

                                    (xii) TFI is, and at all times required by
         the CEA during the past five years has been, duly registered as a commodity pool operator and commodity trading advisor under the CEA and is a member in good standing of the NFA, and has, to the extent required by the NFA Bylaw 1101, ensured that: (A) the sponsors of, advisors to, or other appropriate Persons with respect to, any collective investment vehicle in which any of the Funds has invested (or in which any Person with respect to which TFI has acted as a commodity trading advisor under the CEA has invested) has been, to the extent required under the CEA, duly registered as a commodity pool operator or commodity trading adviser under the CEA and is a member in good standing of the NFA; and (B) any futures commission merchants, introducing brokers, floor brokers or floor traders with which TFI, any of the Funds, or any Person with respect to which TFI has acted as a commodity trading advisor under the CEA, has done business has been, to the extent required under the CEA, duly registered in its appropriate capacity under the CEA and is a member in good standing of the NFA.

                                    (xiii) Each Form 7-R and, to the Knowledge
         of the Company, each Form 8-R filed by TFI, or by any "principal" or "Associated Person" (as such terms are defined in the CEA or the rules of the NFA) thereof, including any amendments thereto filed with the CFTC or NFA, complied in all material respects with the CEA and was complete and correct in all material respects and omitted no material facts required to be stated therein; and TFI and, to the Knowledge of the Company, each such principal or Associated Person thereof has filed any such forms 7-R or 8-R required to be filed under the CEA or rules of the NFA. Except as set forth in Schedule 4.1(i) (xiii) of the Company Disclosure Schedule, (A) no form 7-R or form 8-R to which the immediately preceding sentence refers, including any amendments thereto, has contained a "Yes" response by the applicable registrant, or Person to be listed as a principal or Associated Person of a registrant to any item under the "Disciplinary History" section of such Form 7-R or Form 8-R. Each commodity pool operator or commodity trading advisor disclosure document provided by the Company or any of its Subsidiaries to any client did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                                    (xiv) Tremont TASS (Europe) Limited ("TTEL")
         is regulated by the SFA. All investment business activities of TTEL have been carried on in accordance with the provisions of the FSA, any regulation made under the FSA and the rules of the SFA. All directors and employees of TTEL required to be registered persons under the rules of the SFA are so registered. TTEL has adopted, and in all respects observed, procedures complying with all laws and regulations intended to combat money-laundering and insider dealing which apply to TTEL, its directors and employees. TTEL has not received any notice that SFA has initiated any administrative proceeding or investigation into the business or operations of TTEL or any of its principal employees. There is no unresolved violation or exception by SFA with respect to any report or statement by SFA relating to any examination of TTEL. TTEL has not, and none of its directors or employees has, been the subject of any censure, disciplinary hearings or fines by the SFA or any other Governmental Authority. Since it became an authorized person, TTEL has not had cause to notify the SFA of any material matter and there are no entries on the Complaints and Breaches Register of TTEL kept in accordance with the rules of the SFA.

                                    (xv) Tremont Investment Management, Inc.
         ("TIMI") has timely filed, or caused the timely filing of, all material forms, reports, registration applications, prospectuses (and other similar offering documents) schedules and other documents, together with any amendments required to be made with respect thereto, that were required to be filed with any Governmental Authority, in connection with The Tremont Masters Fund and has paid all fees and assessments due and payable in connection therewith. TIMI is and has been duly registered as an advisor in the categories of investment counsel and portfolio manager and limited market dealer under the Securities Act (Ontario). All directors, officers and employees of TIMI required to be registered persons under the Securities Act (Ontario) are so registered. Such registrations are in full force and effect and good standing and TIMI is not in default or breach of any condition of its registrations and no proceeding is pending or threatened to revoke or limit such registrations.

                           (j) Taxes. Except insofar as disclosed in Schedule
4.1(j) to the Company Disclosure Schedule:

                                    (i) (A) All federal, state and other
         material Tax Returns with respect to the Company, any of its Subsidiaries or any of the Funds or any affiliated, combined or unitary group of which the Company or any Subsidiary of the Company is or has been a member required to be filed on or prior to the Closing Date (taking into account any extensions of time to file) have (or by the Effective Time will have) been duly and timely filed and all such Tax Returns are complete and accurate in all material respects and (B) the Company, all Subsidiaries of the Company and the Funds have timely paid (or there have been paid on their behalf) all Taxes shown as due and payable on such Tax Returns (other than Taxes that are being contested in good faith) or have been properly reserved for in the books and records of the Company, such Subsidiary of the Company or such Fund in accordance with GAAP;

                                    (ii) The Company and each Subsidiary of the
         Company, have complied with all material requirements in relation to the payment and withholding of Taxes;

                                    (iii) No agreement or other document waiving
         or extending the statute of limitations or the period of assessment or collection of any Taxes payable by the Company or any Subsidiary of the Company has been filed or entered into with any Governmental Authority;

                                    (iv) The Company has not received any
         written notice of any action, suit, proceeding, audit, deficiency or claim now proposed or pending against or with respect to the Company or any Subsidiary of the Company;

                                    (v) Neither the Company nor any Subsidiary
         of the Company is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnity or similar agreement or arrangement; (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

                                    (vi) Neither the Company nor any Subsidiary
         of the Company is, or has been, a United States real property holding company within the meaning of Section 897(c)(2) of the Code;

                                    (vii) Neither of the Company nor any
         Subsidiary of the Company is a "bank" as defined in Section 581 of the Code;

                                    (viii) No power of attorney with respect to
         any Taxes of the Company or any Subsidiary of the Company has been executed or filed with any taxing authority;

                                    (ix) No liens for Taxes exist with respect
         to any assets or properties of the Company, or any Subsidiary of the Company except for statutory liens for Taxes not yet due or contested in good faith;

                                    (x) No federal, state, local or non-U.S.
         audits or other administrative proceedings or court proceedings are presently pending with regard to any federal, state, local or non-U.S. income or franchise Taxes or material other federal, state, local or non-U.S. Taxes or Tax Returns of the Company or any Subsidiary of the Company. The Company has not received any written notice of any material issues relating to Taxes raised from the relevant Taxing Authority during any presently pending audit or examination;

                                    (xi) Neither the Company nor any Subsidiary
         of the Company has agreed to or is required to make any material adjustment under Section 481(a) of the Code or any similar provision of non-U.S. law that would affect any taxable year beginning after the date hereof;

                                    (xii) Neither the Company nor any Subsidiary
         of the Company has with regard to any assets or property held or acquired by any of them, filed a consent to the application of Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any Subsidiary of the Company;

                                    (xiii) Each Fund which is qualified as a
         "registered investment company" under subchapter M of the Code has been managed in a manner consistent with its qualification as a "registered investment company" under Subchapter M of the Code. No such Fund is subject to the payment of Tax for any taxable year by reason of its failure to satisfy the minimum distribution requirements of Section 852(a)(1) of the Code;

                                    (xiv) Neither the Company nor any Subsidiary
         of the Company has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger;

                                    (xv) Parent has received complete copies of
         (A) all material federal, state and other material income or franchise Tax Returns of the Company and each Subsidiary of the Company relating to the taxable periods ended since December 31, 1998 and (B) any audit report issued within the last three years relating to any material Taxes due from or with respect to the Company or any Subsidiary of the Company;

                                    (xvi) The Company has not received any
         written notice of any claim by a Taxing Authority in a jurisdiction where the Company or any Subsidiary of the Company does not file Tax Returns stating that the Company, or such Subsidiary, is or may be subject to taxation by that jurisdiction;

                                    (xvii) No property owned by the Company or
         any Subsidiary of the Company (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of
         Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code;

                                    (xviii) There is no contract, agreement,
         plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by the Parent, the Company or any of their respective Affiliates by reason of Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code; and

                                    (xix) Neither the Company nor any Subsidiary
         of the Company is subject to any private letter ruling of the IRS or comparable rulings of other Taxing Authorities issued solely in respect of the Company or any Subsidiary of the Company.

                                    (xx) At the time of issuance of each of the
         life insurance policies (each individually, an "Insurance Policy") issued by TII and for the life of each Insurance Policy: (i) provided that each purchaser of such Insurance Policy has an insurable interest in the life of the insured under each Insurance Policy and in the amount of insurance applied for,
         (A) each Insurance Policy qualifies as life insurance under applicable insurance law, (B) each Insurance Policy qualifies as a life insurance contract under the guideline premium test of Section 7702 of the Code and will be treated as life insurance for current federal income Tax purposes, (C) neither the Company nor any of its Subsidiaries has caused any Insurance Policy to fail the guideline premium test of
         Section 7702 of the Code or some other current Tax law provision thereby causing the purchaser to be in receipt or accrual of the account value of an Insurance Policy, including increments thereon, (D) neither the Company nor any of its Subsidiaries has caused any Insurance Policy to fail the guideline premium test of Section 7702 of the Code or some other current Tax law provision thereby causing the death benefits paid under the policies to be ineligible for the exclusion from gross income under Section 101(a) of the Code, (ii) each of the Insurance Policies are variable contracts as defined in Section 817(d) of the Code, (iii) the segregated asset account(s) underlying the Insurance Policies comply with Section 817(h) of the Code, (iv) no purchaser of an Insurance Policy will be treated as owner for Tax purposes of the assets of any separate account to which Insurance Policy account values have been allocated, and, (v) provided that, for each Insurance Policy, premiums are paid, death benefits are reduced and each policy owner exercises its rights under the Insurance Policy only in accordance with the plan for such Insurance Policy as specified by TII at issue and from time to time thereafter, no Insurance Policy has become a modified endowment contract under Section 7702A of the Code.

                                    (xxi) At the time of issuance of each of the
         annuity policies (each individually, an "Annuity Policy") issued by TII and for the life of each Annuity Policy: (i) each of the Annuity Policies are variable contracts as defined in Section 817(d) of the Code, (ii) the segregated asset account(s) underlying the Annuity Policies comply with Section 817(h) of the Code; and (iii) no purchaser of an Annuity Policy will be treated as owner for Tax purposes of the assets of any separate account to which Annuity Policy account values have been allocated.

                           (k) Litigation. There is not, and since January 1,
1998, there has not been, any litigation, administrative, arbitral or other proceeding, claims, actions, or governmental or regulatory investigations pending or, to the Knowledge of the Company, threatened against the Company, any Subsidiary of the Company or any of the Funds in connection with their respective businesses or the transactions contemplated by this Agreement and there is no injunction, judgment, decree or regulatory restriction imposed upon either the Company or any Subsidiary of the Company. With respect to the pending litigations, proceedings, claims, actions or investigations listed on Schedule 4.1(k) of the Company Disclosure Schedule, individually and in the aggregate, no adverse determination would reasonably be expected to have a Material Adverse Effect with respect to the Company. There is no lawsuit or claim by the Company or any

Subsidiary of the Company currently pending or which the Company or any Subsidiary of the Company currently intends to initiate against any other Person.

                           (l) Labor and Employment Matters; Benefit Plan
Obligations.

                                    (i) Neither the Company nor any of its
         Subsidiaries is delinquent in any respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of the Company, any of its Subsidiaries or any of the Funds ("Employee"), none of the Company or any of its Subsidiaries will be liable to any such Employee under any agreement in effect at the Effective Time for so-called "severance pay", incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

                                    (ii) Since January 1, 1998, none of the
         Company or any Subsidiary of the Company has had any claim made against it by any Person before any Governmental Authority in respect of employment with it for discrimination or harassment on account of sex, race or other characteristic protected by Applicable Law and there are no such proceedings pending or, to the Company's Knowledge, threatened.

                                    (iii) Schedule 4.1(l)(iii) of the Company
         Disclosure Schedule contains a true and complete list of each Benefit Plan. With respect to each Benefit Plan, the Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents: (A) a copy of the Benefit Plan and any amendments thereto; (B) a copy of the most recent annual report on IRS Form 5500; (C) a copy of the most recent summary plan description (including supplements) required under ERISA with respect thereto; (D) if the Benefit Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof and all related agreements; and (E) the most recent determination letter or pending determination letter received from the IRS with respect to each Benefit Plan intended to qualify under Section 401 of the Code.

                                    (iv) None of the Company or any Subsidiary
         of the Company or any ERISA Affiliate (A) has ever maintained any Benefit Plan which has been subject to Title IV of ERISA or any similar Applicable Law of any other jurisdiction or (B) has ever provided or agreed to provide health care or any other welfare benefits (as described in Section 3(1) of ERISA) to any Employees after their employment is terminated (other than as required by part 6 of Subtitle B of title I of ERISA or any similar Applicable Law of any other jurisdiction).

                                    (v) No Benefit Plan is a "multiemployer
         pension plan", as defined in section 3(37) of ERISA.

                                    (vi) Each Benefit Plan has been operated in
         all material respects in accordance with its terms and Applicable Law, including but not limited to ERISA and the Code. Each Benefit Plan which is intended to be "qualified" within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter to such effect.

                                    (vii) To the Knowledge of the Company, there
         is no matter pending with respect to any of the Benefit Plans before any Governmental Authority. There are no pending or, to the Knowledge of the Company, threatened or anticipated actions, suits, or claims by or on behalf of any Benefit Plan, by any Employee or beneficiary covered thereunder, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

                                    (viii) No stock or other security issued by
         the Company forms or has formed a material part of the assets of any Benefit Plan.

                                    (ix) To the Knowledge of the Company, any
         individual who performs services for the Company, any of its Subsidiaries or any of the Funds (other than through a contract with an organization other than such individual) and who is not treated as an Employee of the Company, any of its Subsidiaries or Funds for federal income tax purposes by the Company, such Subsidiary or Fund is not an Employee for such purposes.

                                    (x) None of the Funds has or has had any
         employees.

                                    (xi) With respect to each Benefit Plan that
         is maintained outside of the U.S. primarily for the benefit of persons substantially all of whom are nonresident aliens (a "Foreign Plan"):

                                            (1) all employer and Employee
                           contributions to each Foreign Benefit required by law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices.

                                            (2) the fair market value of the
                           assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Closing Date, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and

                                            (3) each Foreign Plan required to be
                           registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                                    (xii) None of the Employees is represented
         in his or her capacity as an Employee by any labor organization; Neither the Company nor any of its Subsidiaries has recognized any labor organization nor has any labor organization been elected as the collective bargaining agent of any of such Employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees; there is no union organization activity involving any of the Employees, pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened, nor has there ever been union representation involving any of the Employees; there is no picketing, pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the Employees, pending or, to the Knowledge of the Company, threatened; there are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened which could be brought or filed, with any public or governmental authority, arbitrator or court based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual; the Company and each of its Subsidiaries is in compliance with all laws, regulations and orders relating to the employment of labor, including all such laws, regulations and orders relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local "mass layoff" or "plant closing" law ("WARN"), collective bargaining, discrimination, civil rights, safety and health, workers' compensation and the collection and payment of withholding and/or social security taxes and any similar tax except for immaterial non-compliance; and there has been no "mass layoff" or "plant closing" as defined by WARN with respect to the Company or any of its Subsidiaries within the six
         (6) months prior to the Closing.

                           (m) Board Approval. The Board of Directors of the
Company, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interests of the Company and its stockholders, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholders of the Company adopt this Agreement. Assuming the accuracy of the representations and warranties set forth in Section 4.2(i), the Board of Directors of the Company has taken the necessary action to make inapplicable to this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby the restrictions on business combinations set forth in Section 203 of the DGCL and any other "fair price," "moratorium," "control share," "business combination," "affiliate transaction" or other applicable antitakeover laws.

                           (n) Vote Required. Assuming the accuracy of the
representations and warranties set forth in Section 4.2(i), the affirmative vote of the holders of a majority of the voting power of the Company Common Stock to adopt this Agreement (the "Required Company Vote") is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

                           (o) Contracts.

                                    (i) Schedule 4.1(o) of the Company
         Disclosure Schedule sets forth under separate headings, and the Company has made available to the Parent true, correct and complete copies of:
         (A) each Company Contract that is not cancelable without penalty by the Company, any of its Subsidiaries or any Fund party thereto upon 90 days or less notice or that involves the receipt or payment by the Company, such Subsidiary or such Fund in the prior fiscal year (or is reasonably likely to involve the receipt of payment by the Company, such Subsidiary or such Fund in the current fiscal year) of an amount in excess of $100,000, (B) each Company Contract with any one or more of the directors or executive officers or members of their Immediate Families or entities in which any of them has greater than a 5% equity interest, (C) each Company Contract that is required to be described in the Regulatory Reports publicly disclosed and filed with the SEC or to be filed as an exhibit thereto (which Company Contract is described in the Regulatory Reports publicly disclosed and filed with the SEC or filed as an exhibit thereto), (D) each Advisory Agreement, (E) each Company Contract with respect to or involving employment, severance, product design or development, personal services, consulting, non-competition or indemnification (including, without limitation, any Company Contract involving employees of the Company, any of its Subsidiaries or any of the Funds); (F) each Company Contract with respect to or involving licensing, merchandising or distribution; (G) each Company Contract granting a right of first refusal or first negotiation; (H) each Company Contract that is a shareholders, partnership, joint venture or similar agreement; (I) each Company Contract for the acquisition, sale or lease of material properties or assets of the Company, any of its Subsidiaries or any Fund (by merger, purchase or sale of assets or stock or otherwise) entered into since its inception; (J) each Company Contract with any Governmental Authority; (K) each loan or credit agreement, mortgage, indenture, instrument or other Company Contract evidencing indebtedness for borrowed money by the Company, any of its Subsidiaries or Funds or any such Company Contract pursuant to which indebtedness for borrowed money may be incurred; (L) each Company Contract that purports to limit, curtail or restrict the ability of the Company, any of its Subsidiaries or any of the Funds to compete in any geographic area, line of business or otherwise or with any Person, or to obtain products or services from or engage in business transactions with, any other Person; (M) each Company Contract with or with respect to Mutual Risk Management Ltd.;
         (N) each Company Contract between the Company, any of its Subsidiaries or any of the Funds and any other Person (other than a wholly owned Subsidiary of the Company) in which the Company, any of its Subsidiaries or any of the Funds owns an equity interest; (O) each other Company Contract material to the business, governance, operations or financial condition of the Company, any of its Subsidiaries or any of the Funds, and (P) each commitment and agreement to enter into any of the foregoing. Each Company Contract set forth or required to be set forth in Schedule 4.1(o) of the Company Disclosure Schedule is referred to herein as a "Material Contract."

                                    (ii) Each of the Company, each of its
         Subsidiaries and each Fund which is a party to any Material Contract has duly performed all its material obligations under such Material Contract, in each case to the extent that such obligations have accrued; each Material Contract is in full force and effect and constitutes the valid and legally binding obligation of the Company, such Subsidiaries and each Fund, as applicable, enforceable according to its terms; and no breach or default, alleged breach or default, or event which constitutes or would (with the passage of time, notice or both) constitute a material breach or default thereunder on the part of the Company, any of its Subsidiaries or any Fund, or, to the Knowledge of the Company, any other party thereto, has occurred or, as a result of this Agreement or the performance by the Company of any of its covenants or obligations hereunder, will occur.

                                    (iii) Except for those limits or
         requirements in cases (A) or (B) immediately below as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company, no Company Contract to which the Company, any of its Subsidiaries or any of the Funds is a party or subject to (A) limits the freedom of the Company, or any of its Subsidiaries or any of the Funds to compete in any line of business, any geographic area or otherwise or with any Person; or
         (B) contains any requirement of exclusive dealing with any other Person anywhere in the world or with respect to any product, and no such Contract as described in such clauses (A) and (B) or any other Company Contract would be or purports to be valid and legally binding on the Parent or any of its Affiliates (other than the Company and its Subsidiaries) upon, and at any time after, the Closing, regardless of the scope of limits or requirements.

                                    (iv) The Company has made or caused to be
         made available to the Parent copies of all sales, marketing and account solicitation agreements and marketing arrangements relating to its investment advisory activities.

                           (p) Brokerage or Finder's Fees. Other than the
Company Financial Advisor, whose fees and expenses will be borne by the Company, neither the Company nor any of its Subsidiaries has incurred any liability to any broker, finder or agent for any fees or commissions or similar compensation with respect to the transactions contemplated by this Agreement.

                           (q) Insurance. The Company, its Subsidiaries and the
Funds maintain with reputable insurers such worker's compensation, comprehensive property and casualty, liability, errors and omissions, fidelity and other insurance as is described on Schedule 4.1(q) of the Company Disclosure Schedule, which insurance is, in the reasonable opinion of the Company, sufficient in all material respects for the operation of the business of the Company and its Subsidiaries and Funds as currently conducted.

                           (r) Opinion of the Company Financial Advisor. The
Company has received the opinion of the Company Financial Advisor, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, a copy of which opinion has been made available to the Parent.

                           (s) No Parent Capital Stock. The Company does not own
or hold directly or indirectly any shares of common stock of the Parent or any other capital stock of the Parent, or any options, warrants or other rights to acquire any capital stock of the Parent, or in each case, any interests therein.

                           (t) Sponsored Collective Investment Vehicles and
Commodities Advisory Matters.

                                    (i) Schedule 4.1(t) of the Company
         Disclosure Schedule sets forth a true, correct and complete list of each Fund, including each Fund's name, its jurisdiction of organization and authorized ownership interests (and the ownership interests of the Company and its Subsidiaries in each Fund), and the jurisdictions in which each of them is licensed or qualified or registered to do business.

                                    (ii) True, correct and complete copies of
         the offering documents, subscription agreements, administrative services agreements, distribution or placement agency agreements, solicitation agreements and custody agreements, as applicable, or any similar agreements, in any case pertaining to the Funds and used since January 1, 1998 have been made available to the Parent. Such offering documents did not, at any time such offering documents were made available to investors or prospective investors in the Funds, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    (iii) True, correct and complete copies of
         the audited financial statements of each of the Funds for the fiscal years completed on or after December 31, 1998 or its inception, whichever is later, through its most recent fiscal year ended on or prior to December 31, 2000 have been made available to the Parent. Each of such financial statements presents fairly, in all material respects, the consolidated financial position of such Fund in accordance with GAAP applied on a consistent basis (except as otherwise noted therein) at the respective date of such financial statements.

                                    (iv) All securities of which any of the
         Funds is the issuer were sold pursuant to a valid exemption from the registration requirements of the

         Securities Act and other applicable Securities Laws and in compliance with Applicable Law.

                                    (v) Since its inception, each Fund has been
         operated and is currently operating in compliance in all material respects with its respective investment objectives and policies, its constituent documents and Applicable Law. Since its inception, each of the Funds that has been (i) offered to United States investors or (ii) organized in any jurisdiction within the United States has been excluded from the definition of an "investment company" under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof. Since its inception, each of the Funds that is a commodity pool within the meaning of the CEA is an "exempt pool" within the meaning of Rule 4.7 promulgated by the CFTC under the CEA, each Person with respect to which TFI acts as a commodity trading advisor is a "Qualified Eligible Person" within the meaning of such Rule 4.7, and TFI and the Fund have been in compliance with the disclosure reporting and record keeping requirements of such Rule 4.7(b).

                                    (vi) None of TFI, the Funds or any direct or
         indirect "principal" or "Associated Person" (as such terms are defined in the CEA or the rules of the NFA) thereof has been enjoined, indicted, convicted or made the subject of disciplinary proceedings, consent decrees or administrative orders on account of any violation of the Securities Laws, the CEA or the rules or interpretations of any Self-Regulatory Organization or, except as set forth in Schedule 4.1(t)(vi) of the Company Disclosure Schedule, has been criticized by the CFTC or NFA in, as a result of or following any regulatory audit by the NFA.

                           (u) Termination of Relationships. As of the date
hereof, neither the Company nor any of its Subsidiaries has received any notice since June 30, 2000, and no other notice is pending, that any Fund or any other Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services that individually or in the aggregate are material to the business of the Company is terminating or is planning to terminate its relationship with the Company and/or any of its Subsidiaries or will reduce materially its use of the services of the Company and any of its Subsidiaries. As of the date hereof, the Company has no Knowledge that any Fund or any other Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services that individually or in the aggregate are material to the business of the Company plans to terminate its relationship with the Company and/or any of its Subsidiaries or plans to reduce materially its use of the services of the Company and any of its Subsidiaries. For the purposes of this Section 4.1(u), each of the Funds will be deemed to be material to the business of the Company and its Subsidiaries.

                           (v) Absence of Certain Payments. To the Knowledge of
the Company, none of the Company, any of its Subsidiaries or any Person acting on behalf of the Company and any of its Subsidiaries has made any payment to, or conferred any benefit, directly or indirectly, on suppliers, clients, employees or agents of suppliers or clients, or officials or employees of any Governmental Authority or any political parties or candidates for office, that was unlawful in the place where, and at the time when, such payment or benefit was given or received, or, in the case of payments to or benefits conferred upon representatives of a Governmental Authority referred to above, would have been unlawful under the laws of the United States if such laws were applicable to such payment or benefit and to such officials or employees.

                           (w) Privacy Rules. The Company and its Subsidiaries
and the Funds, to the extent each is a "financial institution" (as defined in the GBA), have complied, to the extent required, with the GBA and the rules and regulations promulgated pursuant thereto, including, without limitation, Regulation S-P issued by the SEC and the privacy rules issued by the Federal Trade Commission and expected to be issued by the CFTC (collectively, the "Privacy Rules"), and each such Financial Institution has provided the privacy notices, in the form and to the extent required by the GBA and the Privacy Rules, and has taken such other actions as may be required thereunder.

                           (x) Technology and Intellectual Property.

                                    (i) The Technology Systems are adequate in
         all material respects for their intended use and for the operation of the respective businesses of the Company and its Subsidiaries as are currently operated and as necessary after the Closing Date in substantially the same manner as such businesses have been operated prior thereto. The Company or one or more of its wholly owned Subsidiaries owns or has the right to use, free and clear of Encumbrances, all components of the Technology Systems that are reasonably necessary to the normal operations of such businesses. There has not been any material malfunction with respect to any of the Technology Systems since January 1, 1998 that has not been remedied or replaced in all material respects. The completion of the transactions contemplated by this Agreement will not materially alter or impair the ownership or right of the Company or its Subsidiaries to use the components of the Technology Systems. No trade secret, know-how, model, process, formula, database or Software created by the Company or any of its Subsidiaries included in the Intellectual Property of the Companies has been disclosed or authorized to be disclosed to any third party other than for use in connection with the businesses of the Company and its Subsidiaries or pursuant to a confidentiality or non-disclosure agreement that reasonably protects the interest of the Company and its Subsidiaries and the Funds in and to such matters.

                                    (ii) Schedule 4.1(x)(ii) of the Company
         Disclosure Schedule sets forth, for the Intellectual Property owned by, or licensed to, the Company or any of its Subsidiaries, including those jointly with others (such schedule specifies any as such), a complete and accurate list of all (whether registered or unregistered, any applications therefor and whether owned or licensed) patents, trademarks, copyrights, trade secrets and Software. The Company and its wholly owned Subsidiaries own or possess adequate licenses or other rights to use, free and clear of Encumbrances, orders and arbitration awards, all of their Intellectual Property for the operation of the respective businesses of the Company and the Subsidiaries as are currently operated and as necessary after the Closing Date in substantially the same manner as such businesses have been operated prior thereto. All Intellectual Property registrations owned by the Company or any Subsidiary of the Company are valid and subsisting, are held in the name of the Company or one of its Subsidiaries and are validly maintained. No Intellectual Property application or registration owned by the Company or any Subsidiary of the Company is the subject of any pending, existing or threatened opposition, interference, cancellation proceeding or other legal or governmental proceeding before any registration authority in any jurisdiction. The conduct of the respective businesses of the Company and its Subsidiaries and the Funds does not infringe in any material respect upon any Intellectual Property right owned or controlled by any third party. There are no material claims, proceedings or actions pending or, to the Company's Knowledge, threatened, and none of the Company, any of its Subsidiaries or any of the Funds has received any notice of any claim or suit (A) alleging that the activities of the Company, any of its Subsidiaries or any of the Funds infringe upon or constitute the unauthorized use of the proprietary rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by the Company or any Subsidiary of the Company, nor is there, to the Company's Knowledge, a valid basis for any such claim or suit. To the Company's Knowledge, no third party is infringing upon any Intellectual Property owned by the Company or any of its Subsidiaries, and no such claims have been made by the Company.

                  4.2 Representations and Warranties of the Parent and the Merger Sub. Except as set forth in writing in the disclosure schedule delivered by the Parent to the Company prior to the execution of this agreement (the "Parent Disclosure Schedule") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein) each of the Parent and the Merger Sub represents and warrants to the Company as follows:

                           (a) Organization, Standing and Power. Each of the
Parent and the Merger Sub has been duly incorporated and is validly existing and in good standing under the Applicable Laws of the State of Delaware, has all the corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified and in, if applicable, good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such licensing, qualification or, if applicable, good standing necessary other than in such jurisdictions where the failure to be so licensed or qualified or, if applicable, in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Parent. The copies of the charter and by-laws and any amendments thereto of the Parent and the Merger Sub that were previously furnished to the Company are true, complete and correct copies of such documents as in effect on the date of this Agreement. All of the outstanding shares of capital stock of Merger Sub are duly authorized validly issued and nonassessable and are owned beneficially and of record, by the Parent or a Subsidiary which is wholly owned, directly or indirectly, by the Parent, free and clear of any Encumbrances other than Permitted Encumbrances.

                           (b) Authority of the Parent and the Merger Sub;
Execution and Delivery. Each of the Parent and the Merger Sub has the corporate power and authority to enter into and carry out its obligations under this Agreement. The execution and delivery by each of the Parent and the Merger Sub of this Agreement and the performance by each of them of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of each of them, and no other corporate or stockholder proceedings on the part of either of them are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. Each of the Parent and the Merger Sub has duly executed and delivered this Agreement. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes and assuming the due authorization, execution and delivery thereof by each other party thereto, all instruments of conveyance and other documents executed and delivered or to be executed and delivered by them, as contemplated by this Agreement, constitute, or when so executed and delivered will constitute, the legal, valid and binding agreements, instruments and obligations of each of them, enforceable against each of them in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization and similar Applicable Laws of general application relating to or affecting the rights and remedies of creditors and by the application of general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                           (c) Consents; No Conflict.

                                    (i) Other than filings and/or notices (A)
         pursuant to Section 2.3, (B) under the HSR Act or the Securities Laws,
         (C) required under a foreign antitrust or trade regulation law, or (D) required to be made with any applicable Self-Regulatory Organization, neither the Parent nor the Merger Sub is required to obtain the consent, authorization or approval of, or submit any notice, report or any other filing with, any Governmental Authority or any third party or to obtain any consent, permit, license or franchise in connection with the execution, delivery and performance of this Agreement by the Parent or the Merger Sub, respectively, except, in the case of any third party, as would not reasonably be expected to have a Material Adverse Effect with respect to the Parent.

                                    (ii) The execution, delivery and performance
         of this Agreement by each of the Parent and the Merger Sub and the consummation of the transactions contemplated hereby will not conflict with, result in the termination of, contravene or constitute a default under, or be an event which, with the giving of notice or passage of time or both will become a default under, or give to any other Person any right of termination pursuant to any of the terms, conditions or provisions of or under (A) any Applicable Law (provided, as to consummation, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 4.2(c)(i)), (B) the charter and by-laws of the Parent or the Merger Sub or (C) any contract, agreement, indenture, mortgage, deed of trust, note, bond, franchise, lease, plan, license or other instrument, arrangement or other obligation binding upon the Parent or the Merger Sub, or to which the property of the Parent or the Merger Sub is subject, except in the case of clause (A) or (C) as would not reasonably be expected to have a Material Adverse Effect with respect to the Parent.

                           (d) Litigation. Except as set forth on Schedule
4.2(d) of the Parent Disclosure Schedule, as of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or, to the Parent's Knowledge, threatened against the Parent or any Subsidiary of the Parent, or any properties or rights of the Parent or any Subsidiaries of the Parent, before any Governmental Authority that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of the Parent to fulfill its obligations hereunder, including the Parent's obligations under Article II and Article III.

                           (e) Board Approval of the Parent. The Board of
Directors of the Parent, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are in the best interests of the Parent and its stockholders; and (ii) approved this Agreement and the Merger.

                           (f) Board Approval of the Merger Sub. The Board of
Directors of the Merger Sub, by resolutions duly adopted without a meeting by unanimous consent thereto in writing and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are advisable and in the best interest of the Merger Sub and its stockholder, (ii) approved this Agreement and the Merger and (iii) recommended that the stockholder of the Merger Sub adopt this Agreement. Following the adoption of such resolutions by the Board of Directors of the Merger Sub, the sole stockholder of the Merger Sub, without a meeting by consent in writing, has duly adopted this Agreement.

                           (g) No Other Vote Required. No vote of the holders of
any class or series of the capital stock of the Parent and, except as provided in Section 4.2(f), any Subsidiary of the Parent is necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

                           (h) Brokerage or Finder's Fees. The Parent has not
incurred any liability to any broker, finder or agent for any fees, commissions or similar compensation with respect to the transactions contemplated by this Agreement.

                           (i) No Company Capital Stock. Neither of the Parent
or the Merger Sub owns or holds directly or indirectly any shares of Company Common Stock or any other capital stock of the Company, or any options, warrants or other rights to acquire any shares of Company Common Stock or any other capital stock of the Company, or in each case, any interests therein, other than pursuant to the Merger as contemplated by this Agreement or pursuant to the Stockholders Agreement.

                           (j) Financing. The Parent has and will have
available, prior to the Effective Time, sufficient funds to pay the Merger Consideration and the Option Consideration pursuant to this Agreement.


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
                           (k) No Business Activities. The Merger Sub has not
conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. The Merger Sub has no Subsidiaries.

                                    Article V

                    COVENANTS RELATING TO CONDUCT OF BUSINESS

                  5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated under separate headings in
Schedule 5.1 of the Company Disclosure Schedule or to the extent that the Parent (in its sole discretion) shall otherwise consent in writing):

                           (a) Ordinary Course.

                                    (i) The Company and each of its Subsidiaries
         shall (and shall cause the Funds to), and the Company shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX to, carry on their respective businesses in the usual, regular and ordinary course in the same manner as heretofore conducted, and, to the extent consistent therewith, shall (and shall cause the Funds to) use all reasonable best efforts to, and the Company shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX to, preserve intact their present lines of business, business organizations and reputations, maintain their rights, franchises and permits, keep available the services of their key officers and key employees, maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, and preserve their relationships and goodwill with clients, suppliers and others having business dealings with them to the end that their ongoing businesses shall not be impaired in any material respect at the Effective Time.

                                    (ii) The Company shall not, and shall not
         permit any of its Subsidiaries or the Funds to, and the Company shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, (A) enter into any new material line of business, (B) commit to any capital expenditures other than capital expenditures in the usual, regular and ordinary course of business consistent with past practice and not individually or in the aggregate in excess of $100,000, or (C) delay or postpone the payment of accounts payable and other liabilities or accelerate the collection of accounts receivable, or revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in each case in the usual, regular and ordinary course of business consistent with past practice or as required by GAAP;

                           (b) Dividends; Changes in Share Capital. The Company
shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare,

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
         set aside or pay any dividends on or make other distributions in respect of any of its ownership interests, (ii) split, combine, subdivide or reclassify any of its ownership interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, ownership interests, (iii) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization,
         (iv) directly or indirectly repurchase, redeem or otherwise acquire any ownership interests or any securities convertible into or exercisable for any ownership interests except, subject to and in accordance with Applicable Law, for the purchase from time to time by the Company of Company Common Stock in the usual, regular and ordinary course of business consistent with past practice in connection with funding the Tremont Advisers, Inc. Savings Plan, or (v) make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or other ownership interests or otherwise make any payments to stockholders or equityholders in their capacity as such.

                           (c) Issuance of Securities. The Company shall not,
and shall not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any ownership interests of any class, or enter into any agreement with respect to any ownership interests, other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof or in connection with the Tremont Advisers, Inc. Savings Plan in accordance with its present terms or the issuance of ownership interests by FITX in connection with capital - raising activities consistent with past practice.

                           (d) Governing Documents. The Company shall not, and
shall not permit any of its Subsidiaries or the Funds to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, amend or propose to amend their respective certificates of incorporation, by-laws or other governing documents.

                           (e) No Acquisitions. The Company shall not, and shall
not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets (other than the acquisition of assets used in the operations of their respective businesses in the usual, regular and ordinary course of business consistent with past practice).

                           (f) No Dispositions. Other than dispositions made in
the usual, regular and ordinary course of business consistent with past practice and not individually or in the aggregate in excess of $100,000, the Company shall not, and shall not permit any Subsidiary of the Company to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, sell, lease, transfer, pledge, encumber or otherwise dispose of, or agree to sell, lease, transfer, encumber or

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
otherwise dispose of, any of its assets (including ownership interests of Subsidiaries of the Company).

                           (g) Investments; Indebtedness. The Company shall not,
and shall not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, or otherwise), other than payments, discharges or satisfactions incurred or committed to in the usual, regular and ordinary course of business consistent with past practice or reflected in the most recent consolidated financial statements (or the notes thereto) of the Company included in the most recent Regulatory Reports filed prior to the date of this Agreement, or (iii) create, incur, assume or suffer to exist any indebtedness, guarantees, loans or advances not in existence as of the date of this Agreement except for short-term indebtedness incurred under the Company's current short-term facilities (and any replacements thereof) in the usual, regular and ordinary course of business consistent with past practice, and which is not individually or in the aggregate in excess of $500,000 and is reasonably expected by the Company to be repaid by the Company from cash from continuing operations within 12 months of the incurrence thereof in each case as such facilities and other existing indebtedness may be amended, extended, modified, refunded, renewed, refinanced or replaced after the date of this Agreement, but only if the aggregate principal amount thereof is not increased thereby, the term thereof is not extended thereby (or, in the case of replacement indebtedness, the term of such indebtedness is not for a longer period of time than the period of time applicable to the indebtedness so replaced) and the other terms and conditions thereof, taken as a whole, are not less advantageous to the Company and its Subsidiaries than those in existence as of the date of this Agreement.

                           (h) Compensation. The Company shall not, and shall
not permit any of its Subsidiaries to, and shall use its commercially reasonable efforts to cause each of Index LLC, TII, TMRM and FITX not to, (i) make any increase in or commitment to increase the amount of wages, bonus, severance or other compensation of any executive officer, director or employee (except with respect to normal base wage and base salary increases that are granted in the usual, regular and ordinary course of business consistent with past practice in connection with normal periodic performance reviews and related compensation and benefit increases (but not to officers and directors of the Company or its Subsidiaries); provided that the Company shall notify the Parent in writing prior to any such increases), (ii) make any increase in or commitment to increase any profit sharing, retirement, deferred compensation, insurance or other employee benefits, (iii) issue any additional Company Stock Options, equity-based awards or shares of Company Common Stock (other than the issuance of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof or in connection with the Tremont Advisers, Inc. Savings Plan in accordance with its present terms), adopt or make any commitment to enter into, adopt, amend in any material manner or terminate any Benefit Plan, or any other agreement, arrangement, plan or policy between the Company or one of its Subsidiaries and one or more of its directors, officers or employees, (iv) make any contribution, other than regularly scheduled contributions, to

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
any Benefit Plan or (v) adopt, approve, ratify or enter into any collective bargaining agreement, side letter, memorandum of understanding or similar agreement with any labor union covering the employees of the Company or any of the Subsidiaries.

                           (i) Accounting Methods; Income Tax Matters. Except as
required by a Governmental Authority, the Company shall not, nor shall it permit any of its Subsidiaries to, change its methods of accounting in effect at December 31, 2000, except as required by changes in GAAP as concurred in by the Company's independent auditors. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) change its fiscal year, (ii) make or rescind any material Tax election, (iii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit, or controversy in respect of Taxes or (iv) change in any material respect any of its methods of reporting income, deductions or accounting for federal income Tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 2000.

                           (j) Contracts. The Company shall not, and shall not
permit any of its Subsidiaries to, (i) except as expressly contemplated or expressly permitted in this Section 5.1, enter into any Company Contract, other than in the usual, regular and ordinary course of business consistent with past practice, enter into a contract that would constitute a Material Contract amend in any material respect any of the Material Contracts, (ii) enter into any Company Contract providing for, or amend any Company Contract to provide for, the taking of any action that would be prohibited hereunder, (iii) enter into any Company Contract that would be or would purport to be valid and legally binding on the Parent or any of its Affiliates (other than the Company and its Subsidiaries) upon, and at any time after, the Closing, including without limitation any that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto or that could, after the Closing, limit or restrict the Surviving Corporation and its Affiliates (including but not limited to the Parent or its Affiliates) or any successor thereto, from engaging or competing in any line of business, in any geographic area or otherwise or with any Person, or (iv) terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it is a party. The Company shall, and shall cause any Subsidiary to, take all steps necessary to enforce, to the fullest extent permitted under Applicable Law, the provisions of any Material Contract or any confidentiality or standstill agreements to which it is a party.

                           (k) Compromise; Settlement. Neither the Company nor
any of its Subsidiaries shall settle or compromise any pending or threatened claims or arbitrations, other than settlements that involve solely the payment of money (without admission of liability) that would not result in an uninsured payment by or liability of the Company in excess of $100,000 in the aggregate above the reserves established therefor on the books of the Company as of the date hereof.

                           (l) Other Actions. The Company shall not, and shall
not permit any of its Subsidiaries to, take any action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) any of the Company's representations and warranties set forth in this Agreement being or becoming untrue in any material respect, (ii) a material breach of any provision of this Agreement, (iii) any of the conditions to the Merger set forth in Article VI not being satisfied, or (iv) a material delay in the consummation of the Merger and the transactions contemplated by this Agreement.

                           (m) The Company shall not, and shall not permit any
of its Subsidiaries to, authorize or enter into any agreement to do any of the foregoing in this Section 5.1.

                  5.2 Advisory Agreement Consents.

                           (a) The Company shall obtain written consent to the
assignment or deemed assignment of each Advisory Agreement to which either:

                                    (i) a Fund that is organized in any
         jurisdiction within the United States; or

                                    (ii) a Fund that is controlled, directly or
         indirectly, by the Company and that is organized in any jurisdiction outside of the United States is a party.

                           (b) The Company shall use its reasonable best efforts
to obtain written consent to the assignment or deemed assignment of each Advisory Agreement to which a Fund, other than any Fund described in either
Section 5.2(a)(i) or 5.2(a)(ii), is a party.

                           (c) The Company shall use its reasonable best efforts
to obtain written consent to the assignment or deemed assignment of (i) each Advisory Agreement with respect to which, as a result of the transactions contemplated hereby, written consent to its assignment or deemed assignment is expressly required by such Advisory Agreement and (ii) each Advisory Agreement to which a Key Client is a party (in the case of each of clauses (i) and (ii) of this Section 5.2(c), other than any Advisory Agreement described in Section 5.2(a) or (b)); provided, however, that the Company shall not be required to take any actions in attempting to obtain the written consent of any client that could, in the good faith judgment of the Company, adversely affect the client relationship.

                           (d) As soon as reasonably practicable following the
date hereof, the Company shall send (or cause to be sent) a notice in form and substance acceptable to the Parent (the "Notice") to any Person to whom the Company or any of its Subsidiaries renders investment management or investment advisory services requesting written consent to the assignment of each Advisory Agreement and informing the party to such Advisory Agreement: (x) of the intention to complete such transactions, which will result in a deemed assignment of such Advisory Agreement; and (y) of the Company's intention to continue to provide the advisory services pursuant to the existing Advisory Agreement with such party after the Closing. The Parent shall be provided a reasonable opportunity to review all such consent materials to be used by the Company prior to distribution.


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
                           (e) The Parent agrees that, in the case of each
Advisory Agreement other than any Advisory Agreement described in Section 5.2(a), 5.2(b) or 5.2(c), consent to the assignment or deemed assignment of such Advisory Agreement resulting from the transactions contemplated by this Agreement shall be deemed given for all purposes under this Agreement if the party to such Advisory Agreement shall not have affirmatively stated prior to the Effective Time to the Company or any Subsidiary thereof that it does not consent to such assignment or deemed assignment or intends to terminate such Advisory Agreement and at least forty-five (45) days have elapsed since the mailing of Notice to such party pursuant to Section 5.2(d).

                           (f) Notwithstanding anything to the contrary
contained herein, the covenants of the parties contained in this Section 5.2 are intended only for the benefit of the parties and for no other Person.

                  5.3 Acquisition Proposals.

                           (a) The Company shall not, and shall cause each of
its Subsidiaries, and its and any such Subsidiaries' respective Representatives not to, directly or indirectly, (i) initiate, solicit, encourage or knowingly facilitate (including by way of furnishing information or assistance) any inquiries or expressions of interest or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to (x) a proposal or offer with respect to a merger, reorganization, share exchange, recapitalization, liquidation, dissolution, consolidation or similar transaction involving, or any purchase or series of related purchases directly or indirectly (including, by way of lease, exchange, sale, mortgage, pledge, tender offer, exchange offer or otherwise, as may be applicable), of 5% or more of the assets (based on fair market value) or any equity interests (in economic or voting power) in, the Company or any of its Subsidiaries, (y) a breach of this Agreement or the Stockholders Agreement or any interference with the completion of the Merger or
(z) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing (any of the foregoing inquiries, expressions of interest, proposals, or offers being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate the making of, or any effort or attempt to make or implement, an Acquisition Proposal, or (iii) agree to or recommend to its stockholders any Acquisition Proposal; provided, however, that nothing contained in this Section 5.3 shall prevent the Company from (i), based on the advice of outside legal counsel, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or providing any other legally required disclosure to the stockholders of the Company (provided that, except as otherwise permitted in this Section 5.3, the Company does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal), (ii) prior to receipt of the Required Company Vote, and subject to compliance by the Company with the immediately following sentence, providing information to, or engaging in any negotiations or discussions with, any Person who has made an unsolicited bona fide written Acquisition Proposal if, and only to the extent that (A) the Board of Directors of the Company


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
determines, in good faith after consultation with, and based upon the advice of, outside legal counsel, that providing such information and engaging in such discussions or negotiations is required to comply with its fiduciary duties to the Company's stockholders under Applicable Law, (B) such Acquisition Proposal is not subject to any financing contingencies, (C) the Board of Directors determines in good faith that such Acquisition Proposal, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, and believes in good faith, after consultation with the Company Financial Advisor, would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the Merger (any such more favorable Acquisition Proposal, a "Superior Proposal") and (D) prior to taking such action and furnishing any information to any such party, the Company
(x) provides reasonable notice to the Parent to the effect that it is taking such action, (y) provides such information to the Parent (if and to the extent it has not already done so), and (z) shall have entered into a confidentiality/standstill agreement on customary terms as advised by outside legal counsel, and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement, or (iii) prior to receipt of the Required Company Vote, recommending such a Superior Proposal to the holders of Company Common Stock and withdrawing the prior recommendation of this Agreement, if and only to the extent that, in each case referred to in clause (ii) or (iii) above, the Board of Directors of the Company determines, in good faith after consultation with, and based upon the advice of, outside legal counsel, that taking such action is required to comply with its fiduciary duties to the Company's stockholders under Applicable Law; provided, however, the Board of Directors of the Company may not approve or recommend (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) an Acquisition Proposal unless such an Acquisition Proposal is a Superior Proposal (and the Company shall have first terminated this Agreement in accordance with, and complied with its obligations set forth in, Section 7.1(g) and the time period referred to in Section 7.1(g) has expired). Prior to providing any information to or entering into discussions or negotiations with any Person in connection with an Acquisition Proposal by such Person, the Company shall notify the Parent immediately (orally and in writing) if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep the Parent reasonably and promptly informed on the status and terms of any such proposals or offers and provide the Parent with a copy of any written Acquisition Proposal and all amendments and supplements thereto and the status of any such discussions or negotiations. The Company shall, and shall cause each of its Subsidiaries and each of the Company's and such Subsidiaries' Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than the Parent and the Merger Sub with respect to any of the foregoing. The Company agrees that it will immediately take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this
Section 5.3(a) of the obligations undertaken in this Section 5.3(a).

                           (b) Neither the Board of Directors of the Company nor
any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, except in each case, in connection with a Superior Proposal and subject to compliance with Sections 5.3(a) and 7.1(g).

                  5.4 Obtaining Required Company Vote. The Company shall, as promptly as practicable following the execution of this Agreement, take all action necessary in accordance with Applicable Law and its certificate of incorporation and by-laws to duly call, give notice of, convene and hold as soon as practicable after the date of this Agreement a meeting of its stockholders for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement and, except in connection with a Superior Proposal and subject to compliance with Sections 5.3(a) and 7.1(g), shall take all lawful action to solicit the adoption of this Agreement by the Required Company Vote and the Board of Directors of the Company shall recommend adoption of this Agreement by the stockholders of the Company. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.4 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of an Acquisition Proposal. Notwithstanding the foregoing, regardless of whether the Board of Directors of the Company has withdrawn, amended or modified its recommendation that its stockholders approve and adopt this Agreement, unless this Agreement has been terminated pursuant to the provisions of Article VII, the Company shall be required to hold such a meeting of its stockholders for the purpose of obtaining the Required Company Vote.

                  5.5 Access to Information. Upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel, financial advisors and other Representatives of the Parent reasonable access during normal business hours, during the period prior to the Effective Time, to all its facilities, operations, officers, employees, agents and accountants and its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to the Parent (i) a copy of each report, schedule, form, statement and other document filed or deemed to be filed, published, announced or received by it during such period pursuant to the requirements of Federal or state Securities Laws, as applicable; and (ii) each report, schedule, form, statement and other document filed or deemed to be filed with any other Governmental Authority (other than, in the case of clause (i) or (ii), documents which such party is not permitted to disclose under Applicable Laws), and (iii) consistent with its legal obligations, all other information concerning its business, properties and personnel as the Parent may reasonably request; provided, however, that the Company may restrict the foregoing access to the extent that (x) a Governmental Authority requires the Company or any of its Subsidiaries to restrict access to any properties or information reasonably


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
related to any such contract on the basis of Applicable Laws with respect to national security matters or (y) any Applicable Law requires the Company or its Subsidiaries to restrict access to any properties or information.

                  5.6 Covenants of the Parent. During the period from the date of this Agreement and continuing until the Effective Time, the Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated under separate headings in
Schedule 5.6 of the Parent Disclosure Schedule or to the extent that the Company (in its sole discretion) shall otherwise consent in writing):

                           (a) Payment of the Merger Consideration. The Parent
shall not take any action that would, or fail to take any action which failure would, or could reasonably be expected to, impair the Parent's ability to have available sufficient funds to pay the Merger Consideration and the Option Consideration pursuant to this Agreement and otherwise to satisfy its obligations hereunder.

                           (b) Consents. The Parent shall use its reasonable
commercial efforts not take any action that would, or fail to take any action which failure would, or could reasonably be expected to, impede or delay any consent set forth on Schedule 4.2(c) of the Parent Disclosure Schedule or
Schedule 4.1(g) of the Company Disclosure Schedule or otherwise impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement. Prior to the Closing, neither the Parent nor any of its Subsidiaries shall knowingly contact, in writing or otherwise, any client of the Company or its Subsidiaries or any other Person who acts as an adviser to or "gatekeeper" for any client of the Company or its Subsidiaries with respect to matters related to this Agreement without the prior written approval of the Company.

                           (c) Control of the Company's Business. Nothing
contained in this Agreement shall be deemed to give the Parent, directly or indirectly, the right to control or direct the Company's operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                           (d) Other Actions. The Parent shall not take any
action that would, or fail to take any action which failure would, or that could reasonably be expected to, result in, (i) any of the Parent's representations and warranties set forth in this Agreement being or becoming untrue in any material respect, (ii) a material breach of any provision of this Agreement,
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied, or (iv) a material delay in the consummation of the Merger and the transactions contemplated by this Agreement.

                           (e) The Parent shall not, and shall not permit the
Merger Sub to, authorize or enter into any agreement to do any of the foregoing in this Section 5.6.

                  5.7 Offers of Employment. Except as provided in the Employment Agreements, the Parent agrees that, immediately following the Effective Time, it will cause the Surviving Corporation to continue employment of each of the persons then employed by the Company on terms substantially similar to the terms of their current

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
employment by the Company, including, without limitation, with respect to salary, vacations and benefits (other than equity-based arrangements or benefit plans).

                  5.8 Employee Benefits.

                           (a) Obligations of the Parent; Comparability of
Benefits. Except as provided in the Employment Agreements, the Parent shall cause the Surviving Corporation to assume all employment and other related agreements with respect to any current employee of Company, which shall be performed in accordance with their terms. In addition, the obligations under each Benefit Plan as to which Company or any of its Subsidiaries has any obligation with respect to any current or former employee shall become the obligations of the Surviving Corporation at the Effective Time; provided, however, as soon as practicable, the Parent shall, or shall cause the Surviving Corporation to, provide to the Employees the same benefits which are provided to similarly situated employees of the Parent immediately prior to the Effective Time. Notwithstanding the foregoing, nothing herein shall require (A) the continuation of any particular Benefit Plan or prevent the amendment or termination thereof or (B) the Parent or the Surviving Corporation to continue or maintain any stock purchase or other equity plan related to the equity of Company or the Surviving Corporation or the Parent.

                           (b) Pre-Existing Limitations; Deductibles; Service
Credit. With respect to any Benefit Plans of the Parent or any Subsidiary of the Parent in which any current or former employees participate effective as of the Effective Time, the Parent shall, or shall cause the Surviving Corporation to:
(A) not impose any limitations more onerous than those currently in effect as to pre-existing conditions, exclusions (other than such exclusions which would cause the Parent or the Surviving Corporation to self-insure such excluded benefits) and waiting periods with respect to participation and coverage requirements applicable to such current or former employees under any Benefit Plan, (B) provide each such current or former Employee with credit for any years of service with the Company or any of its Subsidiaries acknowledged by the Benefit Plans with respect to employee benefit plans of the Parent or any of its Affiliates with respect to eligibility, vesting and waiting periods (but not for purposes of benefit accrual), co-payments and deductibles paid in accordance with such Benefit Plans, and (C) provide each current or former Employee with credit for any co-payments and deductibles paid in accordance with such Benefit Plans.

                  5.9 Directors' and Officers' Indemnification and Insurance.

                           (a) After the Effective Time through the sixth
anniversary of the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present or former officer, director or employee of the Company and its Subsidiaries (when acting in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses (including the reasonable fees and expenses of only one law firm for the Indemnified Parties as a group) incurred in connection with any claim, action, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (A) the fact that the Indemnified Party is or was an officer,

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
director or employee of the Company or any of its Subsidiaries or (B) matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby; it being understood that a reduction under the Retention Plan in the amount of the Remaining Pool as a consequence of an Indemnification Amount (as such terms are defined in the Retention Plan) shall not be subject to indemnification hereunder), whether asserted or claimed prior to (and, in the case of claims, actions, proceedings or known investigations, disclosed to the Parent in writing before the Effective Time), at or after the Effective Time, to the fullest extent that the Company would have been permitted under Applicable Law and its certificate of incorporation and by-laws in effect with respect to the date hereof to indemnify such Indemnified Party. Each Indemnified Party will be entitled to the fullest extent permitted by Applicable Law and the Company's certificate of incorporation and by-laws on the date hereof to advancement of expenses incurred in the defense of any claim, action, proceeding or investigation from the Surviving Corporation; provided that any Person to whom expenses are advanced provides an undertaking, to the extent required by the DGCL, to repay such advances if it is ultimately determined that such Person is not entitled to indemnification.

                           (b) Any Indemnified Party wishing to claim
indemnification under paragraph (a) of this Section 5.9, upon learning of any such claim, action, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party to the extent such failure does not prejudice the indemnifying party. In the event of any such claim, action, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and neither the Parent nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense, the Indemnified Parties may retain counsel satisfactory to the Surviving Corporation, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties,
(ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) neither the Parent nor the Surviving Corporation shall be liable for any settlement effected without the prior approval of the Surviving Corporation (which approval shall not be unreasonably withheld or delayed); and that neither the Parent nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by Applicable Law.

                           (c) The Surviving Corporation shall cause to be
maintained in effect for a period of six years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and which policies may include a "tail policy") with respect to claims arising from facts or events that occurred at or before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance (the most recent annual renewal of which, in the aggregate, cost $318,338, as set forth in Schedule 4.1(q) to the Company Disclosure Schedule); and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy in its reasonable judgment with as much coverage as can be obtained for a cost not exceeding such amount.

                           (d) In the event that the Surviving Corporation or
any of its successors or assigns (A) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (B) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.9.

                  5.10 Retention Plan and Bonus Pool. At or prior to the Effective Time, the Company shall establish the Retention Plan for employees of the Company in the form attached as Schedule 5.10-1 to the Company Disclosure Schedule (the "Retention Plan") and the Bonus Pool for employees of the Company (the "Bonus Pool"), as described in Schedule 5.10-2 to the Company Disclosure Schedule.

                  5.11 Mutual Covenants of the Company and the Parent. During the period from the date of this Agreement and continuing until the Effective Time, each of the Company and the Parent agrees as to itself and its respective Subsidiaries that (except as expressly contemplated or permitted by this Agreement or as otherwise indicated in Schedule 5.11 of the Company Disclosure Schedule or Section 5.11 of the Parent Disclosure Schedule or to the extent that the other party shall otherwise consent in writing):

                           (a) Preparation of Proxy Statement; Company
Stockholders Meeting. As promptly as practicable following the date hereof, the Company shall, in cooperation with the Parent, prepare and file with the SEC the Proxy Statement. The Proxy Statement shall comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder, and, subject to Section 5.3, shall include a statement that the Board of Directors finds the Merger to be advisable, fair to and in the best interests of the Company. The Company shall use all reasonable efforts with the Parent's cooperation to have the Proxy Statement cleared by the SEC as promptly as practicable after filing with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide copies of any written comments received from the SEC with respect to the Proxy Statement to the Parent and advise the Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall cause the Proxy Statement to be mailed to its stockholders at the earliest practicable date following clearance of the Proxy Statement by the SEC and,

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
subject to Section 5.3, shall include in the Proxy Statement the recommendation of the Board of Directors of the Company that the stockholders of the Company vote in favor of the adoption of this Agreement.

                           The Parent agrees that none of the information
supplied or to be supplied by the Parent for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of meeting of the Company stockholders, held for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the Company stockholders, held for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to the Parent will be deemed to have been supplied by the Parent and information concerning or related to the Company and the meeting of the Company stockholders, held for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, shall be deemed to have been supplied by the Company. The Company will provide the Parent and its counsel with a reasonable opportunity to review and comment on the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and will provide the Parent and its counsel with a copy of all such filings made with the SEC. The Company shall consider all comments provided by the Parent in good faith and no amendment or supplement to the information supplied by the Parent for inclusion in the Proxy Statement shall be made without the approval of the Parent, which approval shall not be unreasonably withheld or delayed.

                           (b) Reasonable Best Efforts.

                                    (i) Subject to the terms and conditions of
         this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under Applicable Laws to consummate the Merger and the other transactions contemplated by this Agreement as soon as practicable after the date hereof. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable after the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

                                    (ii) Each of the Parent and the Company
         shall, in connection with the efforts referenced in Section 5.11(b)(i) to obtain all requisite approvals and authorizations for the transactions contemplated by this Merger Agreement under the HSR Act or any other Applicable Law, use its reasonable best efforts to (A) make all appropriate filings and submissions with any Governmental Authority that may be necessary, proper or advisable under Applicable Laws in respect of any of the transactions contemplated by this Agreement, (B) cooperate in all respects with each other in connection with any such filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (C) promptly inform the other party of any communication received by such party from, or given by such party to, the Antitrust Division of the DOJ or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and (D) consult with each other in advance of any meeting or conference with the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

                                    (iii) In furtherance and not in limitation
         of the covenants of the parties contained in Sections 5.11(b)(i) and 5.4(b)(ii), if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Law, each of the Parent and the Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.11(b) shall limit a party's right to terminate this Agreement pursuant to
         Section 7.1(b) or 7.1(c) so long as such party has up to then complied in all respects with its obligations under this Section 5.4(c).

                           (c) Employee Benefits Matters. The Company and the
Parent agree that, for purposes of the Benefit Plans, the approval or consummation of the transactions contemplated by this Agreement, as applicable, shall constitute a "Change in Control", as applicable under such Benefit Plans.

                           (d) Fees and Expenses. Whether or not the Merger is
consummated, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (i) if the Merger is consummated, the Surviving Corporation shall pay, or cause to be paid, any and all property or transfer taxes imposed on the Company or its

Subsidiaries and (ii) as provided in Section 7.3. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing of the Proxy Statement and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

                           (e) Confidentiality. Each of the Company and the
Parent will hold any information constituting Confidential Information (as defined in the Confidentiality Agreement, dated March 14, 2001, as amended, between the Company and OppenheimerFunds, Inc. (the "Confidentiality Agreement")) provided to the other, including the information under Section 5.5 that is Confidential Information, in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

                           (f) Public Announcements. The Company and the Parent
shall use all reasonable efforts to develop a joint communications plan and each party shall use all reasonable efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by Applicable Law or by obligations pursuant to any listing agreement with or rules of any securities exchange, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

                           (g) Takeover Statutes. If any anti-takeover or
similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the Parent and the Company and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby.

                  5.12 Revenue Run Rate. On or prior to the 15th Business Day following the end of each month prior to the Closing Date, the Company shall provide to the Parent a certificate of the Company's chief financial officer setting forth the Revenue Run-Rate as of such month-end (which shall include the details of the Company's calculations and the Company's confirmation that such Revenue Run-Rate has been calculated according to the methodology mutually agreed upon prior to the date hereof by the Parent and the Company (as set forth in Schedule II hereto) (each, a "Monthly Run-Rate Schedule"). No later than five Business Days after receipt of such schedule, the Parent may notify the Company of any disagreement it may have with the information set forth in such Monthly Run-Rate Schedule and the reasons for such disagreement. The Parent and the Company will work in good faith to resolve any such disagreement and mutually agree on the amount of the Revenue Run-Rate as of such month-end within the following period of five Business Days.


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
                  5.13 Tangible Net Worth. On or prior to the 15th Business Day following the end of each month (commencing with August 2001) prior to the Closing Date, the Company shall provide to the Parent a certificate of the Company's chief financial officer setting forth the Tangible Net Worth as of such month-end (which shall include the details of the Company's calculations and the Company's confirmation that such Tangible Net Worth has been calculated according to the methodology mutually agreed upon prior to the date hereof by the Parent and the Company (as set forth in Schedule III hereto) (each, a "Monthly Tangible Net Worth Schedule"). No later than five Business Days after receipt of such Monthly Tangible Net Worth Schedule, the Parent may notify the Company of any disagreement it may have with the information set forth in such schedule and the reasons for such disagreement. The Parent and the Company will work in good faith to resolve any such disagreement and mutually agree on the amount of the Tangible Net Worth as of such month-end within the following period of five Business Days.

                  5.14 Employment Agreements. The Company shall use its reasonable best efforts to enter into amendments, satisfactory to the Parent, to the employment agreements prior to the Effective Date with the executives specified on Schedule 5.14 to the Parent Disclosure Schedule.

                                   Article VI

                              CONDITIONS PRECEDENT

                  6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of the Company, the Parent and the Merger Sub to effect the Merger are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

                           (a) Stockholder Approval. The Company shall have
obtained the Required Company Vote for the adoption of this Agreement by the stockholders of Company.

                           (b) No Injunctions or Restraints; Illegality. No
federal, state, local or foreign, if any, Applicable Law shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect, having the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                           (c) HSR Act; Governmental and Self-Regulatory
Organization Approvals. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and the written consents set forth on Schedule 6.1(c) of the Parent Disclosure Schedule shall have been received and shall be in full force and effect.

                  6.2 Additional Conditions to Obligations of Company. The obligations of the Company to effect the Merger are subject to the satisfaction of, or waiver by the Company, at or prior to the Closing of the following additional conditions:

                           (a) Representations and Warranties. Each of the
representations and warranties of the Parent and the Merger Sub set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty, or any portion of a representation or warranty, that is qualified as to materiality or Material Adverse Effect, which representations and warranties (or such portions thereof) shall be true and correct in all respects), as if such representations or warranties were made as of the Effective Time, except (i) to the extent given as of a certain date and
(ii) for changes specifically permitted by this Agreement, and the Company shall have received a certificate of the chief executive officer and the chief financial officer of the Parent to such effect.

                           (b) Performance of Obligations of the Parent. The
Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of the chief financial officer and one other executive officer of the Parent to such effect.

                           (c) Retention Plan and Bonus Pool. The Parent shall
have taken all action necessary to ensure that the Retention Plan and the Bonus Pool shall be in full force and effect following the Effective Time.

                  6.3 Additional Conditions to Obligations of the Parent and the Merger Sub. The obligations of the Parent and the Merger Sub to effect the Merger are subject to the satisfaction of, or waiver by the Parent, at or prior to the Closing of the following additional conditions:

                           (a) Representations and Warranties. Each of the
representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (other than any representation or warranty, or any portion of a representation or warranty, that is qualified as to materiality or Material Adverse Effect, which representations and warranties (or such portions thereof) shall be true and correct in all respects), as if such representations or warranties were made as of the Effective Time, except
(i) to the extent given as of a certain date and (ii) for changes specifically permitted by this Agreement, and the Parent shall have received a certificate of the co-chief executive officers and the chief financial officer of the Company to such effect.

                           (b) Performance of Obligations of Company. The
Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Parent shall have received a certificate of the chief executive officer and the chief financial officer of the Company to such effect.

                           (c) No Material Adverse Effect. Since the date of
this Agreement, there shall not have occurred any event or circumstance that shall have caused, or would be reasonably likely to cause, a Material Adverse Effect with respect to the Company.

                           (d) Revenue Run-Rate. The Closing Revenue Run-Rate
shall not be less than 85% of the Base Revenue Run-Rate.

                           (e) Employment Agreements. The Employment Agreements,
between OppenheimerFunds, Inc. and the individuals listed on Schedule 6.3(e) of the Parent Disclosure Schedule (the "Key Employees") shall be in full force and effect, the Parent shall not be aware of any basis that would reasonably be expected to cause any of such agreements to no longer be in full force and effect, and none of the Key Employees shall have died, become incapacitated or otherwise not be in a position to perform his or her obligations thereunder.

                           (f) Dissenters. The Dissenting Shares shall
constitute not more than ten percent (10%) of the Company Common Stock outstanding immediately prior to the Effective Time.

                           (g) Retention Plan and Bonus Pool. The Retention Plan
and the Bonus Pool shall have been adopted by the Company and shall be in full force and effect.

                                   Article VII

                                   TERMINATION

                  7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (except as provided below), notwithstanding any approval of this Agreement by the Required Company Vote:

                           (a) By mutual written consent of the Parent and the
Company, by action of their respective Boards of Directors;

                           (b) By either the Company or the Parent, by written
notice to the other party if the Merger has not been consummated as of December 31, 2001 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the Termination Date;

                           (c) By either the Company or the Parent, if there
shall be any law or regulation that materially restricts the consummation of the Merger or makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining the Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable; provided that the terminating party has fulfilled its obligations under Section 5.11(b);

                           (d) By the Parent, if (i) the Board of Directors of
the Company shall have (A) failed to recommend, (B) failed to reconfirm its recommendation of this Agreement within three Business Days after a written request by the Parent to do so, (C) withdrawn or modified or changed, in a manner adverse to the Parent, its approval or

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
recommendation of this Agreement or the Merger, whether or not permitted by the terms hereof, (D) failed to call a meeting of the Company stockholders for the purpose of obtaining the Required Company Vote with respect to the transactions contemplated by this Agreement, or (E) recommended an Acquisition Proposal, (ii) the Required Company Vote shall not have been obtained on or prior to December 30, 2001, or (iii) a tender offer or exchange offer for 15% or more of the outstanding Company Common Stock is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of the Company within the time period required pursuant to Rule 14e-2 of the Exchange Act (or the Board of Directors of the Company shall resolve or fail to resolve, as applicable, to do any of the foregoing);

                           (e) By the Parent, if the condition set forth in
Section 6.3(e) shall have become incapable of fulfillment, and shall not have been waived by the Parent;

                           (f) By either the Company or the Parent, if there
shall have been a breach by the other party of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Article VI and in such case such breach shall be incapable of being cured, or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(f) shall not be available to the Company or the Parent, if such party, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement; or

                           (g) By the Company, at any time that the Company is
not in material breach of Section 5.3 and prior to the time at which the Required Company Vote shall have been obtained if (i) after receiving a bona fide Superior Proposal, the Board of Directors of the Company determines, in good faith and after consulting with, and based upon the advice of, outside legal counsel, that taking such action is required to comply with its fiduciary duties to the Company's stockholders under Applicable Law, (ii) the Board of Directors of the Company notifies the Parent and Merger Sub in writing that it intends to enter into such agreement, attaching the most current version of such agreement to such notice, (iii) during the five Business Days following receipt of the Company's written notification of its intention, (A) the Company shall have negotiated with, and shall have caused its financial and legal advisors to have negotiated with, the Parent to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein, and (B) the Board of Directors of the Company shall have determined, after considering the results of such negotiations and any revised proposals made by the Parent, that any Superior Proposal giving rise to the Company's notice continues to be a Superior Proposal, (iv) simultaneously with such termination the Company pays to the Parent in immediately available funds the Termination Fee and Expenses described in Section 7.3, and (v) such termination (A) is within two Business Days after the termination of the five-Business Day period referred to in clause (iii) above and (B) takes place prior to receipt of the Required Company Vote. The Company agrees that it will not enter into a binding agreement or consummate the transaction constituting a Superior Proposal referred to in clause (iii) above until at least the sixth Business Day after it has provided the notice to the Parent required thereby.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d),
(e), (f) or (g) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.4, specifying the provision hereof pursuant to which such termination is effected.

                  7.2 Effect of Termination. If this Agreement is terminated pursuant to Section 7.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except (i) as set forth in Section 7.3, (ii) that the agreements contained in this Section 7.2, in Section 5.11(d), and in the Confidentiality Agreement (other than the provisions of paragraphs 7 and 9 therein, which paragraphs, the parties thereto hereby agree, shall be of no further force and effect upon termination of this Agreement) shall survive the termination hereof and (iii) no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of this Agreement.

                  7.3 Payment by the Company.

                           (a) In the event that (i) this Agreement is
terminated by the Parent pursuant to Section 7.1(d) or Section 7.1(e) (other than pursuant to Section 7.1(e), by reason of death of any of the individuals referred to in Section 6.3(e) or by the Company pursuant to Section 7.1(g), or
(ii) if within 18 months of the termination of this Agreement by the Company pursuant to Section 7.1(b) any Acquisition Proposal by a third party is entered into, agreed to or consummated by the Company, then, in any such event, the Company shall pay the Parent a fee of $5,800,000 (the "Termination Fee") (which amount shall be payable by wire transfer in immediately available funds to an account designated by the Parent) on the date of such termination, in the case of clause (i), or the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated in the case of clause (ii).

                           (b) In the event that the Parent terminates this
Agreement pursuant to Section 7.1(f), then the Company shall pay in same-day funds to the Parent, within two-Business Days after demand is made by the Parent, the Parent's Expenses. No such payment to the Parent will be deemed to affect or limit any claims that the Parent may have under Applicable Law in respect of such termination.

                           (c) The Company acknowledges that the agreements
contained in this Section 7.3 are critical provisions of the transactions contemplated hereby and that without these agreements the Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to pay promptly the Termination Fee due pursuant to this Section 7.3(a) and, in order to obtain such payment, the Parent or Merger Sub commences litigation which results in a judgement against the Company for the Termination Fee, the Company shall pay to the Parent its costs and expenses (including attorneys' fees) in connection with such litigation, together with interest on the amount of the Termination Fee at the prime rate of Citibank, N.A., in effect on the date and from the date such amounts were originally required to have been paid.

                                  Article VIII

                               GENERAL PROVISIONS

                  8.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except as otherwise contemplated by the Retention Plan and for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time. Nothing in this Section 8.1 shall relieve any party for any breach of any representation, warranty, covenant or other agreement in this Agreement occurring prior to termination.

                  8.2 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and the Merger Sub, but, after any such approval, no amendment shall be made which by Applicable Law or in accordance with the rules of any relevant stock exchange requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  8.3 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                  8.4 Notices. All notices and other communications hereunder shall be in writing (including telecopy or other similar writing) and shall be deemed duly given (a) on the date of delivery if delivered personally, or by telecopy or telefacsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, (c) on the tenth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (d) if given by any other means, when received at the address specified in this Section 8.4, except, in each case, for a notice of a change of address, which shall be effective only upon receipt thereof. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                           (a)      If to the Parent or the Merger Sub, to

                                    Oppenheimer Acquisition Corp.
                                    Attn: President
                                    Two World Trade Center
                                    New York, New York 10048-0203
                                    Facsimile: (212) 323-0280
                                    Telephone: (212) 323-0200

                                    with copies to

                                    Oppenheimer Acquisition Corp.
                                    Attn: General Counsel
                                    Two World Trade Center
                                    New York, New York 10048-0203
                                    Facsimile: (212) 321-1159
                                    Telephone: (212) 323-0200

                                    Howard Chatzinoff, Esq.
                                    Jeffrey E. Tabak, Esq.
                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York 10153-0119
                                    Facsimile: (212) 310-8007
                                    Telephone: (212) 310-8000

                           (b)      If to the Company to

                                    Tremont Advisers, Inc.
                                    Attn: President
                                    555 Theodore Fremd Avenue, Suite 206C
                                    Rye, New York 10580
                                    Facsimile: (914) 921-3499
                                    Telephone: (914) 925-1140

                                    with a copy to

                                    Ralph Arditi, Esq.
                                    Russell G. D'Oench, Esq.
                                    Skadden, Arps, Slate, Meagher & Flom LLP
                                    Four Times Square
                                    New York, New York 10036-6522
                                    Facsimile: (212) 735-2000
                                    Telephone: (212) 735-3000

                  8.5 Interpretation. When a reference is made in this Agreement to Sections, Annexes or Schedules, such reference shall be to a Section of or Annex or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The inclusion of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule in connection with any representation, warranty, covenant or agreement that is qualified as to materiality or "Material Adverse Effect" shall not be an admission by the party delivering such disclosure schedule that such matter is material or would reasonably be expected to have a Material Adverse Effect.

                  8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when each party shall have received counterparts hereof signed by all other parties hereto, it being understood that the parties need not sign the same counterpart.

                  8.7 Entire Agreement; Third Party Beneficiaries.

                           (a) This Agreement together with the Company
Disclosure Schedule, the Parent Disclosure Schedule and Annexes hereto, the Consent and Voting Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                           (b) This Agreement shall be binding upon and inure
solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.9 (which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons).

                  8.8 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

                  8.9 VENUE. EACH PARTY (a) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF ANY FEDERAL COURT OR NEW YORK STATE COURT LOCATED IN THE STATE AND CITY OF NEW YORK IN THE EVENT ANY DISPUTE ARISES UNDER OR RELATES TO THIS AGREEMENT OR THE TRANSACTION CONTEMPLATED HEREIN, (b) AGREES IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, INCLUDING, WITHOUT LIMITATION, A MOTION TO DISMISS ON THE GROUNDS OF FORUM NON CONVENIENS AND (c) AGREES THAT IT WILL

NOT BRING ANY ACTION ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN IN ANY COURT OTHER THAN A FEDERAL COURT OR NEW YORK STATE COURT SITTING IN THE STATE AND CITY OF NEW YORK.

                  8.10 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) IT MAKES THIS WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.

                  8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Applicable Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  8.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Applicable Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly owned Subsidiary of the Parent without the consent of the Company, upon which all references in this Agreement to Merger Sub shall thereafter be deemed to be references to such assignee for all purposes under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  8.13 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Applicable Law or in equity.

                  8.14 Other Agreements. The parties hereto acknowledge and agree that, except as otherwise expressly set forth in this Agreement, the rights and obligations of the Company and the Parent under any other agreement between the parties shall not be affected by any provision of this Agreement.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]

                  IN WITNESS WHEREOF, the Parent, the Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    OPPENHEIMER ACQUISITION CORP.


                                    By:
                                          --------------------------------------
                                          Name:     Jeremy Griffiths
                                          Title:    Chief Financial Officer and
                                                    Treasurer


                                    JOSHUA ACQUISITION CORP.


                                    By:
                                          --------------------------------------
                                          Name:     Jeremy Griffiths
                                          Title:    Vice President and Treasurer


                                    TREMONT ADVISERS, INC.


                                    By:
                                          --------------------------------------
                                          Name:     Robert I. Schulman
                                          Title:    President and Co-Chief
                                                    Executive Officer

                                   APPENDIX B

                    OPINION OF PUTNAM LOVELL SECURITIES INC.

                      [Putnam Lovell Securities Letterhead]

Board of Directors                                                 July 10, 2001
Tremont Advisers, Inc.
555 Theodore Fremd Avenue
Rye, NY  10580                                                      CONFIDENTIAL

Ladies and Gentlemen:

We understand that Tremont Advisers, Inc., a Delaware corporation (the "Company"), and Oppenheimer Acquisition Corp. ("OAC"), a Delaware corporation, have entered into an Agreement and Plan of Merger dated as of July 10, 2001 (the "Merger Agreement"), pursuant to which, among other things, the Company will be merged with and into a wholly-owned subsidiary of OAC (the "Merger") and each issued and outstanding share of the Class A Common Stock of the Company, $.01 par value per share, and Class B Common Stock of the Company, $.01 par value per share (together the "Company Common Stock") will be converted into the right to receive cash in the amount of $19.00 (the "Merger Consideration"). In addition, each option to acquire shares of Company Common Stock (a "Company Stock Option") shall be cancelled in exchange for a single lump sum cash payment equal to the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option. In certain circumstances, the Merger Consideration is subject to adjustment as provided in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be paid by OAC in the Merger is fair, from a financial point of view, to the shareholders of the Company.

In connection with rendering our opinion, we have, among other things:

(i) reviewed certain publicly available historical audited and unaudited financial statements and other information regarding the Company;

(ii)     reviewed the financial terms and conditions of the Merger Agreement;

(iii) reviewed and discussed with management of the Company certain information of a business and financial nature furnished to us by the Company including financial


The Park Avenue Tower, 65 East 55th Street, New York, NY 10022

[PUTNAM LOVELL LOGO]


Board of Directors of Tremont Advisers, Inc.                       July 10, 2001


         analyses and projections of the Company and its subsidiaries prepared by the management of the Company;

(iv) reviewed certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock;

(v) compared the financial performance of the Company with certain other companies in the investment management industry that we deemed to be relevant;

(vi) considered the financial terms of selected recent business combinations of companies that we deemed to be comparable, in whole or in part, to the Merger;

(vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with the Company's counsel; and

(viii) performed such other analyses and examinations as we deemed appropriate.

In preparing our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of the financial and other information supplied or otherwise made available to us from public sources or by the Company and have not independently verified such information. We have neither obtained nor performed any independent valuation or appraisal of the assets or liabilities of the Company. With respect to the financial projections and forecasts of the Company provided to us by the Company, we have assumed that such financial projections and forecasts have been reasonably prepared and reflect the best currently available estimates and good faith judgments of the senior management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information and agreements (or drafts thereof) made available to us as of, the date hereof.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee from the Company for our services, a significant portion of which is contingent upon the consummation of the Merger. Putnam Lovell Securities Inc. provides a full range of financial advisory and securities

[PUTNAM LOVELL LOGO]

Board of Directors of Tremont Advisers, Inc.                       July 10, 2001


services and, in the normal course of trading activities, may from time to time effect transactions in securities of the Company for the account of customers.

Based upon the foregoing and in reliance thereon, it is our opinion on the date hereof that the Merger Consideration to be received by the shareholders of the Company pursuant to the Merger is fair to such shareholders, from a financial point of view, as of the date hereof.

This opinion is directed to the Board of Directors of the Company in its consideration of the Merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. Further, this opinion does not address the relative merits of the Merger to any alternatives to the Merger, the Company's decision to proceed or effect the Merger, or any other aspect of the Merger. This opinion may not be used or referred to by the Company, or quoted or disclosed to any person in any manner, without our prior written consent, which consent is hereby given to the inclusion of this opinion in a proxy statement filed with the Securities and Exchange Commission in connection with the Merger. In furnishing this opinion, we do not admit that we are experts within the meaning of the term "experts" as used in the Securities Act and the rules and regulations promulgated thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act.

Very truly yours,




PUTNAM LOVELL SECURITIES INC.

                                   APPENDIX C

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

8 Del. C. Section 262. Appraisal rights.

    (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to 8 Del. C. Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

    (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to 8 Del. C. Section 251 (other than a merger effected pursuant to 8 Del. C. Section 251 (g) of this title), 8 Del. C. Section 252,
  8 Del. C. Section 254, Section 8 Del. C. Section 257, 8 Del. C. Section 258,
  8 Del. C. Section 263 or 8 Del. C. Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
  (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of 8 Del. C. Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to 8 Del. C. Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

        a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof,

        b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

        c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

        d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

    (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

    (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to 8 Del. C.
  Section 228 or 8 Del. C. Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

    (e) Within 120 days after the effective date of the merger or consolidation the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stock holder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

    (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

    (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

    (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to


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  the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

    (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

    (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

    (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

    (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been


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  converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

  (68 Del. Laws, c. 337, Sections 3, 4; 69 Del. Laws, c. 61, Section 10; 69 Del. Laws, c. 262, Sections 1-9; 70 Del. Laws, c. 79,
  Section 16; 70 Del. Laws, c. 186, Section 1; 70 Del. Laws, c.
  299, Sections 2, 3; 70 Del. Laws, c. 349, Section 22; 71 Del. Laws, c. 120, Section 15; 71 Del. Laws, c. 339, Sections 49-52.)


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